    As filed with the Securities and Exchange Commission on JANUARY 20, 1998
                                                      Registration No. 333-40083



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------
\
                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                        BRIGHTON TECHNOLOGIES CORPORATION
                 (Name of Small Business Issuer in Its Charter)

            DELAWARE                           7373                        87-0460452
(State or Other Jurisdiction of      (Primary Standard Industrial        (I.R.S. Employer
 Incorporation or Organization)      Classification Code Number)       Identification Number)

                                  6 PEARL COURT
                           ALLENDALE, NEW JERSEY 07401
                                 (201) 818-2889
          (Address and Telephone Number of Principal Executive Offices)

                               KIT KUNG, CHAIRMAN
                        BRIGHTON TECHNOLOGIES CORPORATION
                                  6 PEARL COURT
                           ALLENDALE, NEW JERSEY 07401
                                 (201) 818-2889
           (Name, Address, and Telephone Number of Agent For Service)

                               -------------------

                        Copies of all communications to:

       DAVID L. FICKSMAN, ESQ.                      ALAN I. ANNEX, ESQ.
           LOEB & LOEB LLP                        ROBERT S. MATLIN, ESQ.
 1000 WILSHIRE BOULEVARD, SUITE 1800            CAMHY KARLINSKY & STEIN LLP
    LOS ANGELES, CALIFORNIA 90017                1740 BROADWAY, 16TH FLOOR
      TELEPHONE: (213) 688-3400                NEW YORK, NEW YORK 10019-4315
      FACSIMILE: (213) 688-3460                  TELEPHONE: (212) 977-6600
                                                 FACSIMILE: (212) 977-8389

                           ---------------------------

Approximate Date of Proposed Sale to the Public: As soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                             Proposed         Proposed
                                                              Maximum          Maximum       Amount of
        Titles of Each Class of           Amount to be    Offering Price      Aggregate    Registration
      Securities to be Registered          Registered           Per           Offering         Fee
                                                            Security(2)       Price(2)
--------------------------------------------------------------------------------------------------------
Units, each consisting of one share of
Common Stock, $.001 par value, and one
Redeemable Warrant to purchase one
share of Common Stock(1) .................  1,150,000         $ 7.00         $ 8,050,000      $2,374.75
--------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per
share, issuable upon exercise of
Redeemable Warrants(4) ...................  1,150,000         $10.50         $12,075,000      $3,562.13
--------------------------------------------------------------------------------------------------------
Representative's Warrants ................    100,000         $.0001         $     10.00             (3)
--------------------------------------------------------------------------------------------------------
Units issuable upon exercise of the
Representative's Warrants(5) .............    100,000         $ 8.40         $   840,000      $  247.80
--------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per
share, underlying the Redeemable
Warrants included in the
Representative's Warrants ................    100,000         $ 8.40         $   840,000      $  247.80
--------------------------------------------------------------------------------------------------------
Total                                                                                         $6,432.48*
========================================================================================================

                                             *$5,246.27 has been previously paid

(1) Based on the offering of 1,000,000 Units and 150,000 Units pursuant to the over-allotment.


(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended ("Securities Act").

(3) No Fee is required pursuant to Rule 457(g) under the Securities Act.

(4) Issuable upon the exercise of Redeemable Warrants to be offered to the public. Pursuant to Rule 416 under the Securities Act, this Registration Statement covers any additional shares of Common Stock which may become issuable by virtue of the anti-dilution provisions of new Redeemable Warrants.

(5) These Units are identical to the Units offered to the public. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers any additional Units which may become issuable by virtue of the anti-dilution provisions of the Representative's Warrants.

(6) Issuable upon the exercise of the Redeemable Warrants included in the Representative's Warrants. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers any additional shares of Common Stock which may become issuable by virtue of the anti-dilution provision of the Redeemable Warrants.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ("COMMISSION"), ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS
               SUBJECT TO COMPLETION, DATED _______________, 1998

                                 1,000,000 UNITS
                    [LOGO] BRIGHTON TECHNOLOGIES CORPORATION
                EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK
                AND ONE REDEEMABLE COMMON STOCK PURCHASE WARRANT

         Brighton Technologies Corporation (the "Company") is hereby offering (the "Offering") 1,000,000 units (the "Units"), each Unit consisting of one share of common stock (the "Common Stock"), $.001 par value per share, and one redeemable Common Stock purchase warrant (the "Warrants"). The Units, the Common Stock and the Warrants are sometimes referred to as the "Securities." The Common Stock and the Warrants included in the Units may not be separately traded until _______________, 1998, unless earlier separated upon three days' prior written notice from National Securities Corporation (the "Representative") to the Company at the sole discretion of the Representative. Each Warrant entitles the holder thereof to purchase one share of Common Stock (a "Warrant Share") at an exercise price of 150% of the offering price per Unit at any time commencing _______________, 1999 until _______________, 2003, unless earlier redeemed. The
Warrants are subject to redemption by the Company at a price of $0.10 per Warrant at any time commencing _______________, 1999, on thirty days prior written notice, provided that the closing price per share of the Common Stock has equaled or exceeded $_______________ (150% of the offer price) for twenty consecutive trading days within the thirty-day period immediately preceding such notice. See "DESCRIPTION OF SECURITIES" and "UNDERWRITING."

         It is currently estimated that the initial public offering price per Unit will be between $5.50 and $7.00. The Company has applied to have the Units quoted on the Nasdaq SmallCap Market under the symbol "BRTU." The Common Stock is presently quoted on the OTC Electronic Bulletin Board under the symbol "BRTK." The Company has also applied to have its Common Stock quoted on the Nasdaq SmallCap Market under the Symbol "BRTK". See "UNDERWRITING" for a discussion of the factors to be considered in determining the initial public offering price of the Units. On __________, 1998, the closing bid price of the Common Stock, as reported on the OTC Electronic Bulletin Board, was $________ per share. See "MARKET PRICE FOR THE COMMON STOCK" and "DIVIDEND POLICY."

                                   ----------

      THE SECURITIES OFFERED HEREBY INVOLVE SUBSTANTIAL RISK AND IMMEDIATE
       SUBSTANTIAL DILUTION. SEE "RISK FACTORS" BEGINNING ON PAGE [ ] AND
                       "DILUTION" BEGINNING ON PAGE [ ].

                                   ----------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
            OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

================================================================================

                                               Underwriting
                                               Discounts and        Proceeds to
                     Price to Public          Commissions(1)        Company(2)
--------------------------------------------------------------------------------
Per Unit ..........         $                        $                   $
--------------------------------------------------------------------------------
Total (3) .........         $                        $                   $
================================================================================

(1) Does not include additional compensation to be received by the Representative as representative of the several underwriters (the "Underwriters") consisting of a non-accountable expense allowance equal to 3% of the total price to the public. In addition, the Company has agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act. See "UNDERWRITING."

(2) Before deducting expenses of the Offering payable by the Company estimated at $______, excluding the Representative's non-accountable expense allowance.


(3) The Underwriters have been granted an option, expiring 45 days from the date of this Prospectus, to purchase up to 150,000 additional Units from the Company, solely to cover over-allotments, if any. If the over-allotment option is exercised in full, the Total Price to the Public, Underwriting Discounts and Commissions and proceeds the Company will be $__________, $__________ and $__________, respectively, See "UNDERWRITING."

The Securities are being offered by the Underwriters named herein on a firm commitment basis subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval to certain legal matters by their counsel and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part. It is expected that delivery of certificates representing the Units will be made at the offices of National Securities in Seattle, Washington on or about __________, 1998.

                         NATIONAL SECURITIES CORPORATION



                 The date of this Prospectus is __________, 1998

                                    [PHOTOS]

                  The Company is currently a computer network
             integrator and a distributor of industrial equipment.


  The Company formed a joint venture to develop, design, install and maintain a nationwide computerized multi-market securities quotation and trading network in China.


The Company is not currently a reporting company under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The Company intends to furnish its stockholders with annual reports containing audited financial statements and interim reports as it deems appropriate. The Company's year end is December 31. In addition, as of the date of this Prospectus, the Company will be subject to the information requirements of the Exchange Act, and in accordance therewith, will file reports, proxy statements and other information with the Commission.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS, ON THE NASDAQ SMALLCAP MARKET OR OTHERWISE, WHICH STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE UNITS. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR AND PURCHASE SHARES OF UNITS IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY



The following summary does not purport to be complete and is qualified in its entirety by the more detailed information and financial statements and the related notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus (i) assumes that the Underwriters' over-allotment option will not be exercised, (ii) gives retroactive effect to a reverse stock split of 1 for 3 as a result of which the 10,450,820 outstanding Common Stock of the Company as of October 17, 1997 were converted into 3,483,666 shares of Common Stock, and (iii) gives effect to a reverse stock split of 1 for 3 authorized and approved by the Company's Board of Directors and stockholders on January 13, 1998, which will go into effect on January 26, 1998. This Prospectus contains certain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed in such forward-looking statements. Factors that might cause a difference include, but are not limited to, those discussed in "Risk Factors."


                                   THE COMPANY

         The Company is currently a computer network integrator and a distributor of industrial equipment. The Company is also developing an on-line securities trading network for the Securities Trading Automated Quotations System (the "STAQ Exchange"), which the Company expects to be operational in the third quarter 1998. The Company provides such services and equipment primarily to customers in the People's Republic of China ("PRC" or "China"), as well as other Pacific Basin countries. The Company believes that it has a strong reputation as an independent full service provider of computer network integration services and as a distributor of industrial equipment in China. This belief is based on several factors, including, the Company's Chairman, President, Chief Executive Officer and principal stockholder, Kit Kung's experience in the business of designing and installing computer networks and importing industrial equipment into China since 1980. Building on Mr. Kung's business experience in China, the Company formed a joint venture with a company controlled by the STAQ Exchange, one of four national stock exchanges in China, to develop, design, install and maintain a nationwide computerized multi-market securities quotation and trading network in China. (Hereinafter, reference to the Company shall include its subsidiaries unless the context otherwise requires).


         The Company intends to maintain its focus on the Chinese market place and its business strategy is focused as follows:

         o Emphasis on network integration in the banking and finance industries
         o Commercialization of the on-line securities trading network
         o Expansion of the industrial equipment distribution business to meet customer demand



Banking and Finance Oriented Information Technology. As the Chinese economy continues to grow and the standard of living increases in China, the Company believes that there will be an increased demand for consumer oriented financial services such as automated teller machines ("ATMs") and retail outlets that accept credit card transactions. The Company's strategy has been to meet this increasing demand in the Chinese marketplace by installing wireless telecommunications networks suitable for high volume transactions that require instant responses, such as ATM transactions, credit card verifications, clearance and settlements. The Company currently has contracts with the Industrial and Commercial Bank of China ("ICBC"), the largest retail bank in China, to design and install wireless telecommunication networks for ATM linkage and clearance and settlements for eight of its bank branches. The Company believes that as market demand for ATMs and retail outlets that accept credit card transactions increases, it will be able to secure additional contracts in this area.

Securities Quotation and Trading Network. The Company is the owner of a 90% interest in Beijing Brighton Staq Electronic System Company Limited ("Brighton-STAQ"), a PRC registered Sino-Hong Kong joint venture. The remaining 10% interest is owned by a company controlled by the STAQ Exchange, one of four national securities exchanges in China, located in Beijing. The purpose of Brighton-STAQ is to develop, design, install and maintain a nationwide computerized multi-market securities quotation and trading network, similar to the National Association of Securities Dealers Automated Quotation System ("NASDAQ") in the U.S., for trading of stocks listed on the Shanghai, Shenzhen and STAQ Exchange (the "STAQ On-line Network"). The Company's initial plans are to offer the STAQ On-line Network to the 550 stock brokerages (operating 2,200 offices) that are members of the STAQ Exchange in the cities of Beijing, Chongqing, Guangzhou, Shanghai, Shenzhen and Wuhan, with plans to eventually market the STAQ On-line Network to all 2,800 stock brokerages (operating over 10,000 offices) in China. The Company expects to initially charge an installation fee of $6,000 and a monthly maintenance fee of $1,000 for each terminal installed at the stock brokerages. The STAQ On-line Network project is currently in the testing phase. The Company expects to commence commercial operations of the STAQ On-line Network in the third quarter of 1998.

Industrial Equipment Distribution. Industrial equipment distribution accounts for a substantial portion of the current revenues and operating income of the Company. The types of industrial equipment which the Company has been marketing in China include machine tools, such as machine center and grinder measurement devices, and heavy machinery, such as gantry mills, pressing machine production lines and dyes transfer automation systems. The Company is the exclusive distributor for Milltronics Manufacturing Company (a U.S. company), ALO Teknik AB (a Swedish company), Royal Master Grinders, Inc. (a U.S. company) and K.O. Lee Company (a U.S. company) for the sale of their industrial equipment in China. In addition to representing these manufacturers, the Company has adopted the strategy of increasing sales by searching for industrial equipment from manufacturers worldwide that meet both the customer's technical specifications and budget. The Company will continue its past practice of gradually increasing the size of its sales team to meet customer demand for industrial equipment.



CORPORATE STRUCTURE

         The Company conducts its business through two principal subsidiaries:
The Brighton Industries Corporation, a Delaware corporation ("BIC"), and Brighton Electronics Corporation Limited, the Company's Hong Kong registered subsidiary ("BECL"). BIC acts as distributor of third-party manufactured industrial equipment to customers in Pacific Basin countries, with primary distribution to customers in China. BECL is an investment and holding company for Asian-based investments focusing on data transfer networks and industrial equipment related ventures in the Pacific Basin region. BECL holds investments in five second-tier subsidiaries, four of which are companies organized under the laws of Hong Kong and one of which is a Chinese joint venture company.

         The Company's executive offices are located at 6 Pearl Court, Allendale, New Jersey 07401, and its telephone number is (201) 818-2889.

                                  THE OFFERING


Securities Offered by the Company ..     1,000,000 Units, each Unit consisting of
                                         one share of Common Stock and one Warrant.

Warrants ...........................     Each Warrant will entitle the holder thereof
                                         to purchase one share of Common Stock.
                                         The Warrants are exercisable commencing
                                         _______________, 1999, unless earlier
                                         redeemed, for one share of Common Stock
                                         each, at an exercise price of 150% of the
                                         offering price per Unit in the Offering. The
                                         Warrants may not be separately traded until
                                         _______________, 1999, unless earlier
                                         separated upon three days prior written
                                         notice by the Representative to the Company
                                         at the discretion of the Representative. The
                                         Warrants are redeemable by the Company at
                                         $0.10 per Warrant at any time commencing
                                         _______________, 1999, on thirty days
                                         prior written notice, provided that the
                                         closing sale price per share for the Common
                                         Stock has equaled or exceeded $__________
                                         (150% of the offer price) for twenty
                                         consecutive trading days within the thirty-
                                         day period immediately preceding such
                                         notice.  See "DESCRIPTION OF
                                         SECURITIES."

Offering Price .....................     $____ per Unit

Common Stock Outstanding:

   Prior to the Offering ...........     1,165,111 shares

   After the Offering(1) ...........     2,165,111 shares

----------
(1) Does not include: (i) 1,000,000 shares of Common Stock issuable upon exercise of the Warrants; (ii) 100,000 shares of Common Stock issuable upon the exercise of the Representative's Warrants; or (iii) up to 150,000 shares of Common Stock issuable upon exercise of the Underwriters' Over-Allotment Option.

Use of Proceeds ....................     To complete the investment required to
                                         commercialize the STAQ On-line Network
                                         project and for general working capital.  See
                                         "USE OF PROCEEDS."

Risk Factors .......................     The Offering involves a substantial degree
                                         of risk, including the entry of the Company
                                         into a new business in China, discretionary
                                         use of proceeds, general risks associated
                                         with operating in China, possible regulatory
                                         constraints and possible need for additional
                                         financing.  See "RISK FACTORS."

NASDAQ SmallCap Market Symbols .....     Common Stock .................. "BRTK"
                                         Units ......................... "BRTU"

                          SUMMARY FINANCIAL INFORMATION


         The following table sets forth (i) for the periods indicated and at the dates indicated, historical summary financial information of the Company and
(ii) adjusted historical balance sheet information of the Company as of September 30, 1997. The historical information contained in the table as of December 31, 1996 and for the years ended December 31, 1995 and 1996 has been derived from audited financial statements, and is qualified in its entirety by, and should be read in connection with, "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION," the audited financial statements (and notes thereto) and other financial and statistical information of the Company appearing elsewhere in this Prospectus. The historical statements of operations and balance sheet data as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997, have been derived from unaudited financial statements. The financial statements as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 are unaudited; however in the opinion of management all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial statements for interim periods have been made. The results of interim periods are not necessarily indicative of the results to be obtained in a full fiscal year. The accompanying historical as adjusted unaudited balance sheet data is adjusted to give effect to the Offering as if it had occurred on September 30, 1997. The following data gives retroactive effect to the 1 for 3 reverse stock split which was effective on November 11, 1996, the 1 for 3 reverse stock split effective October 17, 1997 and the 1 for 3 reverse stock split authorized and approved by the Company's Board of Directors and stockholders on January 13, 1998, which will go into effect on January 26, 1998. All share and per share data have been restated for all periods presented to reflect these splits.

                                             Years Ended                       Nine Months Ended
                                             December 31,                       September 30,
                                    -----------------------------       -----------------------------
                                      1995(1)            1996               1996             1997
                                    -----------       -----------       -----------       -----------
STATEMENT OF
  OPERATIONS
  DATA:
Revenues                            $ 8,370,537       $ 8,006,260       $ 6,796,972       $ 5,913,330
Gross profit                          2,205,336         2,220,753         1,802,817         1,856,123
Operating income (loss)                 557,320           465,724           238,056          (257,562)
Income (loss) before
  income taxes and
  minority interests                    560,644           514,750           287,014          (206,306)
Net income (loss)                       172,347           198,524           145,351          (108,024)
Net income (loss) per
  common share:
    Primary and fully diluted               .17               .19               .14              (.09)
Weighted average
  number of common
  shares and common share
  equivalents outstanding:
    Primary                           1,008,333         1,033,965         1,008,333         1,157,289
    Fully diluted                     1,008,333         1,046,891         1,022,223         1,199,838


(1) As restated (see "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION-OVERVIEW").

                                                             September 30, 1997
                                                       ----------------------------------
                                     December 31,                           Historical
                                       1996             Historical         As Adjusted(2)
                                   ------------        ------------        ------------
BALANCE SHEET
  DATA:
Working capital (deficiency)       ($   879,481)       ($ 1,203,728)       $  3,763,620
Fixed assets, net                     1,536,458           1,720,352           1,720,352
Total assets                         10,187,068           8,577,178          13,307,433
Total liabilities                     9,602,032           7,738,446           7,631,201
Stockholders' equity                    585,036             838,732           5,676,232


(2) Gives effect to the sale of 1,000,000 Units offered hereby at an assumed price of $6.25 per Unit, reduced by $1,412,500 of costs attributable to the Offering.

                                  RISK FACTORS


         An investment in the securities offered hereby involves a substantial degree of risk. Prospective investors, prior to making an investment decision, should carefully consider the following risk factors. This Prospectus contains, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Reference is made in particular to the description of the Company's plans and objectives for future operations, assumptions underlying such plans and objectives and other forward-looking statements included in "PROSPECTUS SUMMARY," "USE OF PROCEEDS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS" and "BUSINESS" in this Prospectus. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Factors which could cause such results to differ materially from those described in such forward-looking statements include, but are not limited to, those set forth in the risk factors below.

         OPERATIONS IN CHINA. The Company conducts substantially all its marketing and sales, and provides its services to, end-users in China. The Company expects to continue to focus its efforts on the Chinese market. As such, there are risks involved with the conduct of the Company's business in China, including the following:

         Internal Political Risks. During the past fifteen years, the Chinese Government has implemented a program of reform, and is expected to continue to open its economic and political systems. Such reforms have resulted in significant economic growth and social progress. Many of the reforms are unprecedented or experimental and are expected to be refined and improved upon. Other political, economic and social factors may also lead to further readjustment of the reform measures. This refinement and readjustment process may not have a positive effect on the operations of the Company. The Company's results at times may also be adversely affected by changes in China's political, economic and social conditions, and/or by changes in the policies of the Chinese Government, such as changes in laws and regulations (or the interpretation thereof), including those with respect to trade with the United States, Sino-foreign joint ventures, the introduction of measures to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittances abroad and others.

         Over the past years, there has been an increasing focus on attracting foreign investment into China. There can be no assurance that the Chinese Government will continue with the policy of encouraging foreign investment in the Company's businesses, nor that the maximum levels of foreign percentage holding allowed for joint ventures will be continued.


         Government Control Over the Economy and Inflation. The economy of China differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development ("OECD") in such respects as structure, government involvement, level of development, growth rate, capital reinvestment, allocation of resources, self-sufficiency, rate of inflation and balance of payments position, among others. For almost 40 years, the economy of China has been primarily a planned economy subject to one-, five- and 10-year State Plans. Pursuant to such State Plans, various Central Government agencies with jurisdiction over different industries and local Governments at various levels formulate and implement more specific plans applicable to their respective industries and localities. Although the majority of productive assets in China are still owned by the Chinese Government, which relies on state-owned enterprises for a substantial portion of its revenue, in recent years the portion of the Chinese economy subject to State Plans has been diminishing. Nevertheless, at times, the economic reform measures adopted by the Chinese Government may be inconsistent or ineffectual and, therefore, the Company may not be able at times to capitalize on such reforms.

         The Chinese economy has experienced significant growth in the past five years, but such growth has been uneven both geographically and among various sectors of the economy. Economic growth has also been accompanied by rising inflation. The Chinese Government has implemented policies from time-to-time to restrain the rate of such economic growth and control inflation in order to achieve coordinated economic development. In July 1993, the Central Government adopted a number of measures to strengthen "macroeconomic control" of the economy, including increasing interest rates on bank loans and deposits, and postponing certain planned price reforms. Despite some successes in controlling economic expansion and the inflation rate, the Central Government has stated its intention to slow further economic growth in order to combat inflation which has seen prices rise more than 20% in some years.


         A significant portion of the economic activity in China is related to exports and may therefore be affected by developments in the economies of China's principal trading partners. The United States annually reconsiders the renewal of "Most Favored Nation" ("MFN") trading status for China, which provides China with trading privileges available to trading partners of the United States. If trade relations between China and the United States were to deteriorate for any reason, the Company could be adversely affected.

         Restrictions on Currency Conversions. The Company's income from the STAQ On-line Network project will be received or realized in the Chinese currency, Renminbi ("Rmb"), although the Company will be required to compute and report its results of operations in U.S. dollars. Accordingly, changes in the Renminbi against the U.S. dollar will result in corresponding changes in the U.S. dollar value of the Company's assets denominated in Renminbi, and will change the U.S. dollar value of income and dividends received or to be received in Renminbi. The Company does not currently engage in hedging transactions and does not intend to do so in the future.


         During the last five years, the value of the Renminbi generally has experienced a gradual but significant devaluation against most major currencies. On January 1, 1994, the official exchange rate was abolished and a new managed floating-rate foreign exchange system was implemented. Although the Renminbi to U.S. dollar exchange rate has been stable since January 1, 1994 and the Central Government has stated its intention to intervene in the future to support the value of the Renminbi, there can be no assurance that exchange rates will not again become volatile or that the Renminbi will not further decline in value against the U.S. dollar.


         Both the conversion of Renminbi into foreign currencies and the remittance of foreign currencies abroad require Chinese Government approvals. The Company believes that it will be able to obtain all required approvals for the conversion and remittance abroad of foreign currency necessary to support the operations of the Company and distribute dividends to stockholders should the Company elect to do so. However, such approvals do not guarantee the availability of foreign currency, and, no assurance can be given that the Company will be able to convert sufficient amounts of foreign currencies in China's foreign exchange markets. See "BUSINESS-STAQ ON-LINE NETWORK."

         Restrictions on Repatriation of Foreign Currency. Foreign investment enterprises may generally remit out of China profits or dividends derived from a source within China, subject to the availability of foreign currency. Except for such profits or dividends, remittance out of China by foreign investment enterprises of any other amount (including proceeds from a disposition of an investment in China) is subject to the approval of governmental regulatory agencies and the availability of foreign currency. In addition, if there were to be a deterioration in China's balance of payments, or for other reasons, China could impose restrictions on foreign currency remittances abroad. No assurance can be given that the Company will be able to remit out of China amounts due the Company from any Sino-foreign joint venture with which the Company may engage in business.


         Legal System. Since 1979, many laws and regulations governing economic matters in general have been promulgated in China. Despite these efforts in developing the legal system, China does not have a comprehensive system of laws. In addition, the enforcement of existing laws may be uncertain and sporadic, and implementation and interpretation thereof inconsistent. The Chinese judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even whereadequate laws exists in China, it may be difficult to obtain swift and equitable enforcement of such laws, or to obtain enforcement of a judgment by a court of another jurisdiction. The Chinese legal system is based on written statutes and, therefore, decided legal cases are without binding legal effect, although they are often followed by judges as guidance. The interpretation of Chinese laws may be subject to policy changes which reflect domestic political changes.

         As the Chinese legal system develops, the promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect the Company's businesses. The general effect of legislation over the past 18 years, however, has been to significantly enhance the protection afforded to foreign investment enterprises in China. However, there can be no assurance that changes in such legislation or interpretation thereof will not have an adverse effect upon the businesses and prospects of the Company.

         The Company's activities in China are by law subject, in certain cases, to administrative review and approval by various national and local agencies of the Chinese government. In particular, part of the Company's current operations and the realization of its future expansion programs in China will be subject to Chinese government approvals.

         Enforceability of Judgements. China has not entered into treaties or arrangements providing for the recognition and enforcement of judgements of courts in most other countries. Accordingly, it may be difficult to secure recognition and enforcement in China for the judgements of courts in such jurisdictions.

         Foreign Trade Corporations. In order to conduct the distribution business in China, the Company must make most of its sales through foreign trade corporations ("FTC's") which are legally authorized by the Chinese Government to conduct import business. Although purchasing decisions are made by the end-user, which is obligated to pay the applicable purchase prices, the Company enters into a formal purchase contract with only the FTC. The FTC's make purchases on behalf of the end-users. By virtue of its direct contractual relationship with the FTC's, rather than the end-user, the Company is to some extent dependent upon the continuing existence of the contractual compliance by the FTC's until the particular transaction has been consummated. The Company's business, however, is not dependent on any single FTC or end-user. Although sales to certain industries involve repeat transactions with FTC's that operate in those industries, the Company does not believe that it is dependent upon relations with any particular FTC or that the loss of relations with any particular FTC would have a material adverse affect on the Company. Rather, FTC's, which earn commissions in transactions, compete with each other for the right to handle end-users' business. See "BUSINESS-INDUSTRIAL EQUIPMENT DISTRIBUTION BUSINESS."


         Hong Kong: Transfer of Sovereignty. BECL, the Company's investment and holding company for Asian-based investments for information and industrial equipment related ventures in the Pacific Basin region, is a Hong Kong registered company. As a result, the Company's results of operations and financial condition may be influenced by the political situation in Hong Kong and by the general state of the Hong Kong economy. On July 1, 1997, sovereignty over Hong Kong was transferred from the United Kingdom to China, and Hong Kong became a Special Administrative Region of China (an "SAR"). As provided in the Sino-British Joint Declaration on the Question of Hong Kong and the Basic Law of the Hong Kong SAR of China (the "Basic Law"), the Hong Kong SAR is to have its own legislature, legal and judicial system and full economic autonomy for 50 years. Based on the current political conditions and the Company's understanding of the Basic Law, the Company does not believe that the transfer of sovereignty over Hong Kong will have a material adverse impact on the Company's financial and operating environment. There can be no assurance, however, that changes in political or other conditions will not result in such an adverse impact. See "BUSINESS-THE COMPANY'S CORPORATE STRUCTURE."

         BRINGING BRIGHTON-STAQ TO COMMERCIALIZATION. It is management's belief that Brighton-STAQ represents the primary growth opportunity for the Company. Consequently, the future success of the Company depends to a substantial extent on the successful implementation of the Brighton-STAQ joint venture. The Brighton-STAQ joint venture is inherently a new business for the Company. The Company projects that Brighton-STAQ will operate at a loss for at least 1998, the first year of operation. Prospective investors, therefore, have no historical financial information about Brighton-STAQ upon which to evaluate the Company's performance in this business and investment in the Units offered hereby. The likelihood of the success of Brighton-STAQ must be considered in light of the problems, expenses, difficulties and delays frequently encountered in connection with the formation of a new business. See "BUSINESS-STAQ ON-LINE NETWORK."

         China's Securities Industry Related Risk. Although the Chinese government has introduced new laws and regulations since January 1, 1994 to modernize its securities market, China does not have a well-developed, consolidated body of law governing the securities industry. As China continues to develop its securities market, changes to existing laws, regulations and policies (or in the application or enforcement thereof), the adoption of new laws, and the pre-emption of local regulations by national laws may adversely affect Brighton-STAQ. See "RISKS RELATING TO OPERATIONS IN CHINA."

         Dependence on Strategic Relationship. The Company, through its subsidiary, operates Brighton-STAQ as a joint venture company with Beijing Huazheng Electronic Technology Co., Ltd. ("Huazheng"), a Chinese registered Sino-Hong Kong equity joint venture company. Huazheng is a company controlled by the STAQ Exchange in Beijing. It is the Company's understanding that Huazheng's affiliation with the STAQ Exchange provides Brighton-STAQ with access to the STAQ Exchange. The deterioration of this strategic relationship would have a material adverse effect on Brighton-STAQ and would potentially limit the Company's ability to continue to design, install and maintain the STAQ On-line Network. There can be no assurance that the Company's relationship with its strategic partner will remain on agreeable terms or that the Company's partner will not end its relationship with the Company by selling its interest in Brighton-STAQ. See "BUSINESS-STAQ ON-LINE NETWORK."

         Limited Duration of Joint Venture. Brighton-STAQ has a term of 12 years. To the extent that the Company is unable to either extend the term of the joint venture in 2006 or replace the revenues generated from its operations, the Company's future earnings may be adversely affected. Although the Company expects to be able to extend the term of Brighton-STAQ, there can be no assurance that the Company will be successful in extending the term of the joint venture or be able to establish new arrangements sufficient to replace such lost revenues. See "BUSINESS-STAQ ON-LINE NETWORK."

         Right of Huazheng to Buy up to 49% of Brighton-STAQ. The Company and Huazheng, during negotiations for the establishment of Brighton-STAQ, orally agreed that under certain financial performance criteria to be agreed upon by the parties, Huazheng would have the right, during the term of Brighton-STAQ, to acquire up to an additional 10% of Brighton-STAQ annually, at market valuation, up to a total ownership of 49%. The parties have not yet agreed on the mechanism for determining such performance criteria. The Company is uncertain with respect to the validity of this oral agreement under Chinese law since it was not reflected in the written agreement approved by the Chinese government providing for the establishment of Brighton-STAQ. However, the Company believes that local business custom dictates that the Company honor such oral agreement if so requested by its partner. If Huazheng decides to exercise such right at a time when Brighton-STAQ is profitable, the Company's operating results and anticipated growth may be adversely affected. In addition, the mechanism for determining market valuation if and when Huazheng exercises such right, which is not yet agreed to by the parties, may possibly be unfavorable to the Company. See "BUSINESS-STAQ ON-LINE NETWORK."


         Construction and Operation of the STAQ On-line Network. In order for the STAQ On-line Network to be fully operational, additional Chinese governmental approvals will be required. Even in the event that the

Company obtains all necessary governmental approvals related to, and has adequate financing to fund construction and operation of the STAQ On-line Network, Brighton-STAQ may experience difficulties and delays relating to the construction and operation of such network system. There can be no assurance that such network system will be completed in a timely manner, if at all, or that financing will be sufficient to complete or to operate the STAQ On-line Network. The failure to achieve these goals may have a material adverse effect upon the liquidity, working capital requirements and anticipated growth of the Company's business operations. See "BUSINESS-STAQ ON-LINE NETWORK."

         Dependence on The People's Daily as Satellite Provider. The operation of the STAQ On-line Network is dependent on satellite service provided by The People's Daily, the major newspaper serving China. The Company is negotiating a three-year contract for satellite services with The People's Daily, which it expects to finalize in the first quarter of 1998. The People's Daily is not a commercial provider of satellite service and itself subscribes to Asia Satellite Telecommunications Co. Ltd. in Hong Kong for lease of a C-Band transponder and China Telecommunications Broadcast Satellite Corporation in Beijing for lease of a Ku-Band transponder. The Company is dependent on The People's Daily's transponder lease agreements with the commercial satellite service providers. If The People's Daily's transponder lease agreements were to terminate for any reason, the Company will need to subscribe for satellite service from a commercial provider at substantially higher cost to the Company.
See "BUSINESS-STAQ ON-LINE NETWORK."

         Additional Capital Requirements. In addition to the net proceeds from the Offering allocated to the STAQ On-line Network project, the Company may be required to fund additional capital expenditures, development and construction costs and working capital requirements related to the Company's development of the STAQ On-line Network. Furthermore, the Company may decide to reallocate the net proceeds from the Offering allocated to working capital to satisfy any future financing requirements of the STAQ On-line Network project. The Company cannot predict the extent to which additional capital may be required for those purposes and there can be no assurance that the Company will be able to obtain such additional capital on terms acceptable to the Company. To the extent that future financing requirements are satisfied through the issuance of equity securities, prospective investors may experience significant dilution in the net book value of the Common Stock comprising a part of the Units offered hereby. See "USE OF PROCEEDS."

         In addition, the projected capital requirements to complete the STAQ On-line Network exceed Brighton-STAQ's current authorized total investment amount. Under Chinese law, the Company may not make capital contributions in excess of authorized total investment amounts (currently $1,600,000) for Brighton-STAQ without the consent of relevant Chinese Governmental authorities. The Company intends to apply for approval to increase the authorized total investment amount when the funds from the Offering are available. The Company currently expects that the required governmental approvals will be obtained based on several factors, including, but not limited to, the Chinese Government's focus on attracting foreign investment into China, and that the Company has made, to date, all of its requisite capital contributions to Brighton-STAQ on a timely basis. Such approvals, however, are beyond the control of the Company and Brighton-STAQ and there can be no assurance that such approval will be granted. If such approval is not obtained, the ability of Brighton-STAQ to meet its projected future business targets may be materially adversely impacted. See "BUSINESS-STAQ ON-LINE NETWORK" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS."


         Competition. The STAQ On-line Network may potentially compete with the Shanghai and Shenzhen Stock Exchanges as both the exchanges maintain their own on-line securities quotation and trading system. Management believes that it is unlikely that either of the two exchanges would compete with the STAQ On-line Network because the STAQ Exchange and the Shanghai and Shenzhen Stock Exchanges are under common control and the development of the STAQ On-line Network complements the two stock exchanges. No assurances can be given that competition from these exchanges will not arise.

         In addition, other businesses experienced in the systems management and computer network integration business as well as the wireless communications business, such as Dow Jones Markets, Inc., Reuters Limited and Bloomberg L.P., may compete with the Company. These competitors have greater marketing and development budgets than the Company and have greater capital resources than the Company. There can be no assurance that the Company will be successful in commercializing the STAQ On-line Network.

         DEPENDENCE ON NEW PRODUCTS AND TECHNOLOGIES. The Company's network integration and STAQ On-line Network business segments operate in an industry that is characterized by fast-changing technology. As a result, the Company will be required to expend substantial funds for and commit significant resources to the conduct of continuing product development, including research and development activities and the engagement of additional engineering and other technical personnel. Any failure by the Company to anticipate or respond adequately to technological developments, customer requirements, or new design and production techniques, or any significant delays in product development or introduction, could have a material adverse effect on the operating results of the Company.


         The Company's future operating results will depend to a significant extent on its ability to identify, develop, and market enhancements or improvements to existing network integration applications as well as to introduce new product lines that compare favorably on the basis of time to introduction, cost and performance with the product lines offered by competitors. The success of new product lines depend on various factors, including proper market segment selection, utilization of advances in technology, innovative development of new product concepts, timely completion and delivery, efficient and cost-effective features, and market acceptance. Due to the complexity of the design and implementation process required by the Company's integration services, the Company may experience delays from time to time in completing the design and implementation of improvements to existing network systems or the introduction of new network integration applications. In addition, there can be no assurance that any new network integration application will receive or maintain customer or market acceptance. The Company's future operating results would be adversely affected in the event that it is unable to design and implement enhancements to existing network systems or introduce new network integration applications on a timely and cost-effective basis. See "BUSINESS -- COMPUTER NETWORK INTEGRATION AND STAQ ON-LINE NETWORK."

         Complex network integration systems, such as those developed by the Company, and incorporated third party hardware and software programs, often encounter development delays and occasionally contain errors that are discovered only after network systems have been installed and used by many different customers in a variety of business operations. Significant development delays in the future may result in increased product development costs, delays in market acceptance, loss of sales, and reduction of market share, which could have a material adverse effect on the Company's operating results. Although the Company conducts testing of its network integration applications and systems, there can be no assurance that the Company will successfully detect and eliminate all programming errors.


         CHANGE IN PRODUCT MIX. Historically, the Company has derived a substantial portion of its revenue from the sale and integration of hardware and software developed by others. The resale of hardware products manufactured by third parties is extremely competitive and involves relatively low profit margins. The sale of software developed by others also involves relatively low profit margins and exposes the Company to various risks, including product performance and market acceptance of such products as well as the strategies of the product developers, over which the Company has little control.

         The Company has changed its business strategy to emphasize the development of its own network system in an effort to increase the relative percentage of revenue it will derive from offering network services for securities trading on the STAQ Exchange. The Company has completed testing of the STAQ On-line Network using land telephone lines and is in the process of bringing it to commercialization. There can be no assurance, however, that the Company will be successful in commercializing the STAQ On-line Network. The failure of the Company to successfully develop and market the STAQ On-line Network could have a material adverse effect on the Company. See "BRINGING BRIGHTON-STAQ TO COMMERCIALIZATION."

         MANAGEMENT OF CHANGE IN BUSINESS. The Company currently is experiencing a period of significant growth in the development of the STAQ On-line Network. The Company's ability to effectively manage this change in its business operations will require it to enhance its operational, financial, and management systems; to expand its facilities and equipment; and to successfully hire, train, and motivate additional employees, including the technical personnel necessary to develop the STAQ On-line Network and to integrate new software systems with evolving hardware technologies. The failure of the Company to manage effectively the change in its business focus could have a material adverse effect on the Company.

         DEPENDENCE ON KEY CUSTOMERS. The Company's industrial equipment customers vary from year to year, but, historically, significant portions of its revenues are from a limited number of customers, including China National as described in the following paragraph. The Company expects that significant portions of future revenues from this business segment will continue to be generated by a limited number of customers. The Company's inability to secure individual contracts for significant industrial equipment may result in substantial reduction in business volume and would adversely affect operating results. China Henan Light Industrial Products Import and Export Corporation, a BECL customer, accounted for 17% of the Company's revenues in 1996 and Honest Fortune International, Ltd., a BIC customer, accounted for 10% of the Company's revenues in 1995.


         CHINA NATIONAL CONTRACT. The Company's contract with China National Chemical Construction Company ("China National") for the engineering design and implementation for a sodium bichromate production plant with an annual production capacity of 20,000 metric tons is an $11 million turn-key contract. This contract accounted for 34% and 13% of the Company's revenues for the years ended December 31, 1995 and 1996, respectively, and 40% of the Company's revenues for the nine months ended September 30, 1997. Management does not expect that any significant revenues will be earned from this contract during 1998. Contracts of this nature are generally discrete projects, and the Company does not anticipate repeat business from China National after the completion of the contract. The Company does not currently have or plan to have any projects of this nature in the foreseeable future. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION-OVERVIEW" and "BUSINESS-CHINA NATIONAL."

         COMPETITION. The network integration and industrial equipment distribution businesses are highly competitive in China and include competition from distributors and service providers from around the world. Certain of the Company's competitors have considerably greater financial, marketing, personnel and other resources than the Company, as well as greater experience and customer recognition than the Company. In the wireless system integration area, the Company competes with Multipoint Networks, Inc., a U.S. company, and Kb/Tel, SA, a Mexican company, which both offer wireless telecommunication equipment with identical features as Aria Wireless Systems, Inc.'s wireless telecommunications system marketed by the Company (the "Aria Wireless System"). In the industrial equipment distribution area, the Company competes with other independent distributors, as well as manufacturers such as Cincinnati Milacron, Inc. and Ingersoll-Rand Company. There can be no assurance that the Company will be able to successfully compete with its competitors. See "BUSINESS-COMPUTER NETWORK INTEGRATION-COMPETITION."


         DEPENDENCE ON KEY PERSONNEL. The Company depends to a large extent on the abilities and relationships of its Chairman, President, Chief Executive Officer and principal stockholder, Kit Kung. Mr. Kung does not have an employment agreement with the Company (see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT"). The loss of Mr. Kung as an officer and director could have a material adverse effect on the Company's business. In addition, there is strong competition for qualified technical and management personnel in the information, systems management and communications industries, and the loss of key technical and management personnel or an inability to continue to attract, retain and motivate key personnel could adversely affect the Company's business. There can be no assurance that the Company will be able to retain its existing key personnel or attract additional qualified personnel. The Company does not have a key-person life insurance policy on Mr. Kung or any employee of the Company. The Company will, prior to the completion of the Offering, obtain and maintain a $2,000,000 term life insurance policy covering Kit Kung which names the Company as the sole beneficiary. See "MANAGEMENT."


         CONTROL BY KIT KUNG. Upon the consummation of the Offering, Kit Kung will own approximately 43.3% of the issued and outstanding Common Stock, assuming the Warrants have not been converted into Common Stock, or 29.6% of the issued and outstanding Common Stock, assuming the Warrants have been converted into Common Stock. Accordingly, Kit Kung will be able to significantly influence the Company's business and affairs. This concentration of ownership may have the affect of delaying, deferring or preventing a change in control of the Company. See "PRINCIPAL STOCKHOLDERS."

         DISCRETIONARY USE OF PROCEEDS. The Company intends to use $4,000,000 of the net proceeds from the Offering to bring the STAQ On-line Network project to commercial operation and $837,500 for working capital and general corporate purposes. To the extent the STAQ On-line Network project requires financing in addition to the allocated net proceeds of the Offering, the Company may decide to satisfy such financing requirements by reallocating the net proceeds from the Offering from working capital to the STAQ On-line Network project. The Company's management will, therefore, retain broad discretion in allocating all of the net proceeds of the Offering.
See "USE OF PROCEEDS."

         NO DIVIDENDS. The Company has not paid any dividends on its Common Stock since it acquired all of the issued and outstanding capital stock of BIC and BECL, effective November 11, 1996, and does not intend to pay dividends in the foreseeable future. Earnings of the Company, if any, not paid as dividends are expected to be retained to finance the expansion of the Company's business. The payment of dividends on its Common Stock in the future will depend on the results of operations, financial condition, capital expenditure plans and other cash obligations of the Company and will be at the sole discretion of the Board of Directors. See "DIVIDEND POLICY" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS."

         NEED FOR ADDITIONAL FINANCING. Based on the Company's operating plan, management believes that the proceeds from the Offering, together with projected cash flow provided by operations, will be sufficient to meet the Company's anticipated cash needs and to finance its current plans for the STAQ On-line Network project for at least the next 12 months from the date of this Prospectus. However, if the Company's plans for the STAQ On-line Network project change or if the Company decides to expand such plans, it may require additional financing to meet the changed or expanded plans for the STAQ On-line Network project. No assurance can be given that the Company will be successful in obtaining additional financing on favorable terms, if at all. If the Company is unable to obtain additional financing, its ability to meet such changed or expanded plans for the STAQ On-line Network project could be materially adversely affected. The Company has financed its operations to date primarily from cash flow from operations, financing and other assistance from Kit Kung and his family and private sales of equity. All prior financing and other assistance from Kit Kung and his family members were provided on a case by case basis with no commitment to provide such financing or assistance in the future by Kit Kung or his family members. Subsequent to the completion of the Offering, the Company will adopt a policy to the effect that any future related party transactions be on terms no less favorable to the Company than could reasonably be obtained in arm's length transactions with independent third parties, and that any such transactions be approved by a majority of the Company's independent directors disinterested in the transaction. See "USE OF PROCEEDS," "CAPITALIZATION," "CERTAIN TRANSACTIONS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS."

         DILUTION. Upon completion of the Offering, prospective investors of the Units will experience dilution in net tangible book value of their investment in the Company of $3.64 per share of Common Stock. See "DILUTION."

         NO PRIOR MARKET FOR THE UNITS; ARBITRARY DETERMINATION OF OFFERING PRICE. Prior to the Offering, there has been no public market for the Units. While the Company has applied for the listing of the Units on the Nasdaq SmallCap Market, there can be no assurance that an active trading market for the Units will be established, or if so established, sustained. The initial offering price for the Units has been arbitrarily determined through negotiation between the Company and the Representative based on such factors as the business potential and earnings prospects of the Company and prevailing market conditions. The offering price for the Units may be higher or lower than the price of the Common Stock quoted on the OTC Electronic Bulletin Board. Such price may not be indicative of the market price of the Units after the Offering has been consummated. See "UNDERWRITING." The trading price of the Company's Units may be highly volatile and could be subject to significant fluctuations in response to variations in the Company's quarterly operating results and other factors. In addition, the stock market is subject to price and volume fluctuations affecting the market price for the securities of many companies generally, which fluctuations often are unrelated to operating results.


         ANTI-TAKEOVER CONSIDERATIONS. The Board of Directors has the authority to issue up to Five Million (5,000,000) shares of preferred stock, par value $.001 per share and to establish the rights and preferences of such shares. Such issuance could occur without action by the holders of the Common Stock and the holders of the Units. Such preferred stock could have voting and conversion rights that adversely affect the voting power of the holders of Units and/or Common Stock, or could result in one or more classes of outstanding securities that would have dividend, liquidation or other rights superior to those of the Units and/or Common Stock. Issuance of such preferred stock may have an adverse effect on the then prevailing market price of the Units and/or Common Stock. This authority, together with certain provisions in the Company's Restated Certificate of Incorporation and ByLaws, may delay, deter or prevent a change in control of the Company, may discourage bids for the Units and/or Common Stock at a premium over the market price of the Units and/or Common Stock, and may adversely affect the market price of, and the voting and other rights of the holders of, Units and/or the Common Stock. Additionally, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law ("Delaware Law"), which prohibits the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
Section 203 could have the effect of delaying or preventing a change of control of the Company. See "DESCRIPTION OF SECURITIES."


         SHARES ELIGIBLE FOR FUTURE SALE. Upon completion of the Offering, there will be 2,165,111 shares of Common Stock outstanding (assuming no conversion of convertible notes), of which 1,031,279 shares of Common Stock will be "restricted" securities within the meaning of the Securities Act and may not be sold in the absence of registration under the Securities Act or an exemption therefrom, including the exemptions contained in Rule 144 under the Securities Act. Without regard to the "Lock-Up Agreements" with the Representative, referred to below, such shares will become available for sale under Rule 144 at various times commencing 90 days from the date of this Prospectus. No prediction can be made as to the effect, if any, that future sales of shares of Common Stock will have on the market price of the shares of Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the ability of the Company to raise additional capital through the sale of its equity securities or through debt financing. The Company and its officers, directors and current stockholders have agreed to enter into agreements ("Lock-Up Agreements") under which they will agree not to sell or otherwise dispose of any of their shares of Common Stock or other securities of the Company for a period of thirteen (13) months commencing upon the date of this Prospectus, without the prior written consent of the Representative. See "UNDERWRITING" and "SHARES ELIGIBLE FOR FUTURE SALE."

         POSSIBLE DELISTING FROM NASDAQ SYSTEM AND MARKET ILLIQUIDITY. While the Units meet the Nasdaq listing requirements and are expected to be initially quoted on the Nasdaq SmallCap Market, there can be no assurance the Company will meet the criteria for continued listing. For continued listing on the Nasdaq SmallCap Market, a company would need to have, among other things, (A) net tangible assets of $2,000,000, (B) a market capitalization of $35,000,000, or net income for two of the last three fiscal years of $500,000, (C) a minimum market value of public float of $1,000,000 and (D) a minimum bid price of $1.00 per share. Additionally, for both initial listing and continued listing on the Nasdaq SmallCap Market, companies would be required to have at least two independent directors, and an Audit Committee, a majority of the members of which must be independent directors.


         If the Company's Units were delisted from Nasdaq, it could become subject to Rule 15g-9 under the Exchange Act and be considered a "penny stock" under such Rule, which imposes additional sales practice requirements on broker-dealers that sell such delisted securities to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. Consequently, Rule 15g-9 may adversely affect the ability of broker-dealers to sell the Company's Common Stock or Units and may adversely affect the ability of purchasers in the Offering to sell in the secondary market any of the Units or Common Stock acquired.


         PENNY STOCK REGULATION. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. If the Units do not qualify for quotation on the Nasdaq SmallCap Market, or if it qualifies and is later delisted from such Market and has a price of less than $5.00 per Unit, then unless another exemption is available, the Units and the underlying Common Stock would be subject to the penny stock rules. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Securities become subject to the penny stock rules, investors in the Offering may find it more difficult to sell their Securities.


         ADVERSE CONSEQUENCES ASSOCIATED WITH WARRANTS. The Company has reserved 1,000,000 shares of Common Stock for issuance upon exercise of the Warrants, and 100,000 shares of Common Stock for issuance upon the exercise of the Representative's Warrants. Holders of such Warrants are likely to exercise them when, in all likelihood, the Company could obtain additional capital on terms more favorable than those provided thereby. Furthermore, such Warrants may adversely affect the terms on which the Company could obtain additional capital. Should a significant portion of such Warrants be exercised, the resulting increase in the amount of Common Stock in the public market may have the effect of reducing the per share market price thereof. See "SHARES ELIGIBLE FOR FUTURE SALE."


         POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS. The Warrants are subject to redemption by the Company at a price of $0.10 per Warrant under certain conditions at any time commencing __________, 1999, on thirty days prior written notice. If the Warrants are redeemed, Warrant holders will lose their right to exercise the Warrants except during the 30 day redemption period. Upon receipt of notice of redemption, Warrant holders would be required to: (i) exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, (ii) sell the Warrants at the then market price, if any, when they might otherwise wish to hold the Warrants, or (iii) accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "DESCRIPTION OF SECURITIES --WARRANTS."

         STOCKHOLDERS INABILITY TO VOTE ON OR REVIEW CERTAIN TRANSACTIONS. As is customary under the Delaware Law, the Board of Directors, not the stockholders, of the Company have authority to review many types of prospective business transactions and approve or disapprove of the same. Although the Nasdaq SmallCap listing requirements provide that the Company is required to seek stockholder approval for certain acquisitions and stock offerings, the stockholders of the Company may not have the opportunity to review the terms of any other prospective transactions nor review the financial statements of any entities relating to any such transactions.

         REPRESENTATIVE'S INFLUENCE ON THE MARKET. A significant number of Units offered hereby may be sold to customers of the Underwriters. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with the Underwriters. Although they have no obligation to do so, the Underwriters intend to make a market in the Units and may otherwise effect transactions in such securities. If they participate in such market, the Underwriters may exert a dominating influence on the market, if one develops, for the Units. Such market-making activity may be discontinued at any time. Moreover, if the Representative exercises the Warrants, it may be required under the Exchange Act to temporarily suspend market-making activities. The price and liquidity of the Units may be significantly affected by the degree, if any, of the Underwriters' participation in such market. See "UNDERWRITING."

                                 USE OF PROCEEDS


         Based on an assumed offering price of $6.25 per Unit, net proceeds to the Company from the sale of the Units in the Offering are estimated to be $4,837,500, after deducting estimated selling commissions and other expenses associated with the Offering. The Company intends to use such net proceeds as set forth below:

                                                     OFFERING
                                             -----------------------
                                                AMOUNT      PERCENTAGE
                                             -----------      ------
Commercialization of the
STAQ On-line Network Project                  $4,000,000       82.7%
Working capital                                  837,500       17.3%
                                             -----------      ------
TOTAL                                         $4,837,500       100.0%
                                             ===========      ======

         The commercialization of the STAQ On-line Network, currently in the testing phase of linking Beijing, Chongqing, Guangzhou, Shanghai, Shenzhen and Wuhan to the STAQ Exchange, requires aggregate capital expenditures of $3,540,000, consisting of $3,000,000 for the necessary satellite-linking equipment and $540,000 for other capital expenditures, and $460,000 in related costs to establish operations in the cities of Beijing, Chongqing, Guangzhou, Shanghai, Shenzhen and Wuhan, such as wireless systems, office facilities, office equipment and personnel. See "BUSINESS-STAQ ON-LINE NETWORK."


         The foregoing allocations are estimates only and are subject to revision from time-to-time to meet the Company's requirements. Pending full utilization of the proceeds of the Offering, the Company may invest the net proceeds in insured interest-bearing savings accounts, U.S. Government obligations, insured Certificates of Deposit or other insured short-term investments of similar quality. See "RISK FACTORS - ADDITIONAL CAPITAL REQUIREMENTS," "- DISCRETIONARY USE OF PROCEEDS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS" and "BUSINESS-STAQ ON-LINE NETWORK."

                        MARKET PRICE FOR THE COMMON STOCK


         The Company was formed as a result of a reverse acquisition effective November 11, 1996, whereby the Company acquired all of the issued and outstanding capital stock of BIC and BECL from their shareholders in exchange for the issuance by the Company of a controlling interest in the Company to such shareholders (the "Reverse Merger"). Since November 12, 1996, the Company's Common Stock has been listed for trading on the OTC Electronic Bulletin Board under the symbol "BRTK." Prior to that date, the Company's Common Stock traded under the symbol "ZNTX." The trading market is limited and sporadic and should not be deemed to constitute an "established trading market."

         The following table sets forth the range of bid prices of the Company's common stock as quoted on the OTC Electronic Bulletin Board during the periods indicated. Such prices reflect prices between dealers in securities and do not include any retail markup, markdown or commission and may not necessarily represent actual transactions. The information set forth below was provided by Nasdaq Trading & Market Services. All prices reflect the 1-for-3 reverse stock split effective November 11, 1996, the 1-for-3 reverse stock split effective October 17, 1997 and the 1-for-3 reverse stock split authorized and approved by the Company's Board of Directors and stockholders on January 13, 1998, which will go into effect on January 26, 1998.


FISCAL YEAR ENDED DECEMBER 31, 1996                          HIGH           LOW
                                                          -------        -------
Quarter Ended March 31, 1996 (1)                          $135.00        $ 27.00
Quarter Ended June 30, 1996 (1)                             94.50          94.50
Quarter Ended September 30, 1996 (1)                           (2)            (2)
Period from October 1, 1996 - November 11, 1996 (1)         62.46          33.75
Period from November 12, 1996 - December 31, 1996           64.17          56.25

FISCAL YEAR ENDED DECEMBER 31, 1997

Quarter Ended March 31, 1997                                63.00          48.42
Quarter Ended June 30, 1997                                 52.92          29.25
Quarter Ended September 30, 1997                            46.14          21.39
Quarter Ended December 31, 1997                             21.39           4.50

FISCAL YEAR ENDING DECEMBER 31, 1998

Period from January 1, 1998 to January 15, 1998              7.50           6.75


(1) High and low bid prices of the Company's Common Stock traded under the symbol "ZNTX" prior to the reverse acquisition effective November 11, 1996.

(2) Not available.

         On January 14, 1998, the closing bid price for the Common Stock as reported by OTC Electronic Bulletin Board was $6.75.

         As of December 31, 1997, the number of security holders of record of the Company's Common Stock was 91. As of such date, 1,165,111 shares were outstanding.

                                 DIVIDEND POLICY

         The Company has not paid dividends on the Common Stock since its acquisition of all of the issued and outstanding capital stock of BIC and BECL, effective November 11, 1996, and does not anticipate paying dividends on its Common Stock in the foreseeable future. It is the present policy of the Board of Directors to retain all earnings to provide for the future growth of the Company. Earnings of the Company, if any, not paid as dividends are expected to be retained to finance the expansion of the Company's business. The payment of dividends on its Common Stock in the future will depend on the results of operations, financial condition, capital expenditure plans and other cash obligations of the Company and will be at the sole discretion of the Board of Directors. See "DESCRIPTION OF SECURITIES."

                                    DILUTION


         The following discussion and tables allocate no value to the Warrants contained in the Units and assumes no exercise of the Warrants, the Underwriters' Over-Allotment Option or the Representative's Warrants. See "UNDERWRITING" and "DESCRIPTION OF SECURITIES." The difference between the public offering price per share of Common Stock and the pro forma net tangible book value per share of Common Stock after the Offering constitutes the dilution per share of Common Stock to investors in the Offering. Net tangible book value per share of Common Stock on any given date is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) on such date by the number of shares of Common Stock outstanding on such date.

         At September 30, 1997, the net tangible book value of the Company was $575,930, or $.50 per share of Common Stock. After giving effect to the sale of the 1,000,000 shares of Common Stock included in the Units offered by the Company hereby at an assumed offering price of $6.25 per Unit (less underwriting discounts and estimated expenses of the Offering), the pro forma net tangible book value of the Company at September 30, 1997 would have been $5,650,523 or $2.61 per share, representing an immediate increase in net tangible book value of $2.11 to existing stockholders and an immediate dilution of $3.64 per share of Common Stock to the purchasers of Units in the Offering.

         The following table illustrates the dilution to prospective investors on a per-share basis:

Offering price.....................................................                        $6.25
     Net tangible book value before the Offering...................          $.50
     Increase attributable to prospective investors................          2.11
                                                                            -----
Pro forma net tangible book value after the Offering...............                         2.61
                                                                                          ------
Dilution to prospective investors..................................                        $3.64
                                                                                           =====

         After giving effect to the sale of 1,000,000 shares of Common Stock included in the Units offered by the Company hereby at an assumed offering price of $6.25 per Unit (less underwriting discounts and estimated expenses of the Offering), and assuming conversion into Common Stock of the convertible notes payable, the pro forma net tangible book value of the Company at September 30, 1997 would have been $6,452,628 or $2.82 per share, representing an immediate increase in net tangible book value of $2.32 to existing stockholders and an immediate dilution of $3.43 per share of Common Stock to the purchasers of Units in the Offering.

         The following table sets forth, as of September 30, 1997, with respect to the existing stockholders and the purchasers of Common Stock constituting part of the Units in the Offering, a comparison of the number and percentage of shares of Common Stock acquired from the Company, the amount and percentage of consideration paid and the average price per share:


                                Shares Purchased            Total Consideration           Average
                             ---------------------        -------------------------      Price Per
                               Number      Percentage        Amount        Percentage      Share
                             ---------        ----        ----------          ----         -----
Existing Stockholders        1,161,222        53.7%       $2,096,703(2)        25.1%       $1.81
Prospective Investors        1,000,000        46.3%        6,250,000           74.9%        6.25
                             ---------       -----        ----------          -----
Total(1)                     2,161,222       100.0%       $8,346,703          100.0%
                             =========       =====        ==========          =====


(1) Does not include (i) 3,889 shares of Common Stock issued to a consulting firm in November 1997 for certain business development services; (ii) 128,337 additional shares of Common Stock issuable at the option of the holders upon conversion of convertible notes; and (iii) 150,000 shares issuable upon the exercise of the Underwriters' Over-Allotment option.

(2) Includes contribution to capital of net amounts owed to Kit Kung by the Company of $1,266,973 in December 1996.

                                 CAPITALIZATION


         The following table sets forth the actual short term debt and capitalization of the Company as of September 30, 1997 and as adjusted to reflect the sale of Units at an assumed offering price of $6.25 per Unit. See "USE OF PROCEEDS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION."

                                                            SEPTEMBER 30, 1997
                                                     ------------------------------
                                                        ACTUAL          AS ADJUSTED
                                                     -----------        -----------
Short term debt:
Convertible demand note payable,
  including accrued interest (1)                     $   643,355        $   643,355
Note payable,
  including accrued interest (2)                         158,750            158,750
                                                     -----------        -----------
Total short term debt payable                            802,105            802,105
                                                     -----------        -----------

Stockholders' equity:
  Preferred Stock, $.001 par value
  5,000,000 shares authorized, none issued and
  outstanding
  Common Stock, $.001 par value
  100,000,000 shares authorized, 1,161,222
  shares outstanding; 2,161,222(3)
  shares issued and outstanding as adjusted                1,161              2,161
  Contributed capital                                  1,856,740          6,693,240
  Accumulated deficit                                 (1,006,919)        (1,006,919)
  Unearned compensation cost                             (12,250)           (12,250)
                                                     -----------        -----------
   Stockholders' equity                                  838,732          5,676,232
                                                     -----------        -----------
   Total short term debt and capitalization          $ 1,640,837        $ 6,478,337
                                                     ===========        ===========



(1) The note is payable upon demand, bears interest at 5% per annum and is convertible into shares of Common Stock at prevailing market values.

(2) The note bears interest at 10% per annum, with interest to accrue until the due date of February 24, 1998. Thereafter, the note will be payable upon demand, with interest at 12% per annum.


(3) Does not include: (i) 1,000,000 shares of Common Stock issuable upon exercise of the Warrants; (ii) 100,000 shares of Common Stock issuable upon the exercise of the Representative's Warrants; or (iii) up to 150,000 shares of Common Stock issuable upon exercise of the Underwriters' Over-Allotment Option;
(iv) 3,889 shares of Common Stock issued during November 1997 pursuant to a consulting agreement; and (v) the conversion of convertible notes at the option of the holders thereof into an aggregate of 128,337 shares of Common Stock.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW:


         Effective November 11, 1996, the Company acquired all of the issued and outstanding capital stock of BIC and BECL from Kit Kung and Hong Yun (the "Brighton Shareholders") in exchange for the issuance by the Company of an approximate 88% controlling interest in the Company to the Brighton Shareholders. The acquisition of BIC and BECL by the Company was accounted for as a recapitalization of BIC and BECL, with BIC and BECL as the acquirer (reverse acquisition). This transaction was consummated to consolidate the operating companies (BIC and BECL) owned by the Brighton Shareholders into one entity and to attract and facilitate investment into the Company. Accordingly, the historical financial statements consist of the combined financial statements of BIC and BECL for all periods presented. The consolidated financial statements include the accounts of BIC, a United States-based company, and BECL, a Hong Kong-based holding company with controlling interests in four Hong Kong subsidiaries and joint ventures (See "BUSINESS-THE COMPANY'S CORPORATE STRUCTURE.") All share and per share amounts presented herein have been adjusted to reflect the 1 for 3 reverse stock split effective November 11, 1996, the reverse stock split effective October 17, 1997 and the 1 for 3 reverse stock split authorized and approved by the Company's Board of Directors and stockholders on January 13, 1998, which will go into effect January 26, 1998.

         BIC is a distributor of third party manufactured industrial equipment to customers in China and other Pacific Basin countries. BECL is an investment and holding company whose subsidiaries are involved in (i) the buying, selling and installation of computer and industrial equipment, and (ii) the marketing, sale and service of wireless telecommunication equipment used for credit card approval and authorization systems in China and other Pacific Basin countries. In addition, the Company is developing the STAQ On-line Network for the STAQ Exchange, which is not yet operational. Accordingly, the Company considers its current operations to be in two business segments - Industrial Equipment Distribution and Networking.

         On April 15, 1994, BIC entered into a long-term contract with expected revenues of $11,000,000 with China National to provide aid in the design and construction of a sodium bichromate production plant in Chongqing, Sichuan Province, PRC, with an annual production capacity of 20,000 metric tons. Although this contract and the work related to it was outside the ordinary scope of the Company's industrial equipment distribution business, given its size and complexity, because of certain third party technology that was available to the Company at that time, the Company was able to successfully bid on the contract. Contracts of this nature are project based and since the Company's current focus is on developing other business opportunities in the PRC, the Company does not anticipate engaging in additional projects of this type or size in the foreseeable future. This contract was temporarily suspended in February 1996 by the municipal government due to environmental concerns relating to China National's proposed methods for waste disposal by the plant. The revised proposal for waste management submitted by China National was approved by the municipal government and the temporary suspension was lifted in January 1997. The contract resumed following the lifting of the temporary suspension.

         The Company has been advised by China National that they are currently negotiating with third party lenders for the necessary funds to complete the construction of the project. The Company is currently unable to predict the ultimate outcome of these discussions. In the event that China National is unsuccessful in its efforts to obtain such financing and construction efforts are suspended or terminated, the Company's anticipated revenues in the future with regard to this contract may be reduced or eliminated. Based on an assessment of discussions with China National and the timing involved in obtaining the necessary funds, management of the Company does not expect that any significant revenues will be earned from this contract during the year ending December 31, 1998. If China National is unable to complete the project, management does not expect that the ultimate resolution of this matter will have a material adverse impact on the Company's financial position or cash flows.

          Revenues under this contract for the years ended December 31, 1995 and 1996, and the nine months ended September 30, 1997, were approximately $2,855,000, $1,048,000 and $2,337,000, respectively, or 34%, 13% and 40% of the
Company's total revenues, respectively, and 67%, 29% and 65% of industrial equipment distribution revenues, respectively. The Company has recorded cumulative aggregate revenues of $6,898,000 through September 30, 1997 under this contract (including revenues of $658,000 for the year ended December 31, 1994), or approximately 63% of the contract's total expected revenues.

         During 1995 and 1996, a different customer in each such year accounted for approximately 10% and 17% of revenues, respectively. The Company has historically relied on a limited number of customers for a substantial portion of its total revenues. In addition, substantially all of the Company's business is currently conducted with or in China. The Company expects that a significant portion of its future revenues will continue to be generated by a limited number of customers in China. The loss of any of these customers or any substantial reduction in business volume with any of these customers, or any political or economic difficulties between the United States and China could have a material adverse effect on future results of operations.

         The following tables set forth certain historical operating data for the periods presented. The 1995 financial statements were restated to reflect the correction of depreciation expense recorded on project equipment, accounting for losses related to BECL's subsidiaries, and to appropriately recognize revenue from certain long-term projects. As a result, net income for the year ended December 31, 1995 was reduced by $258,353.

         The following table sets forth certain historical operating data for the periods presented:


                           Years Ended December 31,                    Nine Months Ended September 30,
                 ------------------------------------------    --------------------------------------------
                          1995                   1996                  1996                    1997
                 -------------------   --------------------    --------------------    --------------------
                    Amount       %        Amount        %         Amount        %         Amount        %
                 -----------   -----   -----------    -----    -----------    -----    -----------    -----
Revenues         $ 8,370,537   100.0   $ 8,006,260    100.0    $ 6,796,972    100.0    $ 5,913,330    100.0

Cost of
Revenues           6,165,201    73.6     5,785,507     72.3      4,994,155     73.5      4,057,207     68.6

General and
Administrative
Expenses           1,648,016    19.7     1,755,029     21.9      1,564,761     23.0      1,747,255     29.6

Consulting
Fees                                                                                       366,430      6.2
                 -----------   -----   -----------    -----    -----------    -----    -----------    -----

Total
Operating
Expenses           1,648,016    19.7     1,755,029     21.9      1,564,761     23.0      2,113,685     35.8
                 -----------   -----   -----------    -----    -----------    -----    -----------    -----

Operating
Income (Loss)        557,320     6.7       465,724      5.8        238,056      3.5       (257,562)    (4.4)

Total Other
Income, Net            3,324      --        49,026       .6         48,958       .7         51,256       .9
                 -----------   -----   -----------    -----    -----------    -----    -----------    -----

Income (Loss)
Before Income
Taxes and
Minority
Interests            560,644     6.7       514,750      6.4        287,014      4.2       (206,306)    (3.5)

Provision
(Benefit) for
Income Taxes         444,000     5.3       309,000      3.8        115,000      1.7        (89,000)    (1.5)

Minority
Interests             55,703      .7        (7,226)     (.1)       (26,663)     (.4)         9,282       .2
                 -----------   -----   -----------    -----    -----------    -----    -----------    -----

Net Income
(Loss)           $   172,347     2.1   $   198,524      2.5    $   145,351      2.1    $  (108,024)    (1.8)
                 ===========   =====   ===========    =====    ===========    =====    ===========    =====

Revenues from the United States consist primarily of revenues from industrial equipment distribution export sales to the Far East, while revenues from the Far East based operations consist of revenues from both industrial equipment distribution and networking.

                           GEOGRAPHIC AREA INFORMATION

                            Years Ended December 31,                     Nine Months Ended September 30,
                --------------------------------------------    -----------------------------------------------
                        1995                    1996                    1996                      1997
                --------------------    --------------------    --------------------    -----------------------
                  Amount         %        Amount         %        Amount         %        Amount            %
                -----------    -----    -----------    -----    -----------    -----    -----------       -----
Revenues:
United States   $ 6,497,541     77.6    $ 6,039,716     75.4    $ 4,960,347     73.0    $ 5,000,743        84.6

Far East          1,872,996     22.4      1,966,544     24.6      1,836,625     27.0        912,587        15.4
                -----------    -----    -----------    -----    -----------    -----    -----------       -----

Total           $ 8,370,537    100.0    $ 8,006,260    100.0    $ 6,796,972    100.0    $ 5,913,330       100.0
                ===========    =====    ===========    =====    ===========    =====    ===========       =====

Operating
Income
(Loss):

United States   $   927,375    166.4    $   730,875    156.9    $   396,717    166.6    $   340,257       312.5

Far East           (370,055)   (66.4)      (265,151)   (56.9)      (158,661)   (66.6)      (231,389)      (212.5)
                -----------    -----    -----------    -----    -----------    -----    -----------       -----

Total           $   557,320    100.0    $   465,724    100.0    $   238,056    100.0    $   108,868(1)    100.0
                ===========    =====    ===========    =====    ===========    =====    ===========       =====

                          BUSINESS SEGMENT INFORMATION


                       Years Ended December 31,                Nine Months Ended September 30,
               ---------------------------------------   ------------------------------------------
                      1995                 1996                 1996                   1997
               ------------------   ------------------   ------------------   ---------------------
                 Amount       %       Amount       %       Amount       %       Amount          %
               ----------   -----   ----------   -----   ----------   -----   ----------      -----
Revenues:
Networking     $4,102,746    49.0   $4,341,827    54.2   $3,465,793    51.0   $2,340,570       39.6

Industrial
Equipment
Distribution    4,267,791    51.0    3,664,433    45.8    3,331,179    49.0    3,572,760       60.4
               ----------   -----   ----------   -----   ----------   -----   ----------      -----

Total          $8,370,537   100.0   $8,006,260   100.0   $6,796,972   100.0   $5,913,330      100.0
               ==========   =====   ==========   =====   ==========   =====   ==========      =====

Operating
Income:

Networking     $  309,891    55.6   $  251,209    53.9   $  104,513    43.9   $   99,525       91.4



                       Years Ended December 31,                Nine Months Ended September 30,
               ---------------------------------------   ------------------------------------------
                      1995                 1996                 1996                   1997
               ------------------   ------------------   ------------------   ---------------------
                 Amount       %       Amount       %       Amount       %       Amount          %
               ----------   -----   ----------   -----   ----------   -----   ----------      -----

Industrial
Equipment
Distribution      247,429    44.4      214,515    46.1      133,543    56.1        9,343        8.6
               ----------   -----   ----------   -----   ----------   -----   ----------      -----

Total          $  557,320   100.0   $  465,724   100.0   $  238,056   100.0   $  108,868(1)   100.0
               ==========   =====   ==========   =====   ==========   =====   ==========      =====


---------------------
(1) Operating income (loss) for both Geographic Area Information and Business Segment Information exclude operating expenses relating to business development consulting fees of $366,430.

CONSOLIDATED RESULTS OF OPERATIONS


NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997:

         Revenues. Revenues for the nine months ended September 30, 1997 were $5,913,330, as compared to $6,796,972 for the nine months ended September 30, 1996, a decrease of $883,642 or 13.0%. The decrease in revenues of $883,642 in 1997 as compared to 1996 consisted of a decrease of $1,125,223 or 32.5% from networking, which was offset in part by an increase of $241,581 or 7.3% from industrial equipment distribution. For the nine months ended September 30, 1997 and 1996, revenues from industrial equipment distribution represented approximately 60.4% and 49.0% of revenues, respectively, and revenues from networking represented approximately 39.6% and 51.0% of revenues, respectively.

         The primary reason for the decrease in revenues from networking in 1997 as compared to 1996 was management's decision to allocate personnel and resources in 1997 to continue the development of the STAQ On-line Network (See "BUSINESS-STAQ ON-LINE NETWORK"), which, due to the Company's limited capital and operating resources, required the Company to reduce its sales efforts with respect to the networking business segment.

         For the nine months ended September 30, 1997 and 1996, the China National contract accounted for approximately 39.5% and 0% of revenues, respectively, and approximately 65.4% and 0% of industrial equipment distribution revenues, respectively. Revenues from the China National contract were approximately $2,337,000 for the nine months ended September 30, 1997 and $0 for the nine months ended September 30, 1996 due to the project's temporary suspension (which suspension was imposed in February 1996 and was lifted in January 1997). Management of the Company does not expect that any significant revenues will be earned from this contract during the year ending December 31, 1998.

         Networking revenues include revenues from the sale and installation of the Aria Wireless System. During the nine months ended September 30, 1997, the Company completed five agreements with ICBC to provide and install the Aria Wireless System for ATM linkage and clearance and settlements for five of its bank branches as transaction automation is introduced within the bank's entire system comprising over 12,000 branches in China. For the nine months ended September 30, 1997, revenues from the sale and installation of the Aria Wireless System were $906,498 or 38.7% of networking revenues. The Company did not have any revenues from the sale and installation of the Aria Wireless System during the nine months ended September 30, 1996.

         For the nine months ended September 30, 1997, United States revenues from export sales to the Far East increased by $40,396 or 0.8%, to $5,000,743 in 1997 from $4,960,347 in 1996, and revenues from operations based in the Far East decreased by $924,038 or 50.3%, to $912,587 in 1997 from $1,836,625 in 1996.
Revenues from operations based in the Far East decreased in 1997 as compared to 1996 as a result of the Company's focus on development of the Brighton STAQ On-line project, which is not expected to become operational until the third quarter of 1998. For the nine months ended September 30, 1997 and 1996, United States export sales revenues represented approximately 84.6% and 73.0% of consolidated revenues, respectively, and revenues from the Far East operations represented 15.4% and 27.0% of consolidated revenues, respectively.

         Gross Profit. Gross profit for the nine months ended September 30, 1997 increased by $53,306 or 3.0%, to $1,856,123 or 31.4% of revenues, as compared to $1,802,817 or 26.5% of revenues for the nine months ended September 30, 1996. Despite a decrease in revenues in 1997 as compared to 1996 of 13.0%, gross profit increased as a result of improvement in gross margin, which was primarily a result ofincreased progress on the completion of the China National contract in early 1997, and improved gross margins from certain industrial equipment distribution contracts.

         General and Administrative Expenses. Excluding consulting fees of $366,430 as described below, general and administrative expenses increased by $182,494 or 11.7% to $1,747,255 or 29.5% of revenues for the nine months ended September 30, 1997, as compared to $1,564,761 or 23.0% of revenues for the nine months ended September 30, 1996, primarily as a result of increases in employee compensation and occupancy costs incurred to develop the STAQ On-line Network in particular and to expand both Networking and Industrial Equipment Distribution operations in general.

         During the nine months ended September 30, 1997, the Company incurred consulting fees aggregating $366,430 for certain professional, consulting and other costs incurred in connection with the Company's ongoing business development activities. The Company did not incur any similar costs during the nine months ended September 30, 1996. The Company does not expect that this category of costs will continue at these levels in 1998 subsequent to the completion of the Offering. Included in the $366,430 of consulting fees are (i) 500 shares of Common Stock issued to a consultant for services rendered which were valued at $17,438, and (ii) $175,000 of costs pursuant to a consulting agreement with a consulting firm as described below at "Consulting Fees."

         Consulting Fees. On February 25, 1997, the Company entered into a consulting agreement with a consulting firm for business advisory services. Pursuant to that agreement, the Company paid the consulting firm $25,000 and issued a one-year note for $150,000 for services rendered. The note is unsecured, bears interest at 10% per annum, with interest to accrue until the due date of February 24, 1998. Thereafter, such note will become payable upon demand, with interest at 12% per annum.

         If the Company does not complete a debt or equity financing by February 24, 1998, then the Company will have the option of converting the note, including accrued interest, into its common stock, with the value of such common shares to be calculated at 75% of the market price on such date. The maximum number of common shares that the Company will be required to reserve and issue as full settlement for the note, including accrued interest, will be 25,000 shares. Such shares, if issued, will be restricted and will have piggyback registration rights.

         If the Company completes a private financing by February 24, 1998, then the noteholder will have the option of converting the note, including accrued interest, into the same debt or equity instrument issued in connection with such private financing. If the Company completes a secondary public offering by February 24, 1998, the noteholder will have the option of converting the balance of the note, including interest, into the same securities issued in connection with the secondary public offering at the offering price. Such securities, if issued, will be restricted and will have piggyback registration rights. In addition, the noteholder will have the right to elect one member of the Company's board of directors.

         Operating Income (Loss). For the nine months ended September 30, 1997, operating loss was ($257,562) as compared to operating income of $238,056 for the nine months ended September 30, 1996, and operating income (loss) as a percent of revenues was (4.4%) in 1997 as compared to 3.5% in 1996. The Company incurred an operating loss in 1997 as compared to operating income in 1996 primarily as a result of increased general and administrative expenses related to business development activities.

         For the nine months ended September 30, 1997 and 1996, operating income from industrial equipment distribution represented approximately 0.3% and 4.0% of industrial equipment distribution revenues, respectively, and operating income from networking represented approximately 4.3% and 3.0% of networking revenues, respectively. The decline in operating income from industrial equipment distribution in 1997 as compared to 1996 was a result of increased general and administrative expenses, in particular from expanded operations in China, and a change in the business mix which affected the allocation of general and administrative expenses.

         For the nine months ended September 30, 1997 and 1996, operating income from the United States export sales to the Far East represented approximately 6.8% and 8.0% of such revenues, respectively, and operating income (loss) from Far East based operations represented approximately (25.4%) and (8.6%) of Far East revenues, respectively.



         Other Income (Expense). For the nine months ended September 30, 1997, interest expense and bank fees increased by $21,347 or 94.3% to $43,994, as compared to $22,647 for the nine months ended September 30, 1996, primarily as a result of an increase in notes payable.


         For the nine months ended September 30, 1997, interest income increased by $54,591 or 239.2%, as compared to $22,827 for the nine months ended September 30, 1996, primarily as a result of increased cash balances generated by contract advances.

         During the nine months ended September 30, 1996, miscellaneous income aggregated $48,778, and included nonrecurring license income of $44,871. Miscellaneous income was $17,832 for the nine months ended September 30, 1997.


         Income Taxes. For the nine months ended September 30, 1997, the benefit from income taxes was ($89,000) or 43.1% of the loss before income taxes and minority interests, as compared to a provision for income taxes of $115,000 or 40.1% of income before income taxes and minority interests for the nine months ended September 30, 1996, primarily as a result of a lower valuation allowance relating to foreign tax loss carryforwards. Substantially all of the income tax benefit for the nine months ended September 30, 1997 arises from the Company's United States operations. As previously discussed, there were substantial consulting fees charged in 1997 which led, in part, to a loss before taxes and minority interests of $206,306. Based on an assessment of all available information, including historical trends, the Company has concluded that realization of the domestic deferred tax asset is more likely than not. The Company's consolidated effective tax rate is increased by the effects of valuation allowances established against net operating losses generated by BECL subsidiaries, the realization of which cannot be considered more likely than not.





         The Company is subject to different tax rates and tax laws because it operates in various distinct jurisdictions. As a result, the Company may not necessarily be able to offset its income earned in one jurisdiction against losses incurred in another jurisdiction. Therefore, the Company anticipates that its consolidated effective tax rate may vary significantly between periods.

         Net Income (Loss). The net loss for the nine months ended September 30, 1997 was ($108,024) or ($.09) per share, as compared to net income of $145,351 or $.14 per share for the nine months ended September 30, 1996.



CONSOLIDATED RESULTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 1995 AND 1996:


         Revenues. Revenues for the year ended December 31, 1996 were $8,006,260, as compared to $8,370,537 for the year ended December 31, 1995, a decrease of $364,277 or 4.4%. The decrease in revenues of $364,277 in 1996 as compared to 1995 consisted of a decrease in revenues from industrial equipment distribution of $603,358 or 14.1%, which was partially offset by an increase in revenues from networking of $239,081 or 5.8%. For the years ended December 31, 1996 and 1995, revenue from industrial equipment distribution represented approximately 45.8% and 51.0% of revenues, respectively, and revenues from networking represented approximately 54.2% and 49.0% of revenues, respectively.

         Industrial equipment distribution revenues for the year ended December 31, 1996 decreased primarily because of the temporary suspension imposed by the municipal government from February 1996 to January 1997 relating to the previously described contract with China National. Revenue from this long term contract is included in the Company's industrial equipment distribution business segment, and is recognized using the percentage of completion method. As a result of the project's temporary suspension, revenue from this contract was reduced by approximately $1,807,000 in 1996 as compared to 1995, from approximately $2,855,000 in 1995 to $1,048,000 in 1996.

         United States revenues from export sales to the Far East consist primarily of revenues from industrial equipment distribution, while revenues from operations based in the Far East consist of revenues from both industrial equipment distribution and networking. For the year ended December 31, 1996, revenues from the United States export sales decreased by $457,825 or 7.0%, to $6,039,716 in 1996 from $6,497,541 in 1995, and revenues from the Far East operations increased by $93,548 or 5.0%, to $1,966,544 in 1996 from $1,872,996 in 1995. For the years ended December 31, 1996 and 1995, revenues from the United States export sales represented approximately 75.4% and 77.6% of consolidated revenues, respectively, and revenues from the Far East operations represented approximately 24.6% and 22.4% of consolidated revenues, respectively.


         Gross Profit. Gross profit for the year ended December 31, 1996 was $2,220,753 or 27.7% of revenues, as compared to $2,205,336 or 26.3% of revenues for the year ended December 31, 1995. The increase in the gross margin from 1995 to 1996 was primarily a result of the increase in revenues from networking, both on an absolute basis and as a percentage of revenues.

         General and Administrative Expenses. General and administrative expenses increased by $107,013 or 6.5%, to $1,755,029 or 21.9% of revenues for the year ended December 31, 1996, as compared to $1,648,016 or 19.7% of revenues for the year ended December 31, 1995, primarily as a result of increases in employee compensation and occupancy costs incurred to develop the STAQ On-line Network in particular and to expand operations in general. These increased costs were offset in part by decreases in travel and lodging and miscellaneous costs.

         Operating Income. For the year ended December 31, 1996, operating income decreased by $91,596 or 16.4% to $465,724, as compared to $557,320 for the year ended December 31, 1995, and operating income as a percent of revenues decreased to 5.8% in 1996 from 6.7% in 1995. The reduction in operating income in 1996 as compared to 1995 reflects a decrease in revenues, primarily from the China National contract, increased start-up and marketing costs in the networking business segment and increased general and administrative costs.


         For the years ended December 31, 1996 and 1995, operating income from industrial equipment distribution represented approximately 5.9% and 5.8% of industrial equipment distribution revenues, respectively, and operating income from networking represented approximately 5.8% and 7.6% of networking revenues, respectively. The decrease in operating income from industrial equipment distribution of $32,914 or 13.3% in 1996 as compared to 1995 reflects a decrease in revenues, primarily from the China National contract, and the decrease in operating income from networking of $58,682 or 18.9% in 1996 as compared to 1995 reflects an increase in various operating costs.

         For the years ended December 31, 1996 and 1995, operating income from the United States represented approximately 12.1% and 14.3% of United States revenues, respectively, and operating loss from the Far East represented approximately (13.5%) and (19.8%) of Far East revenues, respectively. The decrease in operating income from the United States of $196,500 or 21.2% in 1996 as compared to 1995 was a result of the decrease in revenues, primarily from the China National contract, and the decrease in operating loss from the Far East of $104,904 or 28.3% in 1996 as compared to 1995 was a result of an increase in revenues.


         Income Taxes. For the year ended December 31, 1996, the provision for income taxes was $309,000 or 60.0% of income before income taxes and minority interests, as compared to $444,000 or 79.2% of income before income taxes and minority interests for the year ended December 31, 1995, primarily as a result of a lower valuation allowance relating to foreign tax loss carryforwards. Accordingly, the Company's effective tax rate is increased by the effects of valuation allowances established against net operating losses generated by BECL subsidiaries, the realization of which cannot be considered more likely than not.

         The Company is subject to different tax rates and tax laws because it operates in various distinct jurisdictions. As a result, the Company may not necessarily be able to offset its income earned in one jurisdiction against losses incurred in another jurisdiction. Therefore, the Company anticipates that its consolidated effective tax rate may vary significantly between periods.


         Net Income. Net income for the year ended December 31, 1996 was $198,524 ($.19 per share), as compared to net income of $172,347 ($.17 per share) for the year ended December 31, 1995.



CONSOLIDATED FINANCIAL CONDITION

LIQUIDITY AND CAPITAL RESOURCES:


         Operating. For the nine months ended September 30, 1997, the Company's operations utilized cash resources of $873,496, as compared to generating cash resources of $1,336,304 for the nine months ended September 30, 1996. The Company had a net working capital deficit of ($1,203,728) at September 30, 1997, as compared to a net working capital deficit of ($879,481) at December 31, 1996, reflecting a current ratio of .84:1 at September 30, 1997 as compared to .91:1 at December 31, 1996. The Company's operations utilized cash resources in 1997 as compared to generating cash resources in 1996 as a result of increased activity with respect to the China National contract and the STAQ On-line Network project.


         For the year ended December 31, 1996, the Company's cash flow from operations was $2,741,329, as compared to $599,233 for the year ended December 31, 1995. The Company had a net working capital deficit of ($879,481) at December 31, 1996, as compared to a net working capital deficit of ($2,819,778) at December 31, 1995, reflecting current ratios of .91:1 and .48:1, respectively. The Company's operating cash flow improved substantially in 1996 as compared to 1995 primarily as a result of improved project management that focused on cash collection.


          Accounts receivable increased by $701,025 to $2,040,343 at September 30, 1997, from $1,339,318 at December 31, 1996, and by $1,185,943 to $1,339,318
at December 31, 1996, from $153,375 at December 31, 1995. Accounts receivable increased during the nine months ended September 30, 1997 as a result of the timing of certain revenues from the third quarter 1997 projects. During the nine months ended September 30, 1997, the accounts receivable from a Hong Kong-based customer, on an unsecured basis, was $240,700, which represents a $271,229 reduction from the December 31, 1996 balance of $511,929. This accounts receivable balance at December 31, 1996 represented approximately 38% of total accounts receivable. Management is currently discussing the timing of the settlement of the remainder of this accounts receivable with the customer and expects that it will be paid in full during the first quarter of 1998.



         During the three months ended September 30, 1997, the Company received net customer advances aggregating $2,153,628 with respect to the commencement of the third phase of the China National contract, which has been recorded as customer deposits at September 30, 1997, and which is expected to be utilized in the fulfillment of the Company's obligations under that contract during the remainder of 1997 and subsequent to such date.


          As an accommodation to China National for excess funds held by the Company, the Company has periodically loaned funds to China National. These loans do not bear interest and do not stipulate repayment dates. As of September 30, 1997, the Company had loaned $1,132,169 to China National; such amount has been offset against customer deposits on the December 31, 1996 and September 30, 1997 consolidated balance sheets.

          Investing. During the years ended December 31, 1995 and 1996, the Company purchased fixed assets aggregating $1,352,434 and $154,484, respectively, primarily in the form of project equipment which will be utilized in completing future projects. During the nine months ended September 30, 1997, the Company acquired fixed assets aggregating $55,935, which does not include a non-cash purchase of $185,950 of equipment for the STAQ On-line Network project from the Company's major stockholder, as described at "CERTAIN TRANSACTIONS." Other than equipment which the Company purchases in the fulfillment of its contracts, the Company has no capital expenditure commitments. However, the Company owns a 90% interest in the joint venture developing the STAQ On-line Network project, has already invested $1,600,000 in such project, and is obligated to provide additional funding of approximately $4,000,000 during the first quarter of 1998, which is expected to be satisfied from the net proceeds of the Offering. (See "BUSINESS - BRIGHTON-STAQ").

          Cash set aside for customer purchases which represents prepayments by customers that are set aside to pay project related current liabilities and commitments, decreased by $1,276,365, from $2,636,000 at December 31, 1996 to $1,359,635 at September 30, 1997, as a result of the utilization of a portion of such cash balance to fulfill certain equipment contract obligations related to the China National contract during the nine months ended September 30, 1997.


          Cash set aside for customer purchases increased by $2,036,000 during 1996, from $600,000 at December 31, 1995 to $2,636,000 at December 31, 1996.
Such cash balance at December 31, 1996 secures, in part, irrevocable letters of credit aggregating $746,230 that the Company had issued for contingent commitments on customer purchases.



          Financing. During January 1996, the Company entered into a convertible demand note agreement with a third party, with interest at 5% per annum. The note had a principal balance outstanding of $620,101 and $643,355 at December 31, 1996 and September 30, 1997. The note is convertible into shares of common stock at prevailing market prices. The Company is currently negotiating with the note holder to convert a portion of this demand note into common stock.

         During December 1996, the Company sold 11,111 shares of common stock in a private transaction for aggregate proceeds of $450,000, less costs of $259,824, generating net proceeds of $190,176. Subsequently, during the nine months ended September 30, 1997, the Company sold an additional 8,002 shares of common stock for aggregate proceeds of $352,948, less costs of $45,416, generating net proceeds of $307,532. Such costs consist of payments to various related and unrelated parties as compensation for services rendered. In addition, the Company issued 2,030 shares of common stock with a value of $89,504 to various individuals and firms for services rendered with respect to capital raising activities. Included in the costs of $259,824 in 1996 and $45,416 in 1997 are payments of $105,731 and $11,931, respectively, to Orient Financial Services Limited, a Hong Kong-based company in which Nils A. Ollquist, a director of the Company, is a principal.

               In order to meet its working capital requirements, the Company has periodically received funding from Kit Kung, the Chairman of the Board of Directors, President and Chief Executive Officer, and his family members. However, no funds from the Offering will be paid to Kit Kung or his family members. The Company has also periodically made advances to the principals and officers of the Company. Such advances are unsecured and generally bear no stated interest rate or terms of repayment. As of December 31, 1995 and 1996, amounts due from Kit Kung and his family members aggregated $0 and $43,239, respectively; outstanding receivables from other related parties aggregated $8,220 and $15,884, respectively; and amounts due to Kit Kung and his family members aggregated $2,612,896 and $227,298, respectively. During the year ended December 31, 1995, Kit Kung and his family members had advanced $1,612,041 to the Company, and during the year ended December 31, 1996, the Company had repaid $1,118,625 of such advances. During the years ended December 31, 1995 and 1996, advances to other related parties aggregated $518,322 and $43,239, respectively, and during the year ended December 31, 1996, $424,872 of accounts receivable from related parties was repaid.


               In December 1996, Kit Kung contributed $1,266,973 of net borrowings, consisting of $1,515,076 of amounts owed by the Company to Kit Kung less $248,103 of amounts owed to the Company, to contributed capital.


               During the nine months ended September 30, 1997, the Company advanced $349,834 to Kit Kung and his family members and repaid amounts due Kit Kung and his family members aggregating $227,298, resulting in receivables from stockholders and related parties of $200,668 at September 30, 1997, net of a credit of $185,950 resulting from the purchase of certain equipment for the STAQ On-line Network project from Kit Kung. Such amount is expected to be repaid or otherwise satisfied in the ordinary course of business during the remainder of 1997 and during 1998. Subsequent to the completion of the Offering, the Company will adopt a policy to the effect that any future transactions between it and its officers, directors, principal stockholders and the Affiliates of the foregoing persons be on terms no less favorable to the Company than could reasonably be obtained in arm's length transactions with independent parties, and that any such transactions be approved by a majority of the Company's independent directors disinterested in the transaction.

               During December 1997, in order for the Company to arrange the purchase of certain equipment for a customer, Hong Yun, an officer and director of the Company and the wife of Kit Kung, agreed to provide a short-term credit facility by depositing $500,000 into a short-term interest bearing account with a Hong Kong bank as security for the bank's letter of credit of approximately $2,145,000 issuable to a supplier.

               Due the delays in the financing and construction of the China National project, the Company is in the process of renegotiating the terms of certain aspects of technological licensing arrangements that it entered into in conjunction with the China National contract (See "BUSINESS-INDUSTRIAL EQUIPMENT DISTRIBUTION"). The contractual value of services currently under negotiation is approximately $450,000, and the settlement of such obligation is predicated on the resolution of the China National project (See "OVERVIEW". The inability of the Company to fulfill contractual terms of long-term projects or to negotiate favorable arrangements for the use or distribution of licensed technology may have a material adverse effect on the Company's consolidated financial statements.



               The Company anticipates, based on currently proposed plans and assumptions relating to its operations, that its projected cash flow provided by operations will be sufficient to support operations at current levels for at least the 12 months following the date of this Prospectus. Although the Company's Networking and Industrial Equipment Distribution business segments on a combined basis generate or have available sufficient working capital to support their operations, the Company requires additional capital in connection with the STAQ On-line Network project (see "BUSINESS - STAQ ON-LINE NETWORK"), which the Company anticipates obtaining from the net proceeds of the Offering. The Company projects that Brighton- STAQ will operate at a loss for at least 1998, the first year of operation. To the extent that the Company is unable to timely fund its $4,000,000 commitment to fund the STAQ On-line Network project during the first quarter of 1998, the Company's interest in the project may be reduced or eliminated, which would adversely affect the potential future profitability of this project as it relates to the Company's consolidated results of operations. If the Company were to be unable to fund the continuing development of the Brighton-STAQ project, project equipment aggregating $1,517,538 at September 30, 1997 would be liquidated at net realizable value and the resulting loss, if any, would be charged to operations.



INFLATION AND CURRENCY MATTERS:

               In recent years, the PRC economy has experienced periods of rapid economic growth as well as high rates of inflation, which in turn has resulted in the periodic adoption by the PRC government of various corrective measures designed to regulate growth and contain inflation. Since 1993, the PRC government has implemented an economic program designed to control inflation, which has resulted in the tightening of working capital available to PRC business enterprises. The success of the Company depends in substantial part on the continued growth and development of the PRC economy.


               Since the Company's contracts are generally denominated in U.S. dollars and are generally of short duration, the Company is not subject to any economic exposure from the effects of inflation in the PRC. However, the STAQ On-line Network project will be subject to the effects of inflation in the PRC.

               Foreign operations are subject to certain risks inherent in conducting business abroad, including price and currency exchange controls, and fluctuations in the relative value of currencies. Changes in the relative value of currencies occur periodically and may, in certain instances, materially affect the Company's results of operations and the ability of customers to satisfy obligations owed to the Company. In addition, the Renminbi is not freely convertible into foreign currencies. All foreign exchange transactions involving the Renminbi must take place either through the Bank of China or other institutions authorized to buy and sell foreign exchange, or at a Foreign Exchange Adjustment Center. The ability to convert PRC currency is subject to the availability of foreign currencies.

RECENT ACCOUNTING PRONOUNCEMENTS:

               In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share," which is effective for financial statements issued for periods ending after December 15, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods presented. Under the new requirements, the Company will be required to present "basic" earnings per share and "diluted" earnings per share. Basic earnings per share does not include the dilutive effect of stock options and warrants. The Company does not expect that adoption of this statement will have a material effect on reported earnings per share.

               In February 1997, the Financial Accounting Standards Board issued Statement No. 129, "Disclosure of Information about Capital Structure," which is effective for financial statements issued for periods ending after December 15, 1997. The new standard reinstates various disclosure requirements previously in effect under Accounting Principles Board Opinion No. 15, which has been superseded by this statement. The Company does not expect that adoption of this statement will have a material effect on its current disclosures and presentation.

               In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income," which is effective for financial statements issued for periods ending after December 15, 1997. Earlier application is permitted. This statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income consists of net income and other comprehensive income. Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net income. The Company does not expect that adoption of this statement will have a material effect on its current disclosures and presentation.

               In June 1997, the Financial Accounting Standards Board issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information," which is effective for financial statements issued for periods ending after December 15, 1997. This statement discusses how to report operating segments and certain information about a public company's products and services, the geographic areas in which it operates, and its major customers. The Company does not expect that adoption of this statement will have a material effect on its current disclosures and presentation.


YEAR 2000 ISSUE:

               The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have sensitive software may recognize a date using "00" as the year 1900 rather that the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

               Based on a recent internal assessment, the Company has determined that certain of its software programs will have to be modified or replaced so that its computer systems will properly utilize dates beyond December 31, 1999. The Company presently believes that the cost to modify its existing software and/or convert to new software will not be significant.

               The Company has also reviewed both the business operations in its Networking segment in order to determine the potential impact of the Year 2000 Issue with respect to computer networks that the Company has integrated in China. Although the current computer networks that the Company integrated are Year 2000 compliant, certain prior computer networks may not have been Year 2000 compliant. However, the Company believes that any software modifications necessary to make such computer networks Year 2000 compliant will be provided by the companies that developed the hardware and software integrated by the Company. In addition, based on the Company's contracts with its customers, including its standard one year warranty provision, the Company does not believe that it has any obligation to modify or replace any network software that it has previously integrated that it is not Year 2000 compliant. Accordingly, the Company does not believe that it will incur any significant costs in this regard with respect to the year 2000 issue.

                                    BUSINESS


GENERAL


               The Company is currently a computer network integrator and a distributor of industrial equipment. The Company is also developing an on-line securities trading network for the STAQ Exchange, which the Company expects to be operational in the third quarter of 1998. The Company provides such services and equipment primarily to customers in China, as well as other Pacific Basin countries. The Company believes that it has a strong reputation as an independent full service provider of computer network integration services and a distributor of industrial equipment in China. This belief is based on several factors, including, the Company's Chairman, President, Chief Executive Officer and principal stockholder, Kit Kung's experience in the business of designing and installing computer networks and importing industrial equipment in China since 1980. Building on Mr. Kung's business experience in China, the Company formed a joint venture with a company controlled by the STAQ Exchange, one of four national stock exchanges in China, to develop, design, install and maintain a nationwide computerized multi-market securities quotation and trading network in China.



BUSINESS STRATEGY


               The Company intends to maintain its focus on the Chinese market place. Its business strategy is focused as follows:

               - Emphasis on network integration in the banking and finance industries

               - Commercialization of the on-line securities trading
                 network

               - Expansion of the industrial equipment distribution
                 business to meet customer demand


Banking and Finance Oriented Information Technology. As the Chinese economy continues to grow and the standard of living increases in China, the Company believes that there will be an increased demand for consumer oriented financial services such as ATMs and retail outlets that accept credit card transactions. The Company's strategy has been to meet this increasing demand in the Chinese marketplace by installing wireless telecommunications networks suitable for high volume transactions that require instant responses, such as ATM transactions, credit card verifications, clearance and settlements. The Company currently has contracts with the Industrial and Commercial Bank of China to design and install wireless telecommunication networks for clearance and settlements for seven of its bank branches. The Company believes that as market demand for ATMs and retail outlets that accept credit card transactions increases, it will be able to secure additional contracts in this area.

Securities Quotation and Trading Network. The Company is the owner of a 90% interest in Brighton-STAQ, a PRC registered Sino-Hong Kong joint venture. The remaining 10% interest is owned by a company controlled by the STAQ Exchange, one of four national securities exchanges in China, located in Beijing. The purpose of Brighton-STAQ is to develop, design, install and maintain the STAQ On-line Network. The Company's initial plans are to offer the STAQ On-line Network to the 550 stock brokerages (operating 2,200 offices) that are members of the STAQ Exchange according to STAQ Exchange officials, in the cities of Beijing, Chongqing, Guangzhou, Shanghai, Shenzhen and Wuhan, with plans to eventually market the STAQ On-line Network to all 2,800 stock brokerages (operating over 10,000 offices) in China. The Company expects to initially charge an installation fee of $6,000 and a monthly maintenance fee of $1,000 for each terminal installed at the stock brokerages. The STAQ On-line Network project is currently in the testing phase.

The Company expects to commence commercial operations of the STAQ On-line Network in the third quarter of 1998.


Industrial Equipment Distribution. Industrial equipment distribution accounts for a substantial portion of the current revenues and profits of the Company. The type of industrial equipment which the Company has been marketing in China include machine tools, such as machine center and grinder measurement devices, and heavy machinery, such as gantry mills, pressing machine production lines and dyes transfer automation systems. The Company is the exclusive distributor for Milltronics Manufacturing Company (a U.S. company), ALO Teknik AB (a Swedish company), Royal Master Grinders, Inc. (U.S. company) and K.O. Lee Company (a U.S. company) for the sale of their industrial equipment in China. In addition to representing these manufacturers, the Company has adopted the strategy of increasing revenues by searching for industrial equipment from manufacturers worldwide that meet both the customer's technical specifications and budget. The Company will continue its past practice of gradually increasing the size of its sales team to meet customer demand for industrial equipment.


COMPUTER NETWORK INTEGRATION

MARKET OVERVIEW

               China's information technology market has enjoyed significant growth and will likely grow at an increasing rate in the next decade as market demand for Western style modernization increases. In particular, growth will be most significant for system engineering services that provide customized products tailoring to customer's specifications. The following are the market factors which will contribute to this growth:

           (1)        DEVELOPMENT OF LARGE SCALE INFORMATION "INFRASTRUCTURES":
                      The Chinese Central Government has made
                      "informationization" of the economy a priority of its most recent five year plan, and is planning to invest substantial amounts of capital in numerous information super-highway type projects such as the "Golden" projects1.

           (2) GROWING DEMAND FOR COMPLEX INFORMATION SYSTEMS FROM OTHER LARGE INFRASTRUCTURE PROJECTS: Continuous investment in large-scale infrastructure in areas such as power generation and transportation will drive demand for information technology systems.

           (3) GROWING DEMAND FOR INFORMATION TECHNOLOGY SYSTEMS FROM ENTERPRISES AND GOVERNMENT AGENCIES: As the Chinese economy develops and matures, enterprises

--------
      (1) China's State Council plans to develop the country's information infrastructure by 2000. The plan, know as the China National Information Infrastructure was implemented at the end of 1993 and is characterized by a series of "Golden" Projects, including the Golden Bridge, Golden Taxation, Golden Customs and Golden Card Projects. The Golden Bridge Project's goal is to link, via a telecommunication network, all the cables of the Ministry of Posts and Telecommunications and special telecommunication grids of other ministries and official departments. The telecommunication network is expected to digitally transmit documents, sound and pictures used for serving China's finance, customs, foreign trade, tourism, meteorology, communication, State security, science and technology and other information businesses. The Golden Tax and Golden Customs Projects are extensions of the Golden Bridge Project. The Golden Card Project is consumer oriented and expected to modernize the China's payment and cashing services with the introduction and popularization of credit cards and other related media and decrease the amount of cash in circulation.

                      and governmental agencies will need to utilize information technology systems to become competitive with their counterparts in more developed countries.

               In addition, due to their relative lack of technological sophistication, Chinese customers usually require more systems engineering services on each project than customers in more developed markets. Compared to Western countries, China's information technology industry is relatively young, such that most organizations do not have dedicated information technology departments as are common in Western countries. Much of the industry's technical resources are concentrated in companies that directly engage in the information technology business. As a result, companies outside the industry must rely on outside technical expertise to meet their needs. The demand for outside technical assistance will likely increase, as most of the software packages being developed are general platforms that require substantial customization to meet specific needs of each organization.


OPERATIONS


               The Company provides customized full service computer network and telecommunication equipment integration, installation and maintenance for customers in China and other Pacific Basin countries. The Company provides integrating solutions for customers utilizing software and hardware developed by third parties. The following examples are indicative of the Company's and its subsidiaries' projects:

CUSTOMER               PROJECT DESCRIPTION          DATE OF EXECUTION     CONTRACTUAL BILLINGS
--------               -------------------          -----------------     --------------------
ICBC                   Bank branch networking in          June 1993             $3,478,000
                       eight cities in China                 to
                                                        December 1997

Zhongzhou Hotel        Hotel management                September 1997             $210,000
                       computer system for 300-
                       room hotel in Zhongzhou
                       City, PRC

The People's Daily     Office automation system         November 1996             $440,000
                       for text retrieval and high
                       speed line printer
                       integration

               The Company is currently in the process of completing the integration of a hotel management computer system for Zhongzhou Hotel, Zhongzhou City, China. The Company has developed its own software for integration of hotel management computer systems capable of managing reservations, telephones and billings. The Company has installed over 60 hotel management computer systems in China and Hong Kong. The Company's customers include Regent Hotel in Hong Kong, The China Hotel in Guangzhou, International Hotel in Beijing and JC Mandarin Hotel in Shanghai. The Company's gross margin for installation of hotel management computer systems is in the range of 20-25 percent.


               The Company also provides computer network integration for office automation. The Company installed a database management system for The People's Daily in November 1996 that is capable of scanning, storing, retrieving and typesetting texts in Chinese characters. The Company integrated software from Chinese vendors with computer equipment manufactured by Digital Equipment Corporation, with computer software from Oracle Corporation for database management, as well as with high speed line printers. The Company's gross margin for office automation projects is approximately 10 percent.

ARIA WIRELESS SYSTEM


               The Company has introduced the Aria Wireless Systems, which is suitable for high volume transactions that require instant responses, such as ATM transactions, credit card verifications, clearance and settlements, in the Chinese market place. The Company's gross margin on contracts for computer network integration of the Aria Wireless Systems has been approximately 40 percent. In 1997, the Company secured nine contracts with ICBC to customize integration of and install Aria Wireless Systems for ATM linkage and for clearance and settlements for eight of its bank branches. Five of the contracts have been completed and four of the contracts are currently in progress. The Company's focus in the computer network integration segment of its business currently is in wireless telecommunication systems.


GENERAL


               The Company's Aria Wireless Systems utilizes radio frequency to transmit data in metropolitan areas within a 50 kilometer (38 mile) radius. Primary application for the Aria Wireless System is in the financial service industry and includes ATM linkage, credit card processing and banking data transfer. The Aria Wireless System is an industry leader for wireless data transfer technology in on-line transactions processing applications. There are over 5,000 remote locations connected to their respective hosts through Aria Wireless Systems in over 50 countries throughout the world.


               As the Chinese economy continues to grow and the standard of living increases in China, there will be an increased demand for consumer oriented financial services such as ATMs and retail outlets that accept credit card transactions. The Company believes that the Aria Wireless System is particularly well-suited for use by the financial services industry in China because it offers a more reliable alternative to land telephone lines for data transmission. Unlike Western countries, the land telephone lines in China are not yet able to support the rapid transmission of data with the accuracy and speed required by the financial industry. The Aria Wireless System, which utilizes radio frequencies, will assist the financial services industry to address the demand for consumer oriented financial services.

SALES AND MARKETING


               In 1995, the Company's subsidiary, BECL, signed a Preincorporation Agreement to form a Hong Kong joint venture company, Aria Wireless Systems China Limited ("Aria China"), with two U.S. companies, Aria Wireless Systems, Inc. ("Aria, Inc.") and Valdacom, Inc. ("Valdacom"), to market, sell and service the Aria Wireless System in the China market on an exclusive basis. The Preincorporation Agreement provided that the Company was to receive a 59% ownership of Aria China, and the two other parties, Aria, Inc. and Valdacom, were to receive a 23% and 18% ownership of Aria China, respectively.

               Financial difficulties at Aria, Inc. delayed formation of Aria China. Aria, Inc. filed for reorganization under Chapter 11 of the United States Bankruptcy Code in February 1996. On May 22, 1997, Aria, Inc. emerged from Chapter 11 under an approved reorganization plan and with a new financial structure. Aria China was incorporated in 1995 by the Company but has remained inactive as the parties to the Preincorporation Agreement have, to date, not subscribed for their respective shares. The Company is currently negotiating with Aria, Inc. to restructure the existing business arrangement. The Company expects to finalize a sole distributor agreement for China between Aria, Inc. and BIC in the first quarter of 1998. No assurance can be given that the Company will be able to finalize this agreement.

               In the meantime, the Company has been able to market and sell the Aria Wireless Systems as a component of its network integration business and plans to continue such sales practice. Aria, Inc.'s financial difficulties have not affected the Company's operations to date. Since its emergence from reorganization, the Company believes that, based upon a review of its financial statements, Aria, Inc. will continue to be a financially viable company. Sales of Aria Wireless Systems by the Company so far have been concentrated in the Beijing area. The Company has plans to target sales of the Aria Wireless System to other large metropolitan markets in China. Although there is no formal written agreement, the Company is the sole distributor of the Aria Wireless System in China.

               The Company participates in two to three trade shows per annum and holds two to three promotional seminars per annum throughout China and follows up with mass mailings of product catalogues to solicit contracts for its computer network integration services business. The Company's current focus is the network integration of the Aria Wireless Service in the banking and financial industry. To date, the Company's customers for this business segment have all been PRC Government owned or controlled entities, including government ministries, banks, universities and research facilities.


COMPETITION


               The Company competes with Multipoint Networks, Inc., a U.S. company, and Kb/Tel, SA, a Mexican company, on a worldwide basis for the wireless system installation and service business. Both companies manufacture wireless systems that offer features identical to the Aria Wireless System. The Company also competes with other manufacturers of wireless systems that offer similar features to the Aria Wireless System.


               The Company believes that its technical expertise in computer network integration makes the Aria Wireless System more competitive than the wireless systems offered by the other two companies. The Company has 11 engineers dedicated to installing and customizing system applications for the Aria Wireless System to customer's specifications. It is the Company's belief that its competitors do not have technical staff with the level of expertise of the Company's engineers and the Company is aware that the wireless systems installed by the Company's competitors have in the past experienced numerous technical problems due to improper integration installation.


STAQ ON-LINE NETWORK


CHINA'S SECURITIES MARKET OVERVIEW (all conversions to U.S. dollars use the January 12, 1998 exchange rate)

               The Chinese securities market comprises four national exchanges:
Shanghai, Shenzhen, STAQ and China National Securities Trading System ("NETS"). The securities industry is regulated by two organizations: The State Council Securities Policy Committee, which is responsible for the macro policy of the industry, and the China Securities Regulatory Commission ("CSRC"), which is responsible for the day-to-day regulation of the securities industry. The CSRC dictates the stock exchange on which the shares of any Chinese company, whether state-owned or foreign-owned, is listed. The CSRC also determines the terms of the listing, including the size of the offering of securities and the price of the offering.

               Trade orders on all four national exchanges are computer matched. Each exchange seat at each of the four exchanges is equipped with a computer terminal for entering trade orders. Membership to the exchanges is limited to licensed stock brokerages and only registered members can trade on the respective exchanges. Non-members of the exchanges place orders with member stock brokerages either personally or by telephone. Each exchange has taken a different approach in developing its distribution system to its members. The NETS Exchange, the Exchange under the control of the People's Bank of China that was originally established for government bond clearing for the other national exchanges, has been inactive for a number of years and is not further discussed.

               The Shanghai Stock Exchange operates 21 sub-exchanges across China. These sub-exchanges are linked to the main computer via satellite. A member of the Shanghai Stock Exchange can obtain exchange seats at the main exchange or at any of the sub-exchanges. The stock brokerages must place their order with their floor agents by telephone. Stocks, debt instruments and investment funds are traded on the Shanghai Stock Exchange. According to STAQ Exchange officials, a seat on the Shanghai Stock Exchange is Rmb1,000,000 ($120,482) and the annual membership fee is Rmb500,000 ($60,241). The Shanghai Stock Exchange does not offer off-floor on-line trading of its stocks. In 1996, 287 companies were listed on the Shanghai Stock Exchange with market capitalization of Rmb141.5 billion ($17.0 billion). The average daily turnover in 1996 was Rmb446 million ($53.7 million).

               The Shenzhen Stock Exchange offers direct on-line linkage to its central computer via satellite. Each subscriptive stock brokerage is directly linked to one satellite station. Unlike the Shanghai Stock Exchange, the Shenzhen Stock Exchange allows connections at its members' offices. Trade orders can be entered directly onto computer terminals at the respective stock brokerages. This arrangement offers more flexibility and wider coverage but at a substantial financial cost. According to STAQ Exchange officials, the annual membership fee for the Shenzhen Stock Exchange is Rmb600,000 ($72,289) and it charges its members an installation charge of approximately Rmb300,000 ($36,145) to set up satellite linkage and an annual maintenance fee of Rmb60,000 ($7,229). Stocks, debt instruments and investment funds are traded on the Shenzhen Stock Exchange. In October 1996, 224 companies were listed on the Shenzhen Stock Exchange with an aggregate market capitalization of Rmb394 billion ($47.5 billion). The 1996 turnover through October 1996 was Rmb735.2 billion ($88.6 billion).

               The STAQ Exchange has its main trading floor in Beijing and a sub-exchange in Xiamen. The STAQ Exchange is the official exchange for (i) legal-person-owned shares (C Shares), that are shares of PRC state-owned enterprises which may only be held by other PRC state-owned enterprises, and
(ii) State Treasury Bonds issued by the Ministry of Finance. In addition to listing C Shares (total of 8 stocks) and State Treasury Bonds, the STAQ Exchange acts as a sub-exchange for both the Shanghai and Shenzhen Stock Exchanges. A sub-exchange functions as a branch of the main exchange. Through direct computer linkages via satellite with both the Shanghai and Shenzhen Stock Exchanges, members of the STAQ Exchange can directly trade stocks listed on the Shanghai and Shenzhen Stock Exchanges from the STAQ Exchange trading floor. According to STAQ officials, the annual membership fee for the STAQ Exchange is Rmb150,000 ($18,072).


THE STAQ EXCHANGE

               The STAQ Exchange was approved by the CSRC in 1992 and The Stock Exchange Executive Council (the "SEEC"), a non-governmental advisory body to the CSRC, was assigned the responsibility of designing and developing the STAQ Exchange into a computer-based over-the-counter multi-point to multi-point on-line automated quotations system for securities trading. The members of the SEEC consist of China's largest trust and investment corporations, securities firms, and other non-bank financial institutions authorized to engage in securities and other financial businesses.

               About 80% of all State Treasury Bonds are distributed by the Ministry through the STAQ Exchange and 50% of all State Treasury Bond trading is done through STAQ. Due to the restrictive ownership requirements of C Shares, trading of C Shares is limited and sporadic. When the STAQ Exchange was first approved as a sub-exchange for the Shanghai and Shenzhen Stock Exchanges in 1992 and in 1993, respectively, the trading volume fluctuated substantially due to the inherent instabilities of these two fledgling exchanges which were formally established only in 1991 and 1990, respectively. According to STAQ Exchange officials, the high end trading volume for the STAQ Exchange was approximately 3% of the Shanghai Stock Exchange and 10% of the Shenzhen Stock Exchange. According to STAQ Exchange officials, trading on the STAQ Exchange has stabilized at 1.5% and 4% of the trading volume on the Shanghai and Shenzhen Stock Exchanges, respectively, for the last three years.

               Trade orders on the STAQ Exchange are entered onto the computer terminals located on the trading floor in either Beijing or Xiamen and are computer matched. Members telephone their floor agents to execute transactions. According to statistics provided by STAQ Exchange officials, there are currently approximately 550 licensed stock brokerages (operating approximately 2,200 offices in China) that are members of the STAQ Exchange.


BRIGHTON-STAQ

               Brighton-STAQ is a PRC registered Sino-Hong Kong equity joint venture company of which the Company owns 90% and Huazheng owns 10%. Brighton-STAQ has its registered office and principal place of business in Beijing and a branch office registered in Shanghai. Brighton-STAQ was formed to develop, design, install and maintain the STAQ On-line Network.


               In 1992, the STAQ Exchange received a grant of $200,000 from the World Bank for the development of the STAQ Exchange. The STAQ Exchange used part of the funds to invite seven technical experts from NASDAQ to visit the STAQ Exchange in Beijing and also asked the experts from NASDAQ to review the designs for the national on-line securities trading system that was modeled after NASDAQ. After reviewing the plans submitted, the NASDAQ experts confirmed that, as presented, the designs were functionally suitable for the on-line securities trading system as contemplated. Based on its expertise in the computer network integration services business, the Company was invited by the STAQ Exchange to submit designs for the computer network component of the on-line securities trading system. The Company's designs for the STAQ On-line Network were submitted, along with the designs of the securities trading system, for review and approved by the NASDAQ experts. NASDAQ has no on-going involvement with the STAQ Exchange or Brighton-STAQ.


               The STAQ On-line Network will initially link remote computer terminals installed at stock brokerages in the cities of Beijing and Chongqing (with plans to expand linkage to Guangzhou, Shanghai and Shenzhen) to the STAQ Exchange trading floor in Beijing. The Company anticipates that linkage will eventually be on a nationwide level, with such expansion being driven by the Company's estimated break-even for each city of approximately 15 terminals. Through the use of the STAQ On-line Network, the stock brokerages will then be able to obtain real time price quotations of shares traded on the Shanghai and Shenzhen Stock Exchanges as well as C Shares and State Treasury Bonds and will be able to trade through party-to-party negotiations on remote computer terminals. The STAQ On-line Network is modeled after the on-line trading system offered by NASDAQ in the U.S. although, unlike NASDAQ, with the exception of C Shares, no stock will be quoted solely on the STAQ Exchange.

               Information displayed on the remote computer terminals will be identical to information available on the trading floor of the STAQ Exchange in Beijing. The operation of the STAQ On-line Network, including all software programs installed on the remote computer terminals at the stock brokerage houses, will be maintained and controlled by the STAQ Exchange. Brighton-STAQ's role is to develop, design, install and maintain the STAQ On-line Network. The Company will earn its revenue through an initial installation charge and a monthly maintenance fee charged to the stock brokerage houses for each terminal. The Company initially plans to charge a maintenance fee equivalent to approximately $1,000 per month for each remote computer terminal. The maintenance fee will be paid and denominated in Renminbi. The Company expects to initially charge an installation fee equivalent to approximately $6,000 for installing each remote computer terminal at the stock brokerages which will also be paid and denominated in Renminbi.

               Brighton-STAQ is authorized by the Ministry of Foreign Economic Relations and Trade for a total investment of $1,600,000. To date, $1,600,000 has been contributed by the Company into the joint venture, with an additional $4,000,000 expected to be required to complete the STAQ On-line Network project (all of which will be the responsibility of the Company). To ensure that all investment in Brighton-STAQ in excess of the authorized total investment is adequately protected under Chinese law, it will be necessary for the Company to submit for approval, a request for an increase in the total investment of the joint venture, which application will be submitted when the funds from the Offering are available. The Company has no reason to believe that such application would not be approved. Additional capital contributed by the Company will be structured as loans to Brighton-STAQ such that the Huazheng's percentage ownership in Brighton-STAQ will not be diluted.


               The joint venture has a 12-year term expiring in 2006. Extension of the term of the joint venture is subject to the approval of the Ministry of Foreign Economic Relations and Trade, the approval authority for Sino-Hong Kong joint venture companies. The Company will be required to submit a formal application for extension to the Ministry six months prior to the expiration of the term for approval. The Company has no reason to believe that such application would not be approved. The parties orally agreed during negotiations for the establishment of Brighton-STAQ that under certain financial performance criteria to be agreed by the parties, Huazheng would have the right, during the term of Brighton-STAQ, to acquire up to an additional 10% of the joint venture annually, at market valuation, up to a total ownership interest of 49% of Brighton-STAQ. The Company is uncertain with respect to the validity of this oral agreement under Chinese law since it was not reflected in the written agreement approved by the Chinese government providing for the establishment of Brighton-STAQ. The Company believes that local business custom dictates that the Company honor such oral agreement if so requested by its partner. If Huazheng decides to exercise such right at a time when Brighton-STAQ is profitable, the Company's operating results and anticipated growth may be adversely affected. In addition, the mechanism for determining market valuation if and when Huazheng exercised such right, which is not yet agreed to by the parties, may possibly be unfavorable to the Company.


CURRENT STATUS OF THE STAQ ON-LINE NETWORK

               The Company has successfully tested the STAQ On-line Network using dedicated land telephone lines leased from ChinaPac, a commercial arm of the Ministry of Post and Telecommunications. In order to be fully commercially operational, the Company intends to convert the STAQ On-line Network to satellite linkage. The Company is negotiating a three-year arrangement with The People's Daily, the major newspaper serving China, to subscribe for use of its satellite service, which it will finalize pending completion of the Offering. The Company is able to obtain services from The People's Daily at a rate of one-third the rate generally charged by commercial providers of satellite service because The People's Daily uses satellite communication only at night for distribution of text, as is customary for daily newspaper publications. As a result, its satellite communication resources are idle during daylight hours. This provides the opportunity for the Company to lease the system, with availability during key daylight trading hours, at very competitive rates. The satellite transponder providers of The People's Daily are Asia Satellite Telecommunications Co. Ltd. in

Hong Kong for C-Band transponder and China Telecommunications Broadcast Satellite Corporation in Beijing for Ku-Band transponder.


               The stock price quotations from the STAQ Exchange trading floor in Beijing will be uplinked to The People's Daily's transponder and downlinked to various cities then being served. Two satellite communication links, one between the STAQ Exchange trading floor in Beijing and Shanghai and the other between the STAQ Exchange trading floor in Beijing and Chongqing, have been completed. The cost of construction for each satellite communication link was approximately $38,000. The satellite equipment utilized for the STAQ On-line Network is manufactured by Hughes Electronics Corporation. After being downlinked to the various cities, the stock price quotations will be transmitted over a wireless system for broadcast to the remote computer terminals at the brokerages. Nodes for receiving the data broadcasted over the wireless system will be installed at the remote computer terminals. When a buy or sell order is executed at the remote computer terminals, such information is transmitted back via the wireless system and the satellite linkage to the STAQ Exchange in Beijing. While The People's Daily provides the services of its satellite transponders to operate the communications linkages, the Company owns the satellite equipment necessary for uplinking and downlinking the stock price quotations.

               For local wireless communication, the Company plans to "piggyback" on the frequencies used by the Aria Wireless Systems which it has installed for other customers. Radio frequency is a controlled resource in China. Current Chinese laws and regulations do not allow foreign ownership or control of radio frequency. As a result, the Company cannot independently lease radio frequencies from the Ministry of Post and Telecommunication to build its wireless networks. The Company's customer, ICBC, has agreed to allot a portion of ICBC's assigned radio frequency in Beijing and Chongqing for the Company's use for a fee of $100 per node per year. The Company is currently negotiating with a domestic telecommunication service provider in Shanghai to use its assigned radio frequency for the STAQ On-line Network. The Company expects to finalize an agreement with this telecommunication service provider in the first quarter of 1998.

               The STAQ On-Line Network is functionally similar to other on-line transaction processing systems the Company has designed and installed for its financial services and hospitality industry customers. On-line transaction processing systems are designed to provide instant responses for high volume transactions. In the last seven years, the Company and other companies controlled by the Company's Chairman, Chief Executive Officer, President and principal stockholder have developed, designed and installed over 35 on-line transaction processing networks in the Pacific Basin region to customer's specifications, including credit and authorization systems, airline ticket reservation systems, ATM networks and bank branch networking. The Company has applied this knowledge in the design and development of the STAQ On-Line Network.


MARKETING


               The Company plans to initially set up the satellite-linked STAQ On-line Network in the cities of Beijing and Chongqing and install computer terminals in a selected number of STAQ Exchange member stock brokerages for a three month test period, which is anticipated to begin in the second quarter of 1998. During the test period, the STAQ On-line Network will be provided to the selected stock brokerages free of charge. At the end of the test period, these stock brokerages will have the option to subscribe for the STAQ On-line Network by executing maintenance agreements with Brighton-STAQ. The Company plans to host a series of seminars at these test sites for other traders from the STAQ Exchange member stock brokerages during the test period to attract customers. Once the Company establishes the STAQ On-line Network service in Beijing and Chongqing, it plans to extend its coverage area to Shanghai, Shenzhen and Guangzhou.

               The Company believes that the STAQ On-line Network will increase the STAQ Exchange's ability to offer access to trading on the exchange. According to STAQ Exchange officials, only half of its members currently have seats on the trading floor because of the STAQ Exchange's insufficient technical expertise and capital resources. The remaining members must collaborate with seat members to trade. Eventually, Brighton-STAQ plans to co-market the STAQ On-line Network, in cooperation with the STAQ Exchange, by packaging it with membership to the STAQ Exchange to all stock brokerages who are not yet members of the STAQ Exchange.


COMPETITION - BRIGHTON-STAQ

               Both the Shanghai and Shenzhen Stock Exchanges maintain their own on-line securities quotation and trading systems for internal use and both have the potential to compete with the STAQ Exchange for trading of securities listed on their respective stock exchanges. The Company believes that it is unlikely that either the Shanghai or Shenzhen Stock Exchanges would compete with the STAQ Exchange because all three exchanges are now under common control. The Shanghai and Shenzhen Stock Exchanges were brought under direct control of the CSRC by the PRC State Council in August 1997 to settle conflict of interest issues among the exchanges. In addition, as their sub-exchange, the STAQ Exchange is contributing to the development of the Shanghai and Shenzhen Stock Exchanges. The Company believes that the development of the STAQ On-line Network by Brighton-STAQ will likely complement the Shanghai and Shenzhen Stock Exchanges by increasing the volume of securities traded on both exchanges.


               The Company will potentially compete with other businesses experienced in the systems management and computer network integration business as well as the wireless communications business, which are capable of designing, installing and maintaining on-line transaction processing systems. The Company believes that information providers that have entered the China market and utilize on-line transaction processing systems in their businesses, such as Dow Jones Markets, Inc., Reuters Limited and Bloomberg L.P., are potential competitors of the Company. These potential competitors have greater marketing and development budgets than the Company and have greater capital resources than the Company. In the developed securities markets in the Pacific Basin region (such as Hong Kong, Singapore, Japan, Malaysia, Thailand and Taiwan), Dow Jones Markets, Inc., Reuters Limited and Bloomberg L.P. have been successful in providing trading on off-exchange floor trading for foreign securities markets, currency trading and news and information. It should be noted that except for China, which permits off-exchange floor trading, the stock exchanges in the Pacific Basin region are all floor-based electronic trading systems which do not permit off-exchange floor trading of their domestically listed securities.

INDUSTRIAL EQUIPMENT DISTRIBUTION BUSINESS


MARKET OVERVIEW


               Beginning in the mid-1980's, China commenced economic reforms that significantly decentralized the purchasing authority of government owned or controlled entities with respect to imports. In response to this process of decentralization and market orientation, increased numbers of industrial equipment manufacturers and independent distributors have entered the Chinese market to meet the market demand for modernization. Currently, the industrial equipment distribution sector in China is highly saturated with significant competition among manufacturers and distributors from around the world.


PRODUCTS


               The Company facilitates United States, European and other manufacturers of industrial equipment with access to the Chinese marketplace by providing marketing, sales and technical services for their products. The industrial equipment which the Company has been marketing in China are machine tools, such as machine center and grinder measurement devices, and heavy machinery, such as gantry mills, pressing machine production lines and dyes transfer automation systems.

               The Company has signed exclusive distributor agreements with several major manufacturers of industrial equipment (Milltronics Manufacturing Company (a U.S. company), ALO Teknik AB (a Swedish company), Royal Master Grinders, Inc. (a U.S. company) and K.O. Lee Company (a U.S. company)) for the sale of their industrial equipment in China. However, these manufacturers may sell the industrial equipment to their own customers based outside of China for use in China, such as, sales to the American party of a Sino-foreign joint venture company for use by the Sino-foreign joint venture company in China. In such cases, these manufacturers would pay the Company a sales commission of 5% of the sales price for the Company to provide repair and servicing for the industrial equipment inside China. The Company also sells industrial equipment for other manufacturers on a non-exclusive basis.


               The following table sets forth the Company's sales of industrial equipment by supplier as of December 31, 1997 and the Company's projected revenues in 1998 based on the Company's on-going negotiations with customers:


                       Type of Industrial
SUPPLIER               Equipment                          1997                 1998
--------               ------------------                 ----                 ----
Adaptive Motion        Tube & pipe bending              $200,000             $300,000
Control Systems        machine

Alo-Teknik AB          Saw tooth grinders               $782,000             $300,000

Forest-Line            Large size milling                   -               $1,500,000
Capdenac               machines

Milltronics            Machine centers                  $163,500            $2,000,000
Manufacturing
Corporation

Normac, Inc.           Shred grinding machines              -                $350,000

Royal Master           Centerless grinders                  -                $450,000
Grinders, Inc.

Sullair Corporation    Industrial air compressors      $1,200,000           $1,500,000
                       and dryers

The Monarch            Vertical Machine centers        $1,780,000           $1,000,000
Machine Tool
Company



CUSTOMERS

               The Company's customers for industrial equipment are PRC Government owned or controlled entities, including government ministries, universities, research facilities and factories. The majority of the Company's customers are metal handling and processing factories in the automotive, ship building and aviation industries in China. The following sets forth the Company's major customers for industrial equipment:

               China National Chemical Construction Chongqing Company Shenyang Blower Works

               Shenyang Aircraft Corporation
               State-owned Benxi Toolplant
               China Offshore Industrial Corporation
               Dongfeng-Citroen Automobile Company Ltd.
               Changan Automobile Works
               Shanghai Jiao Tong University
               Deyang Qitong Machinery Co. Ltd.
               Shenzhen Baosheng Co. Ltd.


               The Company signed three major contracts with Chinese customers for the sale of industrial equipment in 1997 totaling approximately $6,980,000. The Company has been awarded a $1,690,000 contract from Shenyang Aircraft Corporation to equip five heavy duty vertical machining centers. Shenyang Aircraft Corporation is a leading aircraft manufacturer in China and produces sections of the Boeing 737 aircraft. The Company has entered into a contract to provide computer-controlled auto body stamping equipment to Changan Automobile Works, a Chinese state-owned automotive manufacturer, located in Chongqing, for $2,890,000. Changan Automobile Works is one of the largest automotive manufacturers in China and is a long standing customer of the Company. Delivery for the stamping equipment is scheduled for the first quarter of 1998. The Company has contracted to provide a gantry milling machine to Shenyang Blower Works, in Shenyang, for $2,400,000. Shenyang Blower Works is a leading manufacturer of air blowers and air compressors for the petroleum, chemical and electricity generating industries in China. Due to the long manufacturing cycle for large-size machine tools, delivery to Shenyang Blower Works is scheduled for the fourth quarter of 1998.

               The industrial equipment distribution business accounted for approximately $4,300,000 and $3,700,000 in revenue for 1995 and 1996, respectively. Historically, the Company has relied on a limited number of customers for a substantial portion of its total revenues. The Company's customers vary from year to year, but, historically, significant portions of its revenues are from a limited number of customers. The Company expects that significant portions of future revenues from this business segment will continue to be generated by a limited number of customers, and revenue may vary substantially from quarter to quarter as a result of both the large order sizes and the long lead times characteristic of this business.


MARKETING

               The Company solicits potential customers for the sale of industrial equipment by participating in trade shows, promotional seminars and exhibitions throughout China and following up with mass mailings of product catalogues. At the trade shows, the Company operates a separate promotional exhibit. When the Company receives a request for particular equipment, the Company's sales staff in New Jersey is provided with the technical specifications and searches for suitable equipment manufacturers in the global market. When equipment that meets the technical specifications of the customer is identified, a case-by-case arrangement is negotiated between the equipment manufacturer and the Company. After a purchase agreement is signed with the customer, the Company will purchase the equipment from the manufacturer and resell it to the customer.


               The Company's industrial equipment distribution business sales and support teams, based in China and New Jersey, have grown from a total of three employees in 1991 to 27 employees as of September 30, 1997. The Company's sales teams in China for the industrial equipment distribution business are located in Beijing (nine employees), Shanghai (eight employees) and Wuhan (eight employees). All orders are sent to Beijing for approval and processing.

FOREIGN TRADE CORPORATIONS ("FTC's")


               Contracts for the sale of industrial equipment are entered into between BIC or Brighton Equipment Corporation Limited, a wholly owned Hong Kong subsidiary of BECL ("Brighton Equipment"), and the customer. The Company does not place an order with the third party manufacturer for industrial equipment until a sale has been made to the customer. As a result, the Company does not generally need to warehouse inventory. In most cases, however, the Company does take title to the industrial equipment and bears the risk of loss in the event of non-payment by the customer.


               Sales of the industrial equipment, regardless of the nature of the customer, are made through FTC's, since Chinese domestic companies and individuals are not permitted to trade directly with foreign companies. The FTC's make purchases on behalf of the customers and are legally authorized by the PRC Government to conduct import business. FTC's are chartered and regulated by the government and were formed to facilitate foreign trade. Once the customer selects the foreign vendor and the industrial equipment to be purchased, it selects an FTC to carry out the necessary procedures for the import and purchase of the equipment. The FTC's function as procurement arms for the customers. Although the purchase decision is made by the customer, the Company enters into formal purchase contracts with FTC's. The FTC's take title to the industrial equipment and resell to the customers. The customers pay the FTC's in Renminbi and the FTC's, which have access to foreign exchange, pay the foreign vendors in U.S. dollars or other foreign currency.


               By virtue of its direct contractual relationship with the FTC, rather than the customer, the Company is to some extent dependent upon the continuing existence of and contractual compliance by the FTC until the particular transaction has been consummated. The Company's industrial equipment sales business, however, is not dependent on any single FTC or customer. Although sales by the Company to certain industries involve repeat transactions with FTC's that operate in those industries, the Company does not believe that it is dependent upon any particular FTC or that the loss of relations with any particular FTC would have a material adverse effect on the Company. Rather, FTC's, which earn commissions in transactions, compete with each other for the right to handle the customer's business.


               The Company believes that it is able to ensure that purchase orders for industrial equipment by the customers are properly approved and authorized when a purchase contract is signed with an FTC because the FTC will review all necessary paperwork before executing contracts on the customer's behalf. As an additional precaution, to date, all of the Company's direct sales to its customers have been guaranteed by letters of credit. As a policy, the Company will not ship any industrial equipment ordered until a bank letter of credit is provided by the customer. As such, the Company has seldom experienced nonpayment for industrial equipment orders and the risk of loss due to nonpayment is negligible even though the Company takes title to the industrial equipment. The Company has also never experienced a problem with obtaining payment in U.S. dollars for the industrial equipment.


               The customer is responsible for carrying out any necessary import procedure for the industrial equipment, obtaining the import license and for freight charges. The Company ships the ordered industrial equipment to the port of entry specified by the customer. It is also the customer's responsibility to clear the industrial equipment through customs and ship the industrial equipment from the port of entry to the customer's premises. After the industrial equipment has arrived at its destination in China, the Company arranges with the customer for the installation of the industrial equipment and the training of the customer's personnel in the operation of the industrial equipment. The industrial equipment is generally warranted for a period of one year after installation. The customer is responsible for any out of warranty service and repairs.

AFTER-SALE SERVICES


               In order to perform its servicing and other after-sale responsibilities, the Company employs a staff of five engineering and technical support personnel. The technical support engineers work out of the Company's various offices throughout China and are trained to handle service calls initially through advice and consultation. If necessary, the engineers travel to the location of the unit and perform required servicing. The Company maintains what it believes is an adequate inventory of supplies, spare parts and tools to handle most servicing. If parts under warranty require replacement, the Company may elect to replace that part out of its own parts inventory with the understanding that the manufacturer would in turn replace the part in the Company's inventory. Any post-warranty repair or servicing, charged on a time and material basis, has historically been immaterial to the Company's business.

COMPETITION

               The Company competes with other independent distributors in China marketing similar products. Although the Company believes that it is one of the major independent distributors of industrial equipment, there may be other distributors with greater resources or other competitive advantages over the Company.


               In addition to other independent distributors, the Company faces more significant competition directly from established manufacturers. With respect to its industrial equipment, for example, the Company competes with Cincinnati Milacron, Inc. of the U.S., which maintains its own direct sales force in China. In addition, certain manufacturers, such as Ingersoll-Rand Company of the U.S., are better able than the Company to establish name recognition across industry lines as they market a wide variety of products in China under one brand name.


               Domestic Chinese entities also compete in various product areas. Certain of these competitors, whether joint venture projects with foreign manufacturers or all-Chinese groups, often receive preferential treatment by the government regulatory authorities, who seek to curtail spending on imported equipment in favor of domestic Chinese industrial development. Although the Company competes directly with products of certain of such joint ventures and all-Chinese groups, the Company does not believe that this preference by the regulatory authorities is often applied to the material detriment of the Company.

CHINA NATIONAL CONTRACT


               On April 15, 1994, the Company contracted with China National to provide, for a total of $11 million, engineering design and implementation for a sodium bichromate production plant with an annual production capacity of 20,000 metric tons. This contract and the work related to it are outside the ordinary course of the Company's business. However, because of certain third-party technology that was available to it at that time, the Company was able to successfully bid on the contract. Turn-key contracts of this nature are generally discrete projects, and the Company does not anticipate repeat business from China National. The Company also does not currently have or plan to have any other projects of this nature in the foreseeable future.


               The Company is responsible for the basic engineering design and transferring to China National certain manufacturing technological know-how licensed to the Company by AlliedSignal, Inc. ("AlliedSignal") for use in the production of sodium bichromate, chromic anhydride and chromium sulfate. The Company is also commissioned to procure key production equipment on China National's behalf. To date, the Company has completed the transfer of the basic engineering design and AlliedSignal's technology, and procurement of key production equipment. The first and second shipments of the equipment were made in

May 1997 and October 1997, respectively. After construction of the plant is complete and ready to commence production, the Company will provide plant commissioning services, including supervision of final construction, equipment installation and pre-operational testing. The contract with China National accounted for approximately 34% and 13% of the Company's revenues for the years ended December 31, 1995 and 1996, respectively, and approximately 67% and 28% of industrial equipment distribution revenues for the years ended December 31, 1995 and 1996, respectively. The decrease in revenues was due to a temporary suspension of the project imposed by the municipal government in February 1996, due to environmental concerns relating to China National's proposed methods for waste disposal by the plant. The revised proposal for waste management submitted by China National was approved by the municipal government and the temporary suspension was lifted in January 1997. The contract resumed following the lifting of the temporary suspension. All payments from China National are remitted to the Company in U.S. dollars.

               The Company has been advised by China National that they are currently negotiating with third party lenders for the necessary funds to complete the construction of the project. The Company is currently unable to predict the ultimate outcome of these discussions. In the event that China National is unsuccessful in its efforts to obtain such financing and construction efforts are suspended or terminated, the Company's anticipated revenues in the future with regard to this contract may be reduced. Based on an assessment of discussions with China National and the timing involved in obtaining the necessary funds, management of the Company does not expect that any significant revenues will be earned from this contract during the year ending December 31, 1998. If China National is unable to complete the project, management does not expect that the ultimate resolution of this matter will have a material adverse impact on the Company's financial position or cash flows.



BACKGROUND OF THE COMPANY


               The Company was incorporated in the State of Delaware on November 4, 1988 as Sirone Corporation. On November 1, 1995, the Company changed its name to Zentex Corporation. For a period of time prior to November 11, 1996, under previous management, the Company was engaged in the distribution in the United States and Canada of a shampoo and conditioner treatment. In October 1996, the Company entered into an acquisition agreement (the "Acquisition Agreement") with BIC, BECL, and the Brighton Shareholders pursuant to which effective November 11, 1996 the Company acquired all of the issued and outstanding capital stock of BIC and BECL from the Brighton Shareholders in exchange for the issuance by the Company of a controlling interest in the Company to the Brighton Shareholders (the "Reverse Merger"). The business purpose of the Reverse Merger was to facilitate the consolidation of BIC and BECL into one publicly traded entity to attract investment in the Company. Pursuant to the Reverse Merger, and in furtherance of its new business plan, the Company's name was changed to "Brighton Technologies Corporation," and its symbol on the OTC Electronic Bulletin Board was changed to "BRTK."

               Immediately prior to the Reverse Merger, the Company had a total of 3,513,000 shares of Common Stock issued and outstanding. In connection with the Reverse Merger, the Company issued to the Brighton Shareholders an aggregate of 27,000,000 shares of Common Stock representing approximately 88% of the then outstanding shares of Common Stock of the Company. On November 11, 1996, a 1-for-3 reverse stock split was effected. Effective October 17, 1997, a second 1-for-3 reverse stock split was effected. On January 13, 1998, the Company's Board of Directors and stockholders authorized and approved a 1 for 3 reverse stock split, which will go into effect on January 26, 1998. All Common Stock and per share data have been restated to reflect the reverse stock splits.

               Pursuant to the terms of the Acquisition Agreement, the Company transferred to two individuals who were part of the prior management (the "Transferees") all of its operating assets existing immediately subsequent to the closing of the Reverse Merger (excluding the shares of BIC and BECL) in exchange for the assumption by the Transferees of all of the liabilities of the Company as of the closing of the Reverse Merger and the delivery of a release of all obligations owed by the Company to an affiliate of the Transferees. In addition, at the closing of the Reverse Merger, each member of the Company's then Board of Directors resigned, and was replaced by representatives of the Brighton Shareholders.

THE COMPANY'S CORPORATE STRUCTURE

               The Company conducts its business through two principal subsidiaries: BIC and BECL. BIC acts as distributor of third party manufactured industrial equipment to customers in Pacific Basin countries with primary distribution to customers in China. BIC established a representative in Wuhan, China. BECL is an investment and holding company for Asian based investments focusing on information and industrial equipment related ventures in the Pacific Basin region. BECL holds investments in five second tier subsidiaries, four of which are companies organized under the laws of Hong Kong and one is a PRC joint venture company (the percentage of ownership of the issued and outstanding capital stock is denoted parenthetically): (i) Brighton OLTP Systems Limited ("Brighton OLTP") (100%); (ii) Aria China 59%; (iii) Brighton-Equipment (100%);
(iv) Brighton Elevator Corporation Limited ("Brighton Elevator") (79%); and (v) Brighton-STAQ (90%). Brighton Equipment provides computer network integration to customers in Pacific Basin countries other than China. Brighton Elevator is a distributor of elevator and escalators in China. Both Brighton OLTP and Aria China are inactive companies. Brighton-STAQ is a PRC Sino-Hong Kong equity joint venture company that was formed to develop, design, install and maintain computer equipment for an automated securities trading and quotation system.


               The following is a diagram of the Company's structure:


                       [BRIGHTON TECHNOLOGIES FLOWCHART]

GOVERNMENT REGULATION

               All foreign entities, businesses, persons and all onshore foreign investors, including Sino-foreign cooperative joint ventures, and Sino-foreign equity joint ventures, are prohibited from managing or participating in the management of any telecommunication business in China. In addition, all such telecommunication businesses are prohibited from structuring any foreign ownership of the management of such businesses. Participation in projects engaged in the leasing service industry is also prohibited to foreign entities, businesses, persons and all on-shore foreign investors.

               The Company believes that Brighton-STAQ does not violate the provisions of these regulations at the present time. The Company has received an opinion from its Chinese counsel, Zhong Xin Law Office, to the effect that the design, installation and maintenance of the STAQ On-line Network and the charge of a related maintenance fee by Brighton-STAQ does not violate any rules of the relevant Chinese Governmental agencies. The telecommunication services essential to the operation of the STAQ On-line Network will be provided by domestically licensed third-party providers (i.e., The People's Daily and ICBC). In addition, operation of the STAQ On-line Network is controlled directly by the STAQ Exchange. Revenue earned by Brighton-STAQ is for the maintenance and service of the equipment for the STAQ On-line Network.


COMPLIANCE WITH ENVIRONMENTAL LAWS

               The Company has no material expenses and anticipates no material impact on its business occasioned by compliance with environmental laws.


EMPLOYEES


               The Company and its subsidiaries have approximately 130 full-time employees of which over 80% are professionals with specialized skills. There are 32 employees based in Hong Kong, 88 based in China and 10 in the Company's corporate office in Allendale, New Jersey, U.S.A., which serves as technical support base for the Asian operations. Of the 88 employees in China, 27 are dedicated to sales related activities for the industrial equipment distribution business segment and 18 are engineering and technical support personnel in the computer network integration business segment.



PROPERTIES

               NEW JERSEY. The Company and BIC currently occupy facilities leased by BIC in Allendale, New Jersey consisting of 5,000 square feet. The lease expires on July 31, 2001.

               HONG KONG. BECL and its subsidiaries occupy facilities leased by BECL in Quarry Bay, Hong Kong consisting of office B and D1 on the 14th floor of Aik San Factory Building. The lease expires on February 28, 1998.

               BEIJING. The facilities occupied by Brighton-STAQ in the Ritan Office Building, Chao Yang District, Beijing are under two separate lease agreements. Both leases expire on April 30, 1999.

               SHANGHAI. Brighton-STAQ signed a two-year lease for its branch office, effective September 1, 1997 and expiring August 31, 1999, for office space in Shanghai, consisting of Suite D and E on the 5th Floor of the Nan Yang Properties Building.

               SHENZHEN. The Brighton Elevator Shenzhen representative office occupies office space in the Shenzhen Beijing Hotel in Shenzhen. The lease expires June 30, 1998.


               WUHAN. The Brighton Elevator Wuhan representative office occupies 120 square feet of office space in Wuhan. The lease expires on October 1, 1998. At such time, the BIC Wuhan representative office will assume the remainder of the lease.


PATENTS AND TRADEMARKS

               The Company owns no registered patents or trademarks. The Company believes that its business is not materially dependent on any patent or trademark.


LEGAL MATTERS

               The Company is either a plaintiff or a defendant in several pending legal matters. In the opinion of management, the final resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


                  The following table and text sets forth the names and ages of all directors and executive officers of the Company and the key management personnel as of December 31, 1997. The Board of Directors of the Company is comprised of only one class. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the Board of Directors, and are appointed to serve until the first Board of Directors meeting following the annual meeting of stockholders. Except as otherwise noted, there are no family relationships among directors and executive officers. Also provided is a brief description of the business experience of each director and executive officer and the key management personnel during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

                  NAME                      AGE                                 POSITION
                  ----                      ---                                 --------
                           BRIGHTON TECHNOLOGIES CORPORATION
                  Kit Kung                  47                         Chairman of the Board, President
                                                                       and Chief Executive Officer
                  Robert N. Weingarten      45                         Chief Financial Officer
                  Warren Wang               50                         Secretary and Chief Accounting Officer
                  Hong Yun                  43                         Director;
                                                                       Vice President/General Manager of
                                                                       The Brighton Industries Corporation
                  Nils Ollquist             42                         Director
                  Michael Muldavin          77                         Director

                           KEY MANAGEMENT PERSONNEL

                  Edith Wong                47                         General Manager
                                                                       Brighton Electronics Corporation Ltd.
                                                                       (Hong Kong)

                  He Ping                   38                         General Manager
                                                                       Beijing Brighton Staq
                                                                       Electronic System Company Limited
                                                                       (Beijing)

                  Lu Jian Guo               39                         General Manager
                                                                       Beijing Brighton Staq Electronic System
                                                                       Company Limited - Shanghai Branch Office
                                                                       (Shanghai)

                  Ma Yong Jun               31                         Manager of Finance and Administration
                                                                       Brighton Electronic Corporation Ltd.
                                                                       (Beijing)


                            BACKGROUND AND EXPERIENCE

                  KIT KUNG has been Chairman of the Board, President and Chief Executive Officer of the Company since October 1996. Mr. Kung is the Founder of BECL. He was born in Shanghai and emigrated to the United States in 1974. He re-visited China in 1980, and by 1981 was the first ever to legally export 32-bit computers from the United States into China; those first computers being two sets of VAX computer systems from Digital Equipment Corporation. From that profile, he established an extensive network of customers and relationships in China. Mr. Kung graduated from Rutgers University with a degree in Physics and is a citizen of the United States. Mr. Kung has been listed in the "Who's Who Worldwide" publication since 1993 and the "Outstanding Americans" publication since 1994. He is the husband of Hong Yun.


                  ROBERT N. WEINGARTEN has served as Chief Financial Officer of the Company since November 3, 1997. Mr. Weingarten has agreed to devote, as necessary, up to 80% of his time to serve in this position. From July 1992 to present, Mr. Weingarten has been the sole shareholder of Resource One Group, Inc., a financial consulting and advisory company. From January 1, 1997 through July 31, 1997, Mr. Weingarten was a principal in Chelsea Capital Corporation, a merchant banking firm. From January 1991 through December 1992, Mr. Weingarten served as a general partner of Commerce Partners, a consulting firm specializing in financial restructurings and business reorganizations in financial restructurings and business reorganizations. Since 1979, Mr. Weingarten has served as a consultant with numerous public companies in various stages of development, operation or reorganization. Mr. Weingarten currently serves as a director of Fotoball USA, Inc. and as an officer and director of GolfGear International, Inc., both of which are publicly held companies specializing in sports-related products. Mr. Weingarten received an M.B.A. in Finance from the University of Southern California and a B.A. in Accounting from the University of Washington.


                  WARREN WANG has been Secretary and Chief Accounting Officer of the Company since November 1996. From 1981 to 1996, he was Vice President-Finance at Seavest, Inc. (a financial investment firm with interests in real estate, securities, oil and gas, and other capital ventures). From 1979 to 1980, he was the Accounting Manager at Mailman Brothers. From 1977 to 1978, he was with the CPA firm of Louis Sturz & Co. From 1975 to 1977, he was an accountant with Western Union International, Inc. Mr. Wang is a certified public accountant and received his B.B.A. in accounting from the Bernard M. Baruch College of the City University of New York.

                  HONG YUN has been a director of the Company since October 1996. She founded BIC in 1989 and is the individual responsible for developing the industrial equipment business into a significant operation. Ms. Yun is a native of Beijing and a U.S. citizen by naturalization. Ms. Yun graduated from Beijing University of Beijing, China specializing in electronics engineering. She is the wife of Kit Kung.


                  NILS A. OLLQUIST has been a director of the Company since October 1996. Mr. Ollquist also held the positions of Chief Financial Officer and Vice President of the Company until his resignation, in November 1997. He is also a Principal of Orient Financial Services Limited in Hong Kong. Mr. Ollquist has fifteen years of experience in investment banking and corporate finance in Hong Kong, the United States and Australia. Prior to creating Orient Financial in 1993, he served as head of Bank of America's mergers and acquisitions group in Asia. Before joining Bank of America in 1990, Mr. Ollquist was Director and head of Security Pacific Australia's U.S. corporate finance and investment banking activities. He worked for several years in Sydney with Amsterdam Rotterdam Bank and Barclays Bank from 1980 to 1984. Prior to commencing his investment banking career, Mr. Ollquist served for 5 years in the Australian Treasury in Canberra. He holds degrees in Economics and Law from the Australian National University.

                  MICHAEL MULDAVIN has been a director of the Company since October 1996. Mr. Muldavin, currently a visiting professor at the University of California at Los Angeles, was a pioneer in China trading, having assumed responsibility for the family trading business in Heilongjiang province before WWII. In 1979, Mr. Muldavin was invited by the Chinese Government to establish a joint Chinese language magazine "Science & Technology Review." In recent years, Mr. Muldavin has been involved in a total of more than 80 joint venture investments in China including agribusiness, automotive and media/data systems and communications. Mr. Muldavin founded the Benchmark Company Group, an investment consultancy and advisory firm, and has consulted on investments and ventures in China, Russia and Vietnam since 1980. Mr. Muldavin received his B.S. in mathematics and engineering, M.S. in economics, joint PhDs in economics and public administration and J.D. from Harvard College. Mr. Muldavin also holds a M.P.H. (medical care administration and epidemiology) from the University of California, Los Angeles.


                  EDITH WONG is the General Manager of BECL and is responsible for the day-to-day operations of BECL and its Hong Kong subsidiaries. Ms. Wong has worked with Mr. Kung in his computer integration and industrial equipment businesses since 1984. Ms. Wong received her Bachelors Degree in Business Administration and Post-graduate Diploma in Purchasing and Supply from Polytechnic of North London. Ms. Wong is a resident of Hong Kong.


                  HE PING is the General Manager of Brighton-STAQ. Mr. He joined the Company as the Deputy General Manager and then Acting General Manager of Brighton-STAQ project in September 1994, and was promoted to his current position. Prior to joining the Company, Mr. He was the Business Development Officer and Administrative Executive in the Beijing representative office of Imperial Chemical Industry since 1993. Mr. He graduated from Beijing TV University in 1988 and was a graduate of the China-Europe Management Institute MBA program in 1993. Mr. He is a native of Beijing and a Chinese national.


                  LU JIAN GUO is based in the Brighton-STAQ Shanghai branch office and is responsible for the Eastern China operations of the Company. Mr. Lu joined BIC in 1995 as the Deputy General Manager of Eastern Region operations. Prior to joining the Company, Mr. Lu held a number of managerial positions with Sino-Foreign joint venture companies in southern and eastern China from 1991 to 1995. Mr. Lu graduated from Eastern Normal China University in 1983 majoring in mechanical design. He was a lecturer for Shanghai University from 1983 to 1991. Mr. Lu is a native of Shanghai and a Chinese national.

                  MA YONG JUN was employed by BECL in September 1994 as the Manager of Finance and Administration for BECL's Beijing based operations. Prior to joining Brighton, Mr. Ma worked as the Accounting Executive and Financial Manager for Bei Chen Group, a large scale real estate company, from 1990 to 1994. Mr. Ma has had more than eight years in managing financial and administrative matters. Presently, Mr. Ma is responsible for the corporate planning for the China based operations for BIC and BECL. Mr. Ma graduated from the University of Beijing Finance & Accounting College majoring in Finance in 1986. Mr. Ma is native of Beijing and a Chinese national.


EXECUTIVE COMPENSATION

                  The following table sets forth the compensation paid during fiscal years ended December 31, 1995 and 1996 to the Company's Chief Executive Officer. No officer of the Company received annual compensation in excess of $100,000 per annum.

                           SUMMARY COMPENSATION TABLE

                      Name and
                  Principal Position                             Year             Salary
                  Kit Kung, Chairman, President and Chief        1996             $80,000
                  Executive Officer                              1995             $80,000


COMPENSATION AGREEMENTS

               There are currently no long-term employment or consulting agreements between the Company and the executive officers or directors of the Company.


BOARD OF DIRECTORS


               During the year ended December 31, 1996, no meetings of the Board of Directors were held; all corporate actions were conducted by unanimous written consent of the Board of Directors. Directors receive no compensation for serving on the Board of Directors, but are reimbursed for any out-of-pocket expenses incurred in attending board meetings. The Company had no audit, nominating or compensation committees, or committees performing similar functions, during the year ended December 31, 1996. Subsequent to the Offering, the Company will be required under the Nasdaq SmallCap Market listing rules to have at least two independent directors and to form an audit committee with a majority of the members being independent directors.



STOCK OPTION PLAN


               As of December 31, 1997, the Company has not adopted a stock option plan.



LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

               The Company's Restated Certificate of Incorporation includes provisions which limit the liability of its directors. As permitted by applicable provisions of the Delaware Law, directors will not be liable to the Company for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. This limitation does not affect liability for any breach of a director's duty to the Company or its stockholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the director believes to be contrary to the best interests of the Company or its stockholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his or her duty to the Company or its stockholders, or that show a reckless disregard for duty to the Company or its stockholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Company or its stockholders, or (iii) based on transactions between the Company and its directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of Delaware Law. This limitation of directors' liability also does not affect the availability of equitable remedies, such as injunctive relief or rescission.

               The Company has been advised that it is the position of the Commission that insofar as the provision in the Company's Restated Certificate of Incorporation may be invoked for liabilities arising under the Securities Act, the provision is against public policy as expressed in the Securities Act and is therefore unenforceable.


KEY MAN INSURANCE

               The Company will, prior to the completion of the Offering, obtain and maintain a $2,000,000 term life insurance policy covering Kit Kung which names the Company as the sole beneficiary.

                             PRINCIPAL STOCKHOLDERS

               The following table sets forth certain information as of the date of this Prospectus with respect to (i) the beneficial ownership of the Common Stock of the Company by each beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, each director, each executive officer and all executive officers and directors of the Company as a group, (ii) the number of shares of Common Stock owned by each such person and group and (iii) the percent of the Company's Common Stock so owned.

               As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Exchange Act as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock, except as otherwise indicated.



                                                                          PERCENTAGE OF                   PERCENTAGE OF
                                      NUMBER OF SHARES OF              OUTSTANDING COMMON              OUTSTANDING COMMON
      NAME AND ADDRESS OF                COMMON STOCK                  STOCK BENEFICIALLY              STOCK BENEFICIALLY
       BENEFICIAL OWNER               BENEFICIALLY OWNED              OWNED BEFORE OFFERING           OWNED AFTER OFFERING

Kit Kung                                937,642(1),(2)                        80.5%                           43.3%
c/o Brighton Technologies
Corporation
6 Pearl Court
Allendale, NJ  07401

Hong Yun                                   55,556(3)                          4.8%                            2.6%
c/o Brighton Technologies
Corporation
6 Pearl Court
Allendale, NJ 07401

Nils Ollquist                                3,890                            0.3%                            0.2%
c/o Orient Financial
Services 13C, Chinaweal
Centre
414-424 Jaffe Road
Wanchai, Hong Kong

Robert N. Weingarten                          --                               --                              --
c/o Brighton Technologies
Corporation
6 Pearl Court
Allendale, NY  07401

Warren Wang                                   --                               --                              --
c/o Brighton Technologies
Corporation
6 Pearl Court
Allendale, NJ  07401


                                                                          PERCENTAGE OF                   PERCENTAGE OF
                                      NUMBER OF SHARES OF              OUTSTANDING COMMON              OUTSTANDING COMMON
      NAME AND ADDRESS OF                COMMON STOCK                  STOCK BENEFICIALLY              STOCK BENEFICIALLY
       BENEFICIAL OWNER               BENEFICIALLY OWNED              OWNED BEFORE OFFERING           OWNED AFTER OFFERING


Michael Muldavin                              --                               --                              --
c/o Brighton Technologies
Corporation
6 Pearl Court
Allendale, NJ  07401


All Directors and                           997,088                           85.6%                           46.1%
executive Officers as a
group
(6 persons)



       (1) Does not include 55,556 shares of Common Stock owned by Hung Yun, Mr. Kung's wife. Mr. Kung disclaims beneficial ownership of such shares.

       (2) On April 15, 1997, Mr. Kung executed an agreement granting two individuals, who are also stockholders, an option to purchase an aggregate of 6,803 shares of Common Stock owned by Mr. Kung at the exercise price of $4.50 per share through June 30, 1998. Such options have not yet been exercised and the shares of Common Stock underlying such options are included herein.

       (3) Does not include 937,642 shares of Common Stock owned by Kit Kung, Ms. Yun's husband. Ms. Yun disclaims beneficial ownership of such shares.



CHANGES IN CONTROL

               The Company is unaware of any contract or other arrangement, the operation of which may at a subsequent date result in a change in control of the Company.

                              CERTAIN TRANSACTIONS


               In order to meet its working capital requirements, the Company has periodically received funding from Kit Kung, the Chairman of the Board of Directors, President and Chief Executive Officer, and his family members. The Company has also periodically made advances to the principals and officers of the Company. The advances relate to personal travel and related expenses incurred on corporate charge cards. Such advances are unsecured and generally bear no stated interest rate or terms of repayment. As of December 31, 1995 and 1996, amounts due from Kit Kung and his family members aggregated $0 and $43,239, respectively; outstanding receivables from other related parties aggregated $8,220 and $15,884, respectively; and amounts due to Kit King and his family members aggregated $2,612,896 and $227,298, respectively.


               At December 31, 1995, BIC had a net receivable, funded by advances from Kit Kung, from Brighton Information Systems Corporation (now known as Greater China Corporation) of $493,751. Kit Kung had previously served as a director and officer of Greater China Corporation until his resignation in September 1994 but continued to serve as officer and director of certain subsidiaries until January 1997. In partial settlement of this indebtedness, the Company received an assignment of fixed assets and accounts receivable during 1996 valued at $381,433, resulting in a balance of $112,318. During the year ended December 31, 1995, Kit Kung and his family members had advanced $1,612,041 to the Company, and during the year ended December 31, 1996, the Company had repaid $1,118,625 of such advances. During the years ended December 31, 1995 and 1996, advances to other related parties aggregated $518,322 and $43,239, respectively, and during the year ended December 31, 1996, $424,872 of accounts receivable from related parties was repaid.

               Through November 1996, BECL had $248,103 of advances to affiliates of Greater China Corporation, which were funded by advances from Kit Kung. Kit Kung agreed to assume responsibility for settlement of such advances (and the previously described balance of $112,318 owed to BIC) and such amounts were offset against advances to stockholders.

               In December 1996, Kit Kung contributed approximately $1,266,973 of net borrowings, consisting of $1,515,076 of the net amounts owed by the Company to Kit Kung less $248,103 of amounts Kit Kung owed to the Company, to contributed capital.


               During September 1997, Kit Kung sold project equipment to the Company with a fair market value of $185,950, which is equivalent to the price that the Company would have had to pay to purchase such equipment in the open market, in exchange for an equivalent reduction in the amount due the Company from Kit Kung.

               During the nine months ended September 30, 1997, the Company advanced $349,834 to Kit Kung and his family members and repaid amounts due Kit Kung and his family members aggregating $227,298, resulting in receivables from stockholders and related parties of $200,668 at September 30, 1997, net of a credit of $185,950 resulting from the sale of certain equipment for the STAQ On-line Network project from Kit Kung as described above.

               During December 1997, in order for the Company to arrange the purchase of certain equipment for a customer, Hong Yun, an officer and director of the Company and the wife of Kit Kung, provided a short-term credit facility by depositing $500,000 into a short-term interest bearing account with a Hong Kong bank as security for the bank's letter of credit of approximately $2,145,000 issuable to a supplier.

               Subsequent to the completion of the Offering, the Company will adopt a policy to the effect that any future transactions between it and its officers, directors, principal stockholders and the affiliates of the foregoing persons be on terms no less favorable to the Company than could reasonably be obtained in arm's length transactions with independent parties, and that any such transactions be approved by a majority of the Company's independent directors disinterested in the transaction.

               The Company has in the past relied on Kit Kung and his family members, from time to time, for financing requirements and assistance. All prior financing and other assistance were provided on a case by case basis with no commitment to provide any such financing or assistance in the future by Kit Kung or his family members.

               During the year ended December 31, 1996, $105,731 was paid to Orient Financial Services Limited, a Hong Kong-based company in which Nils A. Ollquist is a principal: $60,000 was paid as a retainer fee with respect to advisory services provided in relation to the reverse merger with Zentex Corporation (the former name of the Company) and fund raising activities and $45,731 was reimbursement of travel and related expenses. During the nine months ended September 30, 1997, $19,308 was paid to Orient Financial Services Limited.



                            DESCRIPTION OF SECURITIES

GENERAL

               The Company is authorized by its Restated Certificate of Incorporation to issue an aggregate of 100,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share, which preferred stock may be issued with such rights, designations and privileges (including redemption and voting rights) as the Board of Directors may, from time to time, determine.

               The following summary descriptions are qualified in their entirety by reference to the Company's Restated Certificate of Incorporation, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

COMMON STOCK


               The Company is authorized to issue 100,000,000 shares of Common Stock, par value $.001 per share. As of December 31, 1997, 1,165,111 shares of Common Stock were issued and outstanding and held of record by 91 stockholders. Each stockholder is entitled to one vote per share of Common Stock owned by such stockholder on all matters submitted to a vote of the stockholders.


               The Common Stock is not entitled to preemptive rights and is not subject to redemption. Subject to the dividend rights of holders of any then outstanding preferred stock, holders of Common Stock are entitled to receive dividends at such times and in such amounts as the Board of Directors, from time to time, may determine. Subject to the liquidation preference of any then outstanding preferred stock, holders of Common Stock are entitled to receive, on a pro rata basis, all remaining assets of the Company available for distribution to the holders of Common Stock in the event of the liquidation, dissolution or winding up of the Company.

               All outstanding shares of Common Stock are, and the shares of the Common Stock issued pursuant to the Offering will be, validly issued, fully paid and non-assessable.

PREFERRED STOCK

               The Board of Directors has the authority to cause the Company to issue, without any further vote or action by the stockholders, up to 5,000,000 shares of preferred stock, par value $.001 per share, in one or more series, to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely effect the voting power of the holders of Common Stock, including the loss of voting control. The Company has no present plans to issue any shares of preferred stock.

WARRANTS


               The Warrants sold in the Offering will be issued pursuant to a warrant agreement (the "Warrant Agreement") among the Company, the Representative and Continental Stock Transfer & Trust Co. (the "Warrant Agent"), and will be evidenced by warrant certificates in registered form. The following summary is qualified in its entirety by the text of the Warrant Agreement.

               Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of 150% of the offering price per Unit at any time commencing _______________, 1999 until _______________, 2003, unless previously redeemed. The Warrants comprising part of the Units will not be transferable separately from the Units until ____________, 1998, unless earlier separated upon three days' prior written notice from the Representative at the sole discretion of the Representative.

               The Warrants are subject to redemption by the Company at a price of $0.10 per Warrant, at any time commencing _______________, 1999, on 30 day's prior written notice, provided that the closing price per share of the Common Stock has equaled or exceeded $____________ (150% of the offering price) for twenty consecutive trading days within the thirty-day period immediately preceding such notice.


               The exercise price of the Warrants and the number of shares of Common Stock or other securities issuable upon the exercise thereof are subject to adjustment in certain circumstances, including, but not limited to, any stock dividend on the Common Stock, any subdivision, combination or reclassification of the Common Stock, any distribution to all stockholders or rights, warrants or options to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock), or any distribution to all stockholders of assets or evidence of indebtedness of the Company. Adjustments also would be made upon a merger or consolidation where the Company is not the surviving entity, or the sale of all or substantially all of the assets of the Company, so as to enable warrantholders to purchase the kind and number of shares of stock or other securities or property (including cash) receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon exercise of such Warrant.

               The exercise price of the Warrants bears no relation to any objective criteria of value and should not be regarded as an indication of the future market price of the Securities offered hereby.

               The Warrants do not confer upon the holder any voting or any rights of a stockholder of the Company. Upon written notice to the warrantholders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants.

SECTION 203 OF DELAWARE LAW

               Section 203 of the Delaware Law prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or (iii) on or after such date, the business combination is approved by the board of directors and by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person, who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.
Section 203 may have a depressive effect on the market price of the Common Stock and/or the Units.

TRANSFER AGENT


               The Company has appointed Continental Stock Transfer & Trust Co., New York, New York, as transfer agent for the Units.

                         SHARES ELIGIBLE FOR FUTURE SALE


               Prior to this Offering, there has been no public market for the Units or the Redeemable Warrants. No prediction can be made of the effect, if any, that future market sales of the Common Stock, the Redeemable Warrants or the availability of such shares or warrants for sale will have on the prevailing market price of the securities following this Offering. Nevertheless, sales of substantial amounts of such shares or warrants in the open market following this Offering could adversely affect the prevailing market price of the Units or the Common Stock.

               Upon completion of the Offering, the Company will have 1,165,111 shares of Common Stock outstanding, of which 1,031,279 shares are "restricted securities" as that term is defined in Rule 144 under the Securities Act and, under certain circumstances, may be sold without registration pursuant to Rule
144. Generally, under Rule 144, each person holding restricted securities of a period of one year may, every three months, sell in ordinary brokerage transactions or to market makers an amount of shares equal to no more than the greater of 1% of the Company's then outstanding Common Stock or the average weekly trading volume for the four weeks prior to the proposed sale. This limitation on the amount of shares which may be sold under the Rule 144 does not apply to restricted securities sold for the account of a person who is not or has not been an affiliate of the Company during the three months prior to the sale and who has beneficially owned the restricted securities for at least two years. The Company's officers, directors and substantially all of its principal stockholders have agreed not to publicly sell any securities of the Company owned by them without the written consent of the Underwriters prior to _________________, 1999. Any sales of restricted securities must be in compliance with Rule 144, pursuant to registration under the Securities Act or pursuant to an exemption therefrom. The public sale of restricted securities pursuant to Rule 144, an effective registration statement, or otherwise, may have an adverse affect on the market price of the Common Stock. The 133,832 share balance of the 1,165,111 shares of Common Stock currently outstanding plus the 1,000,000 shares of Common Stock issuable upon exercise of the Warrants are freely tradable.



                                  UNDERWRITING

               The Underwriters named below, for whom the Representative is acting as representative, has agreed, subject to the terms and conditions of the Underwriting Agreement between the Company and the Underwriters (the "Underwriting Agreement"), to purchase from the Company, and the Company has agreed to sell to the Underwriters on a firm commitment basis, the respective number of Units set forth opposite their names:


       Underwriter                                              Number of Units
       -----------                                              ---------------
       National Securities Corporation.........................
       ___________ ............................................

       Total...................................................       1,000,000
                                                                      =========



               The Underwriters are committed to purchase all of the Units offered hereby, if any of such Units are purchased. The Underwriting Agreement provides that the obligations of the several Underwriters are subject to conditions precedent specified therein.

               The Company has been advised by the Representative that the Underwriters propose initially to offer the Units to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such prices less concessions not in excess of $___ per Unit. Such dealers may re-allow a concession not in excess of $___ per Unit to certain other dealers. After the initial public offering, the public offering price concession and reallowance may be changed by the Representative.

               The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make. The Company has agreed to pay to the Representative a non-accountable expense allowance equal to 3% of the gross proceeds of the Offering, of which $25,000 has already been paid. The Company has also agreed to pay all of the costs of qualifying the Units under federal and state securities laws, together with legal and accounting fees, printing and other costs in connection with the Offering.


               The Company has granted to the Underwriters an over-allotment option exercisable for 45 days from the date of this Prospectus, to purchase up to 150,000 Units at the initial public offering price per Unit offered hereby, less underwriting discounts and commissions, if any (the "Over-Allotment Option"). The Underwriters may exercise this option, in whole or in part, from time to time, solely for the purpose of covering over-allotments, if any, made in connection with the sale of the Units. To the extent the Over-Allotment Option is exercised in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of Units proportionate to its initial commitment. Such option may be exercised only for the purpose of covering over-allotments, if any, incurred in the sale of the Units offered hereby.

               In connection with the Offering, the Company has agreed to sell to the Representative and its designees, for nominal consideration, warrants to purchase from the Company up to 100,000 Units (the "Representative's Warrants"). The Representative's Warrants are initially exercisable at a price of $___ per Unit (120% of the initial public offering price per Unit) for a period of five years commencing on the effectiveness of the Offering. The Representative's Warrants may not be sold, transferred, assigned or hypothecated for a period of one year from the date of this Prospectus, except to officers and directors of the Representative. The Representative's Warrants provide for adjustments in the number of shares of Common Stock and Warrants and in the exercise price of the Representative's Warrants as a result of certain events, including subdivisions and combinations of the Securities. The Representative's Warrants grant to the holders thereof certain rights of registration for the Common Stock and Warrants issuable upon exercise of the Representative's Warrants.


               The Company and all of the officers, directors and holders of all outstanding securities of the Company as of the date of this Prospectus have agreed not to, without the Representative's prior written consents, sell, transfer, assign, pledge, hypothecate or otherwise dispose of any equity securities of the Company, or any securities convertible into, or exercisable or exchangeable for, any equity securities of the Company, for a period of 13 months following the effective date of the Registration Statement, except pursuant to the Over-Allotment Option. An appropriate legend shall be marked on the reverse of the certificates representing such securities.


               The Company has agreed that, for a period of five (5) years from the date of this Prospectus, if so requested by the Representative, the Company shall nominate and use its best efforts to cause an individual designated by the Representative to be elected as a member of the Board of Directors of the Company. In the event that the Representative elects not to designate a person to serve on the Board of Directors of the Company, the Representative shall have the right to designate one person to attend meetings of the Board of Directors of the Company. Such person shall be entitled to attend all such meetings and to receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors. The Company's officers, directors and stockholders have agreed to vote their shares of Common Stock in favor of such designee. The Representative has not yet exercised its right to designate such a person. The Company has agreed to reimburse the designee of the Representative for such designee's out-of-pocket expenses incurred in connection with such designee's attendance of meetings of the Company's Board of Directors.


               Prior to the Offering, there has been no public trading market for the Units. Consequently, the initial public offering price of the Units has been determined by negotiations between the Company and the Representative and does not necessarily bear any relationship to the Company's asset value, net worth, or other established criteria of value. Among the factors considered in determining the offering price, in addition to prevailing market conditions, were the Company's financial condition, prospects and management. There can be no assurance however, that the price at which the Units will sell in any public market after the Offering will not be lower than the offering price. Neither the Representative nor any of the participants of the underwriting group have a material relationship with the promoters, officers and/or directors of the Company.

               In connection with the Offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Units. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which, such person may bid for or purchase Units for the purpose of stabilizing its market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Units in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase Units in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position by exercising the Over-Allotment Option. In addition, the Representative, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby they may reclaim from an Underwriter (or dealer participating in the Offering) for the account of other Underwriters, the selling concession with respect to Units that are distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may stabilize or maintain the price of the Units at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

               The foregoing is a brief summary of the agreements described above and does not purport to be complete. Reference is made to copies of each such agreement which are filed as exhibits to the Registration Statement. See "ADDITIONAL INFORMATION."


                                  LEGAL MATTERS

               The validity of the shares of Units offered hereby will be passed upon for the Company by Loeb & Loeb LLP, Los Angeles, California. Camhy Karlinsky & Stein LLP, New York, New York, has acted as counsel for the Underwriters in connection with the Offering.


                                     EXPERTS

               The 1996 financial statements and schedules included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. The 1995 financial statements and schedules included in this Prospectus and in the Registration Statement have been audited by Russo and Shapiro and Francis S. L. Yan & Co., independent certified public accountants, to the extent and for the period set forth in their reports appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

               Effective October 23, 1996, Zentex Corporation ("Zentex"), formerly known as Sirone Corporation, an inactive non-reporting public company, acquired BIC and BECL in a transaction accounted for as a reverse merger, and was renamed Brighton Technologies Corporation ("Brighton") on November 12, 1996. Accordingly, BIC and BECL are each wholly-owned subsidiaries of the Company, and Brighton, BIC and BECL are collectively referred to herein as the "Company".

               Tanner & Co. audited the financial statements of Zentex for the years ended December 31, 1993 and 1994, and certain prior periods. Zentex's financial statements were not audited for the year ended December 31, 1995. As a result of the reverse merger, Tanner & Co. was dismissed as Zentex's independent accountants effective December 3, 1996. The decision to dismiss Tanner & Co. was approved by the Company's board of directors. Tanner & Co.'s reports for the years ended December 31, 1993 and 1994 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

               During the years ended December 31, 1993 and 1994, and the period from January 1, 1995 to December 3, 1996, there were no disagreements with Tanner & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Tanner & Co., would have caused such firm to make reference to the subject matter of the disagreements in connection with its reports on Zentex's financial statements.

               The Company has provided Tanner & Co. with a copy of the disclosures contained herein, and Tanner & Co. has furnished the Company with a letter addressed to the Commission confirming that it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-B under the Securities Act regarding such firm's involvement with Zentex as independent accountants.

               Russo and Shapiro audited the consolidated financial statements of the Company for the year ended December 31, 1995, on the basis that the reverse merger had occurred effective January 1, 1995. Russo and Shapiro was dismissed as independent accountants of the Company effective December 3, 1996. The decision to dismiss Russo and Shapiro was approved by the Company's board of directors. Russo and Shapiro's report on such financial statements for the year ended December 31, 1995 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

               In connection with Russo and Shapiro's audit of the consolidated financial statements of the Company for the year ended December 31, 1995, BECL's financial statements were audited by Francis S.L. Yan & Co., whose report was furnished to Russo and Shapiro. Russo and Shapiro's opinion, insofar as it related to amounts included for BECL in the consolidated financial statements for the year ended December 31, 1995, was based solely on the report of Francis S.L. Yan & Co. As a result of the dismissal of Russo and Company, Francis S.L. Yan & Co. was also dismissed. The decision to dismiss Francis S.L. Yan & Co. was approved by the Board with the consent of the majority of the Company's stockholders. Francis S.L. Yan & Co.'s report on such financial statements for the year ended December 31, 1995 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

               During the year ended December 31, 1995, and the period from January 1, 1996 to December 3, 1996, there were no disagreements with Russo and Shapiro on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Russo and Shapiro, would have caused such firm to make reference to the subject matter of the disagreements in connection with its report on the Company's financial statements.

               During the year ended December 31, 1995, and the period from January 1, 1996 to November 11, 1997, there were no disagreements with Francis S.L. Yan & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Francis S.L. Yan & Co., would have caused such firm to make reference to the subject matter of the disagreements in connection with its report on BECL's financial statements.

               The Company has provided Russo and Shapiro with a copy of the disclosures contained herein, and Russo and Shapiro has furnished the Company with a letter addressed to the Commission confirming that it agrees with the statements made by the Company in response to Item 304(a) regarding such firm's involvement with the Company as independent accountants.

               The Company has provided Francis S.L. Yan & Co. with a copy of the disclosures contained herein, and Francis S.L. Yan & co. has furnished the Company with a letter addressed to the Securities and Exchange Commission confirming that it agrees with the statements made by the Company in response to
Item 304(a) regarding such firm's involvement with BECL as independent accountants.

               Effective December 3, 1996, the Company engaged BDO Seidman, LLP as the Company's independent accountants to audit the Company's consolidated financial statements for the year ended December 31, 1996. Prior to the engagement of BDO Seidman, LLP, the Company did not consult with such firm regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was either the subject of a disagreement or a reportable event.

               The Company has provided BDO Seidman, LLP with a copy of the disclosures contained herein, and BDO Seidman, LLP has indicated that no letter will be provided containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company in response to Item 304(a).

                             ADDITIONAL INFORMATION


               The Company has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement ("Registration Statement"), together with exhibits thereto, under the Securities Act with respect to the Units offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain of the information set forth in the Registration Statement in accordance with the rules and regulations of the Commission. For further information with respect to the Company and to the Units offered hereby, reference is made to such Registration Statement and such exhibits filed as a part thereof. Statements contained in this Prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and exhibits can be inspected and copied at the public reference section at the Commission's principal office, 450 5th Street, N.W., Judiciary Plaza, Washington, D.C. 20549, the Commission's Regional Offices located at the Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048 and through the Commission's Web site (http://www.sec.gov). Copies may be obtained from the Commission's principal office upon payment of the fees prescribed by the Commission.

                        BRIGHTON TECHNOLOGIES CORPORATION

               Brighton Technologies Corporation and Subsidiaries

                   Index to Consolidated Financial Statements

                                                                            Page
                                                                           Number
                                                                           ------
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
Report of Independent Certified Public Accountants -
  Russo and Shapiro.........................................................F-2
  Francis S.L. Yan & Co.....................................................F-3
  BDO Seidman, LLP..........................................................F-5

Consolidated Balance Sheets -
  December 31, 1995 (as restated) and 1996..................................F-6

Consolidated Statements of Income -
  Years Ended December 31, 1995 (as restated) and 1996......................F-7

Consolidated Statements of Stockholders' Equity -
  Years Ended December 31, 1995 (as restated) and 1996......................F-8

Consolidated Statements of Cash Flows -
  Years Ended December 31, 1995 (as restated) and 1996......................F-9

Notes to Consolidated Financial Statements
  Years Ended December 31, 1995 (as restated) and 1996.....................F-10

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF
SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED SEPTEMBER
30, 1996 AND 1997

Condensed Consolidated Balance Sheet -
  September 30, 1997.......................................................F-28

Condensed Consolidated Statements of Operations -
  Nine Months Ended September 30, 1996 and 1997............................F-30

Condensed Consolidated Statements of Stockholders'
  Equity - Nine Months Ended September 30, 1997............................F-32

Condensed Consolidated Statements of Cash Flows -
  Nine Months Ended September 30, 1996 and 1997............................F-33

Notes to Condensed Consolidated Financial Statements.......................F-35


[RUSSO AND SHAPIRO LETTERHEAD]



                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Board of Directors
Brighton Technologies Corporation and Subsidiaries


We have audited the accompanying consolidated balance sheet of Brighton Technologies Corporation and subsidiaries as of December 31, 1995, and the related statements of income, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the 1995 financial statements of Brighton Electronics Corporation Limited, which are included in the financial statements of Brighton Technologies Corporation which statements reflect total assets of $2,634,859 as of December 31, 1995, and total revenues of $1,872,996 for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Brighton Electronics Corporation Limited, is based solely on the report of the other auditors.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Brighton Technologies Corporation and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 3 to the financial statements, the 1995 financial statements have been restated to reflect the correction of depreciation expenses recorded on project equipment, accounting for losses related to joint ventures and in the recognition of revenue on certain long-term projects. Accordingly, the Company's financial statements for the year ended December 31, 1995 have been restated to reflect the correction of these errors.

/s/ Russo and Shapiro

New York, New York
September 25, 1997

[FRANCIS S. L. YAN & CO. LETTERHEAD]


                    REPORT OF THE AUDITORS TO THE MEMBERS OF

                    BRIGHTON ELECTRONICS CORPORATION LIMITED


We have audited the financial statements on pages 3 to 9 which have been prepared in accordance with accounting principles generally accepted in Hong Kong.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The Companies Ordinance requires the directors to prepare financial statements which give a true and fair view. In preparing financial statements which give a true and fair view it is fundamental that appropriate accounting policies are selected and applied consistently.

It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

We conducted our audit in accordance with Statements of Auditing Standards issued by the Hong Kong Society of Accountants. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance as to whether the financial statements are free from material misstatement. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The financial statements have been audited on 13th August, 1996. In view of the benefits of the subsequent information available and the change of the accounting policy of the Group after that date, the financial statements have been re-stated to cancel the interest charges of $1,287,000.00 from the Company to its subsidiary, to write off the subsidiary's preliminary expenses of $950,193.53 in setting up its representative office in China and to consolidate the accounts of the Company and its subsidiaries on 31st December, 1995.

[FRANCIS S. L. YAN & CO. LETTERHEAD]



                    REPORT OF THE AUDITORS TO THE MEMBERS OF

                    BRIGHTON ELECTRONICS CORPORATION LIMITED


OPINION

In our opinion the financial statements give a true and fair view, in all material respects, of the state of the Company's and the Group's affairs as at 31st December, 1995 and of the results of the Group for the year then ended and have been properly prepared in accordance with the Companies Ordinance.



                                                    /s/Francis S.L. Yan & Co.
                                                    FRANCIS S. L. YAN & CO.
                                                    Certified Public Accountants


Hong Kong     11 Nov 1997

[THE FORM OF REPORT TO BE FURNISHED UPON COMPLETION OF THE JANUARY 26, 1998 REVERSE STOCK SPLIT DISCUSSED IN THE LAST PARAGRAPH OF NOTE 8]


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Brighton Technologies Corporation
         and Subsidiaries
Allendale, New Jersey

**5 We have audited the consolidated balance sheet of Brighton Technologies Corporation and Subsidiaries (the "Company") as of December 31, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

** 6 We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

** 7 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brighton Technologies Corporation and Subsidiaries at December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.




BDO Seidman LLP
Woodbridge, New Jersey


May 29, 1997 (January ___, 1998 as to the last paragraph of Note 8)

                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                                     CONSOLIDATED BALANCE SHEETS



                                                                                    1995
                                                                                (As restated)
December 31,                                                                       (Note 3)          1996
                                                                                ------------    ------------
ASSETS
CURRENT:
   Cash and cash equivalents                                                     $   137,067     $   716,699
   Cash set aside for customer purchases (Note 2)                                    600,000       2,636,000
   Accounts receivable (net of allowance for doubtful
      accounts of $30,000 in 1995 and 1996) (Note 11)                                153,375       1,339,318
   Costs and accumulated gross profit in excess of billings
      on uncompleted contracts (Note 6)                                              747,168       2,056,987
   Receivables from stockholders and related parties (Note 4)                         17,622          43,239
   Prepaid expenses                                                                  529,460         310,677
   Deferred taxes (Note 9)                                                           408,000       1,315,000
   Other                                                                               1,207           4,700
                                                                                ------------    ------------
              TOTAL CURRENT ASSETS                                                 2,593,899       8,422,620
                                                                                ------------    ------------
FIXED ASSETS, NET (NOTE 5)                                                         1,349,757       1,536,458
OTHER ASSETS:
   Non-current accounts receivable - related parties (Note 4)                        484,349          15,884
   Deposits                                                                               --           9,245
   Prepaid contract fees                                                             314,375         171,875
   Organization costs, net                                                               365          30,986
                                                                                ------------    ------------
              TOTAL OTHER ASSETS                                                   2,148,846       1,764,448
                                                                                ------------    ------------
              TOTAL ASSETS                                                       $ 4,742,745     $10,187,068
                                                                                ------------    ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT:
   Accounts payable                                                              $   427,877     $   958,550
   Accrued expenses                                                                  252,716         313,337
   Accrued licensing costs                                                           600,000         450,000
   Billings in excess of costs and accumulated gross profit
      on uncompleted contracts (Note 6)                                            1,160,188       4,971,394
   Deferred revenue                                                                       --          83,421
   Demand note payable (Note 7)                                                           --         620,101
   Payable to stockholders (Note 4)                                                2,612,896         227,298
   Taxes payable (Note 10)                                                           360,000       1,678,000
                                                                                ------------    ------------
              TOTAL CURRENT LIABILITIES                                            5,413,677       9,302,101
                                                                                ------------    ------------
LONG-TERM:
   Deferred taxes (Note 9)                                                           263,000         156,000
   Minority interests (Note 2)                                                       136,705         143,931
                                                                                ------------    ------------
              TOTAL LIABILITIES                                                    5,813,382       9,602,032
                                                                                ------------    ------------
COMMITMENTS AND CONTINGENCIES (NOTE 10)
STOCKHOLDERS' EQUITY (DEFICIT) (NOTES 4 AND 8):
   Common stock; $.001 par value; shares authorized - 100,000,000; issued and
      outstanding - 1,008,333 and 1,149,559 in 1995 and 1996, respectively             1,008           1,150
   Preferred stock; $.001 par value; shares authorized -
      5,000,000; none issued and outstanding                                              --              --
   Contributed capital                                                                25,774       1,482,781
   Accumulated deficit                                                            (1,097,419)       (898,895)
                                                                                ------------    ------------
              TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                (1,070,637)        585,036
                                                                                ------------    ------------
              TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  (DEFICIT)              $ 4,742,745     $10,187,068
                                                                                ============    ============




                                 See accompanying notes to financial statements.

                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                               CONSOLIDATED STATEMENTS OF INCOME



                                                               1995
                                                          (As restated)
Year ended December 31,                                      (Note 3)         1996
                                                           -----------    -----------
REVENUES (NOTES 6 AND 11) ..............................   $ 8,370,537    $ 8,006,260
COST OF REVENUES (NOTE 6) ..............................     6,165,201      5,785,507
                                                           -----------    -----------
                GROSS PROFIT ...........................     2,205,336      2,220,753
                                                           -----------    -----------
GENERAL AND ADMINISTRATIVE EXPENSES:
   Salaries, payroll taxes and employee
benefits (Note 4) ......................................       579,713        765,035
   Rent and premises (Note 10) .........................       299,365        377,154
   Travel and lodging ..................................       234,565         84,402
   Depreciation and amortization .......................         6,007         38,738
   Foreign transaction (gains) losses ..................         4,615          5,268
   Miscellaneous .......................................       523,751        484,432
                                                           -----------    -----------
                TOTAL GENERAL AND ADMINISTRATIVE
                EXPENSES ...............................     1,648,016      1,755,029
                                                           -----------    -----------
                OPERATING INCOME .......................       557,320        465,724
                                                           -----------    -----------
OTHER INCOME (EXPENSE):
   Interest expense and bank fees (Note 7) .............       (38,488)       (33,170)
   Interest income .....................................        27,949         37,451
   Miscellaneous income ................................        13,863         44,745
                                                           -----------    -----------
                                                                 3,324         49,026
                                                           -----------    -----------
                INCOME BEFORE INCOME TAXES AND
                MINORITY INTERESTS .....................       560,644        514,750
PROVISION FOR INCOME TAXES (NOTE 9) ....................       444,000        309,000
                                                           -----------    -----------
MINORITY INTERESTS (NOTE 2) ............................        55,703         (7,226)
                                                           -----------    -----------
NET INCOME .............................................   $   172,347    $   198,524
                                                           -----------    -----------
EARNINGS PER SHARE DATA:
   Primary and fully diluted ...........................   $       .17    $       .19
                                                           ===========    ===========
   Weighted average shares outstanding - primary .......     1,008,333      1,033,965
                                                           ===========    ===========
   Weighted average common shares and common equivalents
   outstanding - fully diluted .........................     1,008,333      1,046,891
                                                           ===========    ===========





                                 See accompanying notes to financial statements.

                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


Years ended December 31, 1995 and 1996
                                             Common Stock
                                      -------------------------   Contributed     Accumulated
                                         Shares        Amount       Capital        Deficit
                                      -----------   -----------   -----------    -----------
BALANCE AT JANUARY 1, 1995 (NOTE 3)     1,008,333   $     1,008   $    25,774    $  (755,013)
Adjustment for the
   effect on prior years
   of correction of errors
   (Note 3)                                    --            --            --       (514,753)
                                      -----------   -----------   -----------    -----------
BALANCE AT JANUARY 1,
   1995, AS RESTATED (NOTE 3)           1,008,333         1,008        25,774     (1,269,766)
Net income, as restated, for 1995              --            --            --        172,347
                                      -----------   -----------   -----------    -----------
BALANCE AT DECEMBER 31, 1995            1,008,333         1,008        25,774     (1,097,419)
Net shares issued in
   connection with reverse
   merger (Note 1)                        130,115           131          (131)            --
Sale of common stock                       11,111            11       449,989             --
Costs associated with
   the sale of common stock                    --            --      (259,824)            --
Conversion of advances
   from majority
   stockholder (Note 4)                        --            --     1,266,973             --
Net income                                     --            --            --        198,524
                                      -----------   -----------   -----------    -----------
BALANCE AT DECEMBER 31, 1996            1,149,559   $     1,150   $ 1,482,781    $  (898,895)
                                      ===========   ===========   ===========    ===========




                                 See accompanying notes to financial statements.

                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                     1995
                                                 (As restated)
Year ended December 31,                            (Note 3)        1996
                                                 -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                    $   172,347    $   198,524
                                                 -----------    -----------
   Adjustments to reconcile net income to
      net cash provided by operating
      activities:
        Depreciation and amortization                143,508        176,238
        Deferred income taxes                         75,000     (1,014,000)
        Minority interests                           (55,703)         7,226
   Changes in assets and liabilities:
      Accounts receivable                          2,299,745     (1,185,943)
      Costs and accumulated gross profit in
        excess of billings                          (747,168)    (1,309,819)
      Other current assets                          (513,530)       208,941
      Other assets                                    63,809        (38,227)
      Accounts payable                            (1,946,011)       530,673
      Billings in excess of costs and
        accumulated gross profits                    160,013      3,811,206
      Taxes payable                                  573,000      1,318,000
      Other liabilities and deferred revenue         374,223         38,510
                                                 -----------    -----------
              TOTAL ADJUSTMENTS                      426,886      2,542,805
                                                 -----------    -----------
              NET CASH PROVIDED BY OPERATING
                ACTIVITIES                           599,233      2,741,329
                                                 -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES (NOTE 2):
   Increase in cash set aside for customer
     purchases                                      (600,000)    (2,036,000)
   Purchases of fixed assets                      (1,352,434)      (154,484)
                                                 -----------    -----------
              NET CASH USED IN INVESTING
                ACTIVITIES                        (1,952,434)    (2,190,484)
                                                 -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES (NOTE 2):
   Proceeds from demand note payable                      --        575,603
   Issuance of common stock, net of related
     costs                                                --        190,176
   Proceeds from Stockholder advances              1,612,041             --
   Repayments on Stockholder advances                     --     (1,118,625)
   Repayment of accounts receivable -
     related parties                                      --        424,872
   Advances to related parties                      (518,322)       (43,239)
                                                 -----------    -----------
              NET CASH PROVIDED BY FINANCING
                ACTIVITIES                         1,093,719         28,787
                                                 -----------    -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                       (259,482)       579,632
CASH AND CASH EQUIVALENTS, BEGINNING OF
  YEAR                                               396,549        137,067
                                                 -----------    -----------
CASH AND CASH EQUIVALENTS, END OF YEAR           $   137,067    $   716,699
                                                 ===========    ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
   Taxes paid                                    $   221,466    $     5,358
   Interest expense paid                              38,488         18,046
                                                 ===========    ===========

                                 See accompanying notes to financial statements.

                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS

                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS


    1.   ORGANIZATION OF                General
         COMPANY

                                        Brighton Technologies Corporation (the
                                        "Company") serves as the ultimate parent of Brighton Industries Corporation
                                        ("BIC"), a United States of America
                                        based company, and Brighton Electronics
                                        Corporation Limited ("BECL"), a Hong
                                        Kong based holding company for two Hong
                                        Kong subsidiaries and interests in two
                                        active joint ventures.

                                        On October 23, 1996, Zentex Corporation
                                        ("Zentex"), an inactive public company,
                                        affected a reverse non-cash merger
                                        transaction of BIC and BECL structured
                                        in the following manner. Stockholders of BIC and BECL transferred ownership of their shares to Zentex in exchange for the issuance of shares representing a controlling interest in Zentex. Pursuant to the terms of the agreement, Zentex transferred to the predecessor Zentex shareholders all of its operating assets
                                        (excluding the shares of BIC and BECL)
                                        in exchange for the assumption of
                                        liabilities existing immediately
                                        subsequent to the closing of the
                                        transaction. As part of the transaction, Zentex received a release of all obligations owed by it to an affiliate of the predecessor Zentex shareholders.
                                        In addition, at the closing, each member of the predecessor Zentex Board of Directors resigned and was replaced by representatives of the BIC and BECL stockholders. On November 12, 1996,
                                        Zentex was renamed Brighton Technologies
                                        Corporation. This transaction was
                                        consummated to facilitate the
                                        consolidation of the operating companies of BIC and BECL's founder and majority stockholder (the "Stockholder) into one entity. The Stockholder and members of his family control the operations of the Company and its subsidiaries. Prior to this transaction, the Stockholder and his family had full ownership of BIC and BECL. Since the BIC and BECL
                                        Stockholders obtained control of the
                                        Company, the accompanying financial
                                        statements reflect the operations of BIC and BECL for periods prior to the consummation of the transaction. The issuance of shares to the predecessor
                                        Zentex shareholders was accounted for as the issuance of equity by the Company for no consideration.


                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS

                                        BIC, a Delaware Corporation, principally conducts its business in the People's
                                        Republic of China ("PRC") through
                                        registered PRC offices, where it acts as the purchaser and distributor of third party manufactured industrial, telecommunication and computer equipment and technological processes to PRC customers. The Company is actively marketing similar services in other
                                        Pacific basin countries. The Company has also entered into a long-term contract with China National Chemical
                                        Construction Chongqing Company ("China
                                        National") to aid in the design and
                                        construction of a sodium bichromate
                                        production plant in the PRC. Management
                                        does not expect to enter into any
                                        significant long-term contracts of this
                                        type in the future (see Note 11).

                                        BECL is located in and incorporated in
                                        Hong Kong and is an investment and
                                        holding company for Asian based
                                        companies. BECL subsidiaries are
                                        involved in the buying, selling and
                                        installation of computer and industrial
                                        equipment and in the development of
                                        credit card approval and authorization
                                        systems.

                                        One joint venture in which BECL has a
                                        90% interest ("STAQ") has been formed to design, install and maintain a computer network for the trading of securities in the PRC. The minority interest holders of STAQ have the right to acquire an additional 10% ownership interest per annum (at the then determinable fair values) up to a maximum interest of 49%.
                                        Under the STAQ joint venture
                                        arrangements, the Company is required to invest approximately $4,000,000
                                        ($1,600,000 of which has been invested)
                                        at December 31, 1996.


                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS


    2.   SUMMARY OF                     Business Combination and Consolidation
         SIGNIFICANT                    Policy
         ACCOUNTING
         POLICIES

                                        The combination of the Company's
                                        subsidiaries, which were previously
                                        under the common control of the
                                        Stockholder, has been accounted for in a manner similar to the pooling-of-interests method of business combinations. This method presents the
                                        Company's financial position, results of operations and cash flows as if BIC and BECL were combined for all periods presented. Accordingly, the consolidated financial statements include the accounts of the Company and its direct subsidiaries and joint ventures in which the Company has a controlling interest.
                                        All intercompany accounts and
                                        transactions have been eliminated in
                                        consolidation.

                                        Minority Interests

                                        BECL consolidates the accounts of three
                                        joint ventures in which it holds
                                        controlling interests. Income (loss)
                                        allocable to minority interests is
                                        recorded in the accompanying
                                        consolidated financial statements.
                                        Operating losses are allocated to the
                                        minority interests only to the extent of the minority interests' investment in these joint ventures. The Company is responsible for losses in excess of the minority interests' investments. At
                                        December 31, 1996, the excess of such
                                        investments over accumulated losses was
                                        approximately $39,000.

                                        Foreign Currencies

                                        For BECL subsidiaries and BIC branch
                                        offices, whose functional currency is
                                        the Hong Kong Dollar or the PRC
                                        Renminbi, balance sheet accounts are
                                        translated at exchange rates in effect
                                        at the end of the year and income
                                        statement accounts are translated at
                                        average exchange rates for the year.
                                        Translation adjustments are not material as of December 31, 1996 and 1995. For the majority of BIC transactions, revenue and costs are invoiced in U.S.
                                        dollars. Accordingly, the effects of
                                        foreign exchange transaction gains or
                                        losses are not material. The Company
                                        does not enter into foreign currency
                                        forward exchange contracts to hedge
                                        foreign currency exposures.


                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS



                                        Revenue Recognition

                                        The Company accounts for long-term
                                        contracts on the percentage-of-
                                        completion method and income is
                                        recognized as work on contracts
                                        progresses, but estimated losses on
                                        contracts in progress are charged to
                                        operations immediately. The Company
                                        generally bills customers in accordance
                                        with contractual terms. At December 31,
                                        1996 and 1995, management estimated that the Company will, at a minimum, recover its outlay for expenses when the projects are completed. Accordingly, no loss provisions for such contracts were recorded during 1996 and 1995.

                                        For short-term contracts and projects,
                                        revenue is recognized on the accrual
                                        basis as goods are shipped and services
                                        are performed.

                                        Income Taxes

                                        The Company accounts for income taxes
                                        using the liability method, which
                                        requires an entity to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Corporation's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of liabilities and assets using enacted tax rates in effect in years in which the differences are expected to reverse.

                                        Income tax expense (benefit) is
                                        determined on a separate company basis
                                        and includes current Federal, foreign
                                        and state taxes and deferred taxes. For
                                        U.S. purposes, the Company files its
                                        income tax returns on a cash basis.

                                        Cash Equivalents

                                        The Company considers all highly liquid
                                        debt instruments with a maturity of
                                        three months or less at the date of
                                        purchase to be cash equivalents.

                                        Cash Set Aside for Customer Purchases

                                        Cash that is set aside to pay project
                                        related liabilities and commitments
                                        totaled $600,000 and $2,636,000 at
                                        December 31, 1995 and 1996,
                                        respectively.


                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS



                                        Provisions for Doubtful Accounts

                                        The Company performs initial and ongoing
                                        credit evaluations of its customers, and
                                        periodically reviews the collectibility
                                        of accounts receivable and provides an
                                        allowance for its estimate of accounts
                                        deemed to be uncollectible. A significant
                                        portion of the Company's business is done
                                        on the basis of letters of credit or cash
                                        advances with a relatively limited number
                                        of customers, and as a result, the Company
                                        did not experience any significant bad
                                        debt expense in 1996 or 1997 (See Note 11).

                                        Non-Cash Investing and Financing Activities

                                        During 1996, the Stockholder contributed
                                        $1,266,973 of net advances owed by the
                                        Company to contributed capital. In 1996, the Company received fixed assets valued at $67,297 in lieu of payments on 1995 accounts receivable balances.

                                        In connection with the merger described
                                        in Note 1, 130,115 shares of common
                                        stock were issued to Zentex stockholders with no proceeds to the Company. The increase in common stock was offset by a reduction to contributed capital in the accompanying financial statements.

                                        Organization Costs

                                        Costs incurred in connection with the
                                        incorporation of the Company and the
                                        formation of its current structure are
                                        capitalized and amortized over a period
                                        of five years.

                                        Fixed Assets

                                        Fixed assets are carried at cost and are depreciated over the estimated useful lives of the related assets (generally 2 to 5 years) on a straight line bases.
                                        The cost of leasehold improvements is
                                        amortized over the lesser of the length
                                        of the related leases or the estimated
                                        useful lives of the assets. Assets
                                        purchased, but not utilized in
                                        operations, are not subject to
                                        depreciation.


                                        Prepaid Contract Fees

                                        Prepaid contract fees are principally
                                        comprised of prepayments for services to be rendered over the life of a long-term contract. The related amortization expense for the years ended December 31, 1995 and 1996 was $137,500.

                                        Benefit Plans

                                        BIC has no pension or profit sharing
                                        plans. BECL has a defined contribution
                                        plan covering qualified participants.
                                        The amount of contributions for the
                                        years ended December 31, 1995 and 1996
                                        were $13,586 and $20,416, respectively.

                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS



                                        Use of Estimates

                                        The preparation of financial statements
                                        in conformity with generally accepted
                                        accounting principles requires
                                        management to make estimates and
                                        assumptions that affect the reported
                                        amounts of assets and liabilities and
                                        disclosure of contingent assets and
                                        liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company utilizes estimates in measuring and projecting revenue, costs and gross profit on long-term contracts, in providing for an allowance for doubtful accounts (also see Note 11) and in recording accrued liabilities. Actual results could differ from those estimates.

                                        Fair Values of Financial Instruments

                                        At December 31, 1995 and 1996, the
                                        carrying values of cash equivalents,
                                        restricted cash, accounts receivable
                                        (current and non-current), related party receivables and payables, accounts payable, demand notes payable and long-term debt approximates fair values due to the immediate or short-term maturity of these financial instruments.

                                        Earnings Per Share

                                        Earnings per share is based on the
                                        weighted average number of common stock
                                        shares (also see Note 8). For purposes
                                        of determining fully diluted earnings
                                        per share, the conversion of the demand
                                        note into common stock equivalents was
                                        valued using the average sales price of
                                        the Company's common stock sold in 1996.

                                        In February 1997, the Financial
                                        Accounting Standards Board issued
                                        Statement of Financial Accounting
                                        Standards No. 128, "Earnings per Share"
                                        ("SFAS 128"). This statement is
                                        effective for the Company's 1997
                                        financial statements and establishes
                                        criteria for the calculation and
                                        presentation of "Basic" and "Diluted"
                                        earnings per share. Based on an
                                        assessment of its current capital
                                        structure, management believes that
                                        adoption of SFAS 128 will not have a
                                        significant effect on the Company's
                                        reported earnings per share.


                                        Reclassifications

                                        Certain prior period amounts have been
                                        reclassified to conform with the current year presentation (also see Note 3).


                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS


    3.   RESTATEMENTS                   The 1995 financial statements have been restated
                                        to reflect the correction of depreciation expense
                                        recorded on project equipment, accounting for
                                        losses related to joint ventures, and to
                                        appropriately recognize revenue from certain long-
                                        term projects. In prior periods, BIC recognized
                                        revenue on long-term projects as certain stages of
                                        a project were completed, rather than on a ratable
                                        basis over the term of the entire contract. As a
                                        result, accumulated deficit at January 1, 1995 was
                                        increased by $514,753 and net income for the year
                                        ended December 31, 1995 was reduced by $258,353
                                        ($.26 per share) from amounts previously
                                        published.



    4.   RELATED PARTIES                Receivables and Liabilities

                                        From time to time, the Company receives
                                        funding from or provides funding to the
                                        Stockholder, his family members,
                                        principals and officers. Such advances
                                        generally bear no stated interest rate
                                        or terms of payments.

                                        Outstanding balances with stockholders
                                        and related parties at December 31, 1995 and 1996 were as follows:



December 31,                                1995         1996
------------                             ----------   ----------
Receivables (current and non-current):
   Stockholder and family members        $       --   $   43,239

   Brighton Information
      Systems Corporation (a) and (b)       493,751           --
   Other                                      8,220       15,884
                                         ----------   ----------
                                         $  501,971   $   59,123
                                         ==========   ==========
Liabilities:
   Stockholder and family members        $2,612,896   $  227,298
                                         ==========   ==========


                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS


                                        (a)     At December 31, 1995, BIC had a net
                                                receivable, funded by the Stockholder, from
                                                Brighton Information System Corporation (now
                                                known as Greater China Corporation, "Greater
                                                China") in the amount of $493,751. The
                                                Stockholder had previously served as a
                                                director and officer of Greater China until
                                                his resignation in March 1996. In partial
                                                settlement of this indebtedness in 1996, the
                                                Company received an assignment of fixed assets
                                                and accounts receivable valued at $381,433.

                                        (b)     Through November 1996, BECL had $248,103 of
                                                advances to affiliates of Greater China, which
                                                were funded by advances from the Stockholder.
                                                Accordingly, the Stockholder has agreed to
                                                assume responsibility for settlement of such
                                                advances (and the balance owed to BIC after
                                                the transactions described in (a) above) and
                                                such amounts were offset against "Advances to
                                                stockholders." In December 1996, the
                                                Stockholder contributed outstanding borrowings
                                                (net of these advances) to the Company's
                                                capital structure (see below).

                                        Conversion of Advances

                                        In December 1996, the Stockholder
                                        elected to contribute $1,266,973 of net
                                        borrowings ($248,103 of amounts the
                                        Stockholder owed to the Company and
                                        $1,515,076 of the net amounts owed by
                                        the Company) into the Company's capital
                                        structure.

                                        Professional Fees

                                        Fees paid to Directors and their
                                        affiliates for financial advisory
                                        services totaled $0 and $105,731 for the years ended December 31, 1995 and 1996, respectively. The entire amount in 1996 was charged to contributed capital (see
                                        Note 8).

                                        General and Administrative Expenses

                                        Salaries and incentives expenses for the Stockholder and members of his family totaled approximately $135,000 in each of the years ended December 31, 1995 and 1996.


                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS


    5.   FIXED ASSETS                   Fixed assets at December 31, 1995 and 1996 are
                                        comprised of the following:

December 31,                         1995          1996
------------                     -----------    -----------
Equipment                        $    18,707    $   210,367

Furniture and fixtures                 6,572         18,834

Leasehold improvements                 6,850         18,027

Less: Accumulated depreciation        (7,278)       (42,358)
                                 -----------    -----------
                                      24,851        204,870

Project equipment (assets to
   be utilized in completing
   future projects)                1,324,906      1,331,588
                                 -----------    -----------
        Total                    $ 1,349,757    $ 1,536,458
                                 ===========    ===========



    6.   LONG-TERM                      At December 31, 1995 and 1996, costs, estimated
         CONTRACTS                      gross profit and billings on uncompleted long-term
                                        contracts accounted for on the percentage of
                                        completion method are summarized as follows:



December 31,                      1995            1996
------------                  ------------    ------------
Costs incurred on long-term   $  4,078,131    $  6,205,662
contracts

Estimated gross profit             834,357       1,242,824
                              ------------    ------------
                                 4,912,488       7,448,486

Less: Billings to date          (5,325,508)    (10,362,893)
                              ------------    ------------
                              $   (413,020)   $ (2,914,407)
                              ============    ============


                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS


                                        These amounts are included in the
                                        accompanying balance sheets under the
                                        following captions:


December 31,                                        1995        1996
------------                                     ----------   ----------
Costs and accumulated gross profit in
   excess of billing on uncompleted  contracts   $  747,168   $2,056,987

Billings in excess of costs and
   accumulated gross profit on
   uncompleted contracts                          1,160,188    4,971,394
                                                  =========    =========



    7.   DEMAND NOTE                    In 1996, BECL entered into a convertible demand
                                        note agreement with a third party. The note is
                                        convertible to common shares at prevailing market
                                        values. The balance outstanding at December 31,
                                        1996 was $620,101. The fixed interest rate at
                                        December 31, 1996 was 5% per annum. Interest
                                        expense for the year ended December 31, 1996 was
                                        $15,124.

                                        The Company and the creditor are in the
                                        process of negotiating the conversion of $440,000 of the note to common shares.



    8.   STOCKHOLDERS'                  Private Placement
         EQUITY

                                        In December 1996, the Company sold
                                        11,111 shares of common stock in a
                                        private underwriting for aggregate net
                                        proceeds (before the costs discussed in
                                        the following paragraph) of
                                        approximately $450,000. In 1997, the
                                        Company sold an additional 8,002 shares
                                        of common stock for net proceeds of
                                        approximately $350,000.

                                        Costs directly related to the completion of these offerings amounted to $259,824 and have been charged to contributed capital in 1996.

                                        Public Offering

                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS



                                        Subject to certain conditions in 1997,
                                        the Company is considering a public
                                        offering of an unspecified number of
                                        shares of its common stock. Proceeds
                                        from this sale, if consummated, will be
                                        used for general corporate purposes and
                                        investments in joint ventures.

                                        Common Stock Reserved for Issuance

                                        At December 31, 1996, the Company had
                                        reserved 13,778 shares for fulfilling
                                        the conversion of a demand note payable
                                        to common stock. The conversion terms
                                        are based on the fair market value of
                                        the Company's common stock. Subsequent
                                        to December 31, 1996, the Company
                                        issued, at nominal cost, 3,141 shares of common stock to various individuals and firms. Of this issuance, 2,033 shares related to services rendered in connection with the Private Placement and contemplated Public Offering.

                                        The balance of the authorized, but not
                                        outstanding, common stock are not
                                        reserved.

                                        Preferred Stock

                                        The Company has 5,000,000 authorized
                                        shares of Preferred Stock (with a par
                                        value of $.001 per share), none of which have been issued or remained outstanding as of and for the years ended December
                                        31, 1995 and 1996. The Company's Board
                                        of Directors reserves the right to
                                        determine the ownership privileges of
                                        the Preferred Stockholders and terms of
                                        the security prior to its issuance.

                                        Dividends

                                        There were no dividends declared or paid on the Company's common stock in 1995 and 1996.

                                        Increase in Authorized Shares

                                        In 1996, the Company's stockholders
                                        approved an amendment to the Company's
                                        Certificate of Incorporation to
                                        establish the number of authorized
                                        shares of common stock of the Company at 100,000,000 shares, with a par value of $.001 per share and also approved a three for one stock split of the Company's common stock outstanding at that time. On October 17, 1997 and
                                        January 26, 1998, the Company
                                        subsequently effected separate one for
                                        three reverse stock splits. All share
                                        and per share data have been restated
                                        for all periods presented to reflect
                                        these splits.


                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS

                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS


    9.                                  INCOME TAXES The domestic and foreign
                                        components of income (loss) before
                                        income taxes and minority interests are
                                        as follows:




December 31,     1995         1996
------------   ---------    ---------
Domestic       $ 936,307    $ 764,000

Foreign         (375,663)    (249,250)
               ---------    ---------
               $ 560,644    $ 514,750
               =========    =========



                                        The components of the provision
                                        (benefit) for income taxes are as
                                        follows:




December 31,                     1995          1996
------------                 -----------    -----------
Current:

   Federal                   $   274,000    $   988,000

   Foreign                        16,000         47,000

   State                          79,000        288,000
                             -----------    -----------
                                 369,000      1,323,000
                             -----------    -----------
Deferred:

   Federal                        59,000       (802,000)

   Foreign                       (87,000)       (29,000)

   State                          16,000       (212,000)
                             -----------    -----------
                                 (12,000)    (1,043,000)
                             -----------    -----------
Net change in valuation
allowance                         87,000         29,000
                             -----------    -----------
Provision for income taxes   $   444,000    $   309,000
                             ===========    ===========

                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS

                                        The following table presents the
                                        principal reasons for the difference
                                        between the actual income tax provision
                                        and the tax provision computed by
                                        applying the U.S. Federal statutory
                                        income tax rate to income before income
                                        taxes and minority interests:




December 31,                      1995       1996
------------                    --------   --------
U.S. Federal income tax
   provision at statutory
   rates                        $191,000   $175,000

State income taxes, net of
   Federal benefit                63,000     50,000

Effects of foreign operations
   and tax rate differentials     66,000     44,000

Valuation allowance - foreign
   loss carryforwards             87,000     29,000

Non-deductible losses and
expenses                          30,000      7,000

Other, net                         7,000      4,000
                                --------   --------
Provision for income taxes      $444,000   $309,000
                                ========   ========


                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS

                                        The statutory tax rates in the United
                                        States (including applicable net state
                                        rates), Hong Kong and the PRC are 40%,
                                        16.5% and 33%, respectively. There are
                                        no tax holidays, exemptions and
                                        incentives afforded to the Company for
                                        its off-shore operations.

                                        Deferred income taxes as recorded in the accompanying consolidated balance sheets are comprised of the following:


                                               1995                                       1996
                            -----------------------------------------    -----------------------------------------
December 31,                   Asset        Liability          Net          ASSET       LIABILITY         NET
                            -----------    -----------    -----------    -----------    -----------    -----------
Current deferred
income taxes:

 Accrued account
  receivables               $        --    $   (88,000)   $   (88,000)   $        --    $  (371,000)   $  (371,000)

 Contract costs                      --       (234,000)      (234,000)            --             --             --

 Liabilities                    733,000             --        733,000      1,706,000             --      1,706,000

 Other current                       --         (3,000)        (3,000)            --        (20,000)       (20,000)
                            -----------    -----------    -----------    -----------    -----------    -----------
                            $   733,000    $  (325,000)   $   408,000    $ 1,706,000    $  (391,000)   $ 1,315,000
                            ===========    ===========    ===========    ===========    ===========    ===========

Non-current deferred
income taxes:

 Foreign net operating
  loss carryforwards        $    87,000    $        --    $    87,000    $   116,000    $        --    $   116,000

 Deferred costs                      --       (258,000)      (258,000)            --       (146,500)      (146,500)

 Fixed assets                        --         (4,500)        (4,500)            --         (9,000)        (9,000)

 Other non-current                   --           (500)          (500)            --           (500)          (500)

 Valuation allowance            (87,000)            --        (87,000)      (116,000)            --       (116,000)
                            -----------    -----------    -----------    -----------    -----------    -----------
                            $        --    $  (263,000)   $  (263,000)   $        --    $  (156,000)   $  (156,000)
                            ===========    ===========    ===========    ===========    ===========    ===========


                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS


                                        At December 31, 1995 and 1996, the
                                        Company had established a valuation
                                        allowance on the deferred tax assets
                                        related to the foreign net operating
                                        loss carryforwards of BECL. Reductions
                                        to the valuation allowance will be
                                        recorded when, in the opinion of
                                        management, BECL's ability to generate
                                        taxable income in the future is
                                        considered more likely than not.

                                        At December 31, 1996, the Company has
                                        net operating loss carryforwards for
                                        Hong Kong tax purposes of approximately
                                        $702,000, which can be carried forward
                                        indefinitely.



   10.   COMMITMENTS AND                Operating Leases
         CONTINGENCIES

                                        The Company and its subsidiaries lease
                                        administrative office space and
                                        equipment under operating leases which
                                        expire prior to the end of 2001. Total
                                        future minimum lease payments as of
                                        December 31, 1996 are:



1997                                                                           $284,055

1998                                                                            187,899

1999                                                                             85,817

2000                                                                             43,750

2001                                                                             25,521
                                                                               --------
Total minimum lease payments                                                   $627,042
                                                                               ========




                                        Rent expense and related costs for 1995
                                        and 1996 were $149,880 and $260,396,
                                        respectively.

                                        Legal Matters

                                        The Company is either a plaintiff or a
                                        defendant in several pending legal
                                        matters. In the opinion of management,
                                        the final resolution of these matters
                                        will not have a material adverse effect
                                        on the Company's financial position or
                                        results of operations.

                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS


                                        Contractual Obligations

                                        The Company may also be subject to
                                        claims and penalties arising from
                                        failure to comply with specific
                                        contractual requirements on the
                                        progression of long-term projects.
                                        Management does not believe that it has
                                        any measurable exposures related to such contingencies at December 31, 1996. The
                                        Company is also in the process of
                                        renegotiating the terms of certain
                                        aspects of technological licensing
                                        arrangements. The contractual value of
                                        services currently under negotiation
                                        approximates $450,000. The inability of
                                        the Company to fulfill contractual terms of long-term projects or to negotiate favorable arrangements on the use or distribution of licensed technology may have a material adverse effect on the Company's financial statements.

                                        Letters of Credit

                                        At December 31, 1996, the Company had
                                        issued irrevocable letters of credit of
                                        $746,230 (included in the determination
                                        of Cash set aside for customer purchases at December 31, 1996) representing contingent commitments on equipment purchases.



   11.   CONCENTRATIONS                 Major Customers

                                        China National accounted for
                                        approximately 34% and 13% of revenues
                                        for the years ended December 31, 1995
                                        and 1996, respectively. A BECL customer
                                        accounted for approximately 17% of
                                        revenues in 1996 and a BIC customer
                                        accounted for approximately 10% of
                                        revenues in 1995.

                                        The Company had an unsecured accounts
                                        receivable balance of approximately
                                        $512,000 at December 31, 1996 with a
                                        Hong Kong based customer. Management is
                                        currently discussing the timing of the
                                        settlement of this account receivable
                                        with the customer and expects full
                                        payment in 1997.

                                        Historically, the Company has relied on
                                        a limited number of customers for a
                                        substantial portion of its total
                                        revenues. The Company expects that a
                                        significant portion of its future
                                        revenues will continue to be generated
                                        by a limited number of customers. The
                                        loss of any of these customers or any
                                        substantial reduction in business volume with any of these customers could materially adversely affect operating results.

                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS

                                        Suppliers

                                        The Company purchases a substantial
                                        amount of equipment and licenses
                                        technology from a limited number of
                                        entities. Based on the number of
                                        alternate qualified suppliers,
                                        management does not believe that the
                                        Company has a concentration of risks
                                        under its current arrangements.

                                        Geographical

                                        The vast majority of the Company's
                                        revenues are derived from customers
                                        based in countries outside the United
                                        States. Such operations subject the
                                        Company to certain operational risks.
                                        The Company's prospective results of
                                        operations could be negatively affected
                                        by adverse consequences arising from
                                        these risks. Although management
                                        believes that the likelihood of such
                                        factors occurring is remote, the
                                        possibility of unanticipated events
                                        disrupting the Company's operations
                                        exists.



   12.   SEGMENT                        Operations by Geographic Area
         INFORMATION

                                        Net revenues, operating income (loss)
                                        and identifiable assets from United
                                        States export sales to the Far East and
                                        for the Company's operations based in
                                        the Far East (principally, PRC and Hong
                                        Kong) are as follows:


December 31, 1995  United States      Far East      Eliminations    Consolidated
                   -------------    ------------    ------------    ------------
Net revenues        $ 6,497,541      $ 1,872,996     $        --     $ 8,370,537
Operating
  income (loss)         927,375         (370,055)             --         557,320

Identifiable
  assets              2,574,807        2,634,859        (466,921)      4,742,745
                    ===========      ===========     ===========     ===========
December 31, 1996
Net revenues        $ 6,039,716      $ 1,966,544     $        --     $ 8,006,260
Operating
  income (loss)         730,875         (265,151)             --         465,724
Identifiable
  assets              7,152,549        4,299,370      (1,264,851)     10,187,068
                    ===========      ===========     ===========     ===========

                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS


                                        Substantially all of the Company's
                                        United States revenues are derived from
                                        customers based in the Far East.

                                               BRIGHTON TECHNOLOGIES CORPORATION
                                                                AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS




                                        Operations by Segment

                                        The Company's predominant businesses are equipment distribution and networking.

                                        Net revenues, operating income and
                                        allocated assets for the Company's
                                        segments are as follows:


                             Equipment
December 31, 1995           Distribution  Networking   Consolidated
                            ------------  -----------  ------------
Net revenues                $ 4,267,791   $ 4,102,746   $ 8,370,537

Operating income                247,429       309,891       557,320

Identifiable assets           1,757,405     2,985,340     4,742,745

Purchases of fixed assets        27,049     1,325,385     1,352,434

Depreciation and
  amortization expense            5,887           120         6,007
                            ===========   ===========   ===========

December 31, 1996

Net revenues                $ 3,664,433   $ 4,341,827   $ 8,006,260

Operating income                214,515       251,209       465,724

Identifiable assets           4,179,102     6,007,966    10,187,068

Purchases of fixed assets        20,083       134,401       154,484

Depreciation and
   amortization expense          33,702         5,036        38,738
                            ===========   ===========   ===========


               BRIGHTON TECHNOLOGIES CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)


                                                                          SEPTEMBER 30,
                                                                               1997
                                                                          -------------
ASSETS

Current assets:
    Cash and cash equivalents                                              $  556,940
    Cash set aside for customer purchases (Note 4)                          1,359,635
    Accounts receivable, net                                                2,040,343
    Costs and accumulated gross profit
         in excess of billings
         on uncompleted contracts                                             945,107
    Receivables from stockholders
         and related parties                                                  200,668
    Prepaid expenses                                                           45,376
    Deferred taxes                                                          1,164,000
                                                                           ----------
         Total current assets                                               6,312,069
                                                                           ----------
Fixed assets:
    Project equipment (Notes 7 and 8)                                       1,517,538
    Furniture and equipment, net                                              202,814
                                                                           ----------
         Net fixed assets                                                   1,720,352
                                                                           ----------
Other assets:
    Non-current accounts receivable -
         related parties                                                       22,339
    Deposits                                                                   30,883
    Prepaid contract fees                                                     228,733
    Deferred offering costs
         (Notes 5 and 10)                                                     237,093
    Organization costs, net                                                    25,709
                                                                           ----------
         Total other assets                                                   544,757
                                                                           ----------
         Total assets                                                      $8,577,178
                                                                           ==========



                                   (continued)

               BRIGHTON TECHNOLOGIES CORPORATION AND SUBSIDIARIES
          CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (CONTINUED)


                                                                        SEPTEMBER 30,
                                                                            1997
                                                                        -------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                      $1,628,857
    Accrued expenses                                                         378,038
    Accrued licensing costs (Note 4)                                         450,000
    Billings in excess of costs
         and accumulated gross profit
         on uncompleted contracts                                            516,725
    Deferred revenue                                                          94,444
    Notes payable (Note 2)                                                   802,105
    Customer deposits, net (Note 4)                                        2,153,628
    Taxes payable                                                          1,492,000
                                                                          ----------
         Total current liabilities                                         7,515,797
                                                                          ----------
 Long-term liabilities:
    Deferred taxes                                                            88,000
    Minority interests                                                       134,649
                                                                          ----------
         Total long-term liabilities                                         222,649
                                                                          ----------

Commitments and contingencies (Notes 4 and 8)

Stockholders' equity (Notes 1 and 3):
    Preferred stock; $.001 par value;
         shares authorized - 5,000,000;
         issued and outstanding - none
    Common stock; $.001 par value;
         shares authorized - 100,000,000;
         issued and outstanding - 1,161,222                                    1,161
    Contributed capital                                                    1,856,740
    Accumulated deficit                                                   (1,006,919)
    Unearned compensation cost                                               (12,250)
                                                                          ----------
               Total stockholders' equity                                    838,732
                                                                          ----------
               Total liabilities and
                  stockholders' equity                                    $8,577,178
                                                                          ==========

                       See accompanying notes to condensed
                       consolidated financial statements.

               BRIGHTON TECHNOLOGIES CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)



                                                                             NINE MONTHS ENDED SEPTEMBER 30,
                                                                          ------------------------------------
                                                                             1996                      1997
                                                                          ----------                ----------
Revenues                                                                  $6,796,972                $5,913,330
Cost of revenues                                                           4,994,155                 4,057,207
                                                                          ----------                ----------
         Gross profit                                                      1,802,817                 1,856,123
                                                                          ----------                ----------

General and administrative expenses:
    Salaries, payroll taxes and
         employee benefits                                                   578,837                   868,887
    Rent and premises                                                        321,678                   326,783
    Travel and lodging                                                       289,412                   169,394
    Depreciation and amortization                                             21,332                    63,269
    Foreign transaction losses                                                 3,108                    20,895
    Consulting fees (Note 6)                                                                           366,430
    Miscellaneous                                                            350,394                   298,027
                                                                          ----------                ----------
         Total general and
               administrative expenses                                     1,564,761                 2,113,685
                                                                          ----------                ----------
         Operating income (loss)                                             238,056                  (257,562)
                                                                          ----------                ----------
Other income (expense):
    Interest expense and bank fees                                           (22,647)                  (43,994)
    Interest income                                                           22,827                    77,418
    Miscellaneous income                                                      48,778                    17,832
                                                                          ----------                ----------
         Total other income, net                                              48,958                    51,256
                                                                          ----------                ----------
         Income (loss) before income taxes
               and minority interests                                        287,014                  (206,306)

Provision (benefit) for income taxes                                         115,000                   (89,000)
Minority interests                                                           (26,663)                    9,282
                                                                          ----------                ----------
Net income (loss)                                                         $  145,351                $ (108,024)
                                                                          ==========                ==========

                                   (continued)

               BRIGHTON TECHNOLOGIES CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED) (CONTINUED)



                                                         NINE MONTHS ENDED SEPTEMBER 30,
                                                       -----------------------------------
                                                         1996                      1997
                                                       ---------                ----------
Net income (loss) per common share (Note 1):
    Primary and fully diluted                               $.14                   $ (.09)
                                                       =========                 =========

Weighted average number of common shares
    and common share equivalents
    outstanding (Note 1):
    Primary                                            1,008,333                 1,157,289
                                                       =========                 =========

    Fully diluted                                      1,022,223                 1,199,838
                                                       =========                 =========




                       See accompanying notes to condensed
                       consolidated financial statements.

               BRIGHTON TECHNOLOGIES CORPORATION AND SUBSIDIARIES
      CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                                                                       UNEARNED
                                         COMMON STOCK            CONTRIBUTED       ACCUMULATED       COMPENSATION
                                      SHARES        AMOUNT         CAPITAL          DEFICIT              COST
                                     ---------      ------        ----------      -----------        ------------
Balance at December 31, 1996         1,149,559      $1,150       $1,482,781       $  (898,895)

Sale of common stock                     8,002           8          352,940

Costs associated with the sale
    of common stock                                                 (45,416)

Issuance of common stock for
    costs associated with the
    sale of common stock                 2,030           2               (2)

Issuance of restricted common
    stock to employee                    1,111           1           48,999                            $(49,000)

Issuance of restricted common
    stock for consulting fees              500                       17,438

Issuance of common stock
    from rounding as a result
    of reverse stock split                              20

Amortization of unearned
    compensation
                                                                                                         36,750

Net loss for the nine months
    ended September 30, 1997                                                         (108,024)
                                     ---------      ------       ----------       -----------          --------

Balance at September 30, 1997        1,161,222      $1,161       $1,856,740       $(1,006,919)         $(12,250)
                                     =========      ======       ==========       ============         ========


                       See accompanying notes to condensed
                       consolidated financial statements.

               BRIGHTON TECHNOLOGIES CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                                             NINE MONTHS ENDED SEPTEMBER 30,
                                                                          -------------------------------------
                                                                             1996                       1997
                                                                          ----------                -----------
Cash flows from operating activities:
    Net income (loss)                                                     $  145,351                $ (108,024)
                                                                          ----------                -----------

    Adjustments to reconcile net
         income (loss) to net cash provided by
         (used in) operating activities:
               Depreciation and amortization                                 124,457                   166,394
               Deferred income taxes                                        (707,000)                   83,000
               Minority interests                                            (32,321)                   (9,282)
               Non-cash compensation expense                                                            54,187
               Note payable issued
                  for consulting fees                                                                  150,000
               Interest accrued on notes payable                              36,936                    32,004
               Changes in operating assets
                  and liabilities:
                   Accounts receivable, net                                 (863,629)                 (701,025)
                   Costs and accumulated
                     gross profit in
                     excess of billings on
                     uncompleted contracts                                (1,133,197)                1,111,880
                   Prepaid expenses                                         (424,615)                  105,318
                   Other current assets                                      (20,682)                    4,700
                   Deposits                                                  (30,182)                  (21,638)
                   Accounts payable                                          146,300                   670,307
                   Accrued expenses                                          245,415                    64,701
                   Billings in excess of
                     costs and accumulated
                     gross profit on
                     uncompleted contracts                                 2,615,452                (4,454,669)
                  Deferred revenue                                           540,901                    11,023
                  Customer deposits, net                                                             2,153,628
                  Taxes payable                                              693,118                  (186,000)
                                                                          ----------                ----------

                  Total adjustments                                        1,190,953                  (765,472)
                                                                          ----------                ----------

                  Net cash provided by
                    (used in) operating
                    activities                                             1,336,304                  (873,496)
                                                                          ----------                ----------

                                   (continued)

               BRIGHTON TECHNOLOGIES CORPORATION AND SUBSIDIARIES
     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (CONTINUED)


                                                                             NINE MONTHS ENDED SEPTEMBER 30,
                                                                         -------------------------------------
                                                                            1996                       1997
                                                                         -----------               -----------
Cash flows from investing activities:
    (Increase) decrease in cash set aside for customer purchases         $  (610,000)              $ 1,276,365
    Acquisition of fixed assets                                              (51,852)                  (55,935)
    Organization costs                                                          (211)
                                                                         -----------               -----------

                  Net cash provided by
                    (used in) investing activities                          (662,063)                1,220,430
                                                                         -----------               -----------


Cash flows from financing activities:
    Proceeds from demand note payable                                        575,603
    Sale of common stock, net of related costs                                                         307,532
    (Advances to) repayments from stockholder
         and related parties                                                 501,971                  (349,834)
    Decrease in payable to stockholders                                   (1,297,876)                 (227,298)
    Deferred offering costs                                                  (86,147)                 (237,093)
                                                                        ------------               -----------

                  Net cash used in financing
                    activities                                              (306,449)                 (506,693)
                                                                         -----------               -----------


Net increase (decrease) in cash and
    cash equivalents                                                         367,792                  (159,759)
Cash and cash equivalents, at
      beginning of period                                                    137,067                   716,699
                                                                         -----------               -----------

Cash and cash equivalents, at
      end of period                                                      $   504,859               $   556,940
                                                                         ===========               ===========





                       See accompanying notes to condensed
                       consolidated financial statements.

               BRIGHTON TECHNOLOGIES CORPORATION AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                  NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997



          1.   Basis of Presentation


         The accompanying condensed consolidated financial statements as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 are unaudited but, in the opinion of management of the Company, contain all adjustments necessary to present fairly the financial position at September 30, 1997, the results of operations for the nine months ended September 30, 1996 and 1997, and cash flows for the nine months ended September 30, 1996 and 1997. These adjustments are of a normal recurring nature. The accompanying condensed consolidated financial statements include the accounts of the Company and its direct subsidiaries and joint ventures in which the Company has a controlling interest. All intercompany accounts and transactions have been eliminated in consolidation.


         Certain information and footnote disclosures normally included in financial statements that have been prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although management of the Company believes that the disclosures contained in these financial statements are adequate to make the information presented therein not misleading. For further information, refer to the Company's consolidated financial statements and notes thereto for the years ended December 31, 1995 and 1996.


         The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 1997.

         Net income (loss) per share for the nine months ended September 30, 1996 and 1997 is based on the weighted average number of shares of common stock outstanding for each respective period. For purposes of determining fully diluted net income (loss) per share, the conversion of the demand note (See Note
2) into common stock equivalents was calculated using the average market price of the Company's common stock during September 1997, and the conversion of the note payable issued for a consulting fee (See Note 2) into common stock equivalents was calculated at the estimated offering price.

         All common share and per share amounts have been restated for all periods presented to reflect the 1 for 3 reverse stock split effective October 17, 1997 and the 1 for 3 reverse stock split which will go into effect on January 26, 1998.


          2.   Notes Payable


         During 1996, Brighton Electronics Corporation Limited, a Hong Kong-based subsidiary of the Company, entered into a convertible demand note agreement with a third party, with interest at 5% per annum. The note is convertible into common stock of the Company at prevailing market values. The note, including accrued interest, had a balance of $643,355 at September 30, 1997.

         On February 25, 1997, the Company entered into a consulting agreement with a consulting firm for business advisory services. Pursuant to that agreement, the Company paid the consulting firm $25,000 and issued a one-year note for $150,000 for services rendered. This amount was charged to operations during the nine months ended September 30, 1997. The note is unsecured, bears interest at 10% per annum, with interest to accrue until the due date of February 24, 1998. Thereafter, such note will become payable upon demand, with interest at 12% per annum.

               Brighton Technologies Corporation and Subsidiaries
              Notes to Condensed Consolidated Financial Statements
                             (Unaudited) (continued)
                  Nine Months Ended September 30, 1996 and 1997


         If the Company does not complete a debt or equity financing by February 24, 1998, then the Company will have the option of converting the note, including accrued interest, into its common stock, with the value of such common shares to be calculated at 75% of the market price on such date. The maximum number of common shares that the Company will be required to reserve and issue as full settlement for the note, including accrued interest, will be 25,000 shares. Such shares, if issued, will be restricted and will have piggyback registration rights.

         If the Company completes a private financing by February 24, 1998, then the noteholder will have the option of converting the note, including accrued interest, into the same debt or equity instrument issued in connection with such private financing. If the Company completes a secondary public offering (See
Note 10) by February 24, 1998, the noteholder will have the option of converting the balance of the note, including accrued interest, into the same securities issued in connection with the secondary public offering at the offering price. Such securities, if issued, will be restricted and will have piggyback registration rights. In addition, the noteholder will have the right to elect one member of the Company's board of directors.


          3.   Stockholders' Equity


         Transactions affecting the Company's capital structure during the nine months ended September 30, 1997 consisted of the following:

               a. The Company sold 8,002 shares of common stock for proceeds of $352,948, and incurred related costs of $134,920 of which $45,416 was paid in cash (including $11,931 to an affiliate of a director) and $89,504 was paid by the issuance of 2,030 shares of common stock to various individuals and firms for services rendered in connection therewith. The 2,030 shares of common stock were recorded as a charge to contributed capital at par value. The values ascribed to such shares were based on the sales price of the Company's common stock sold in comparable periods.

               b. The Company granted 1,111 shares of restricted common stock to an employee. The aggregate value of the shares of $49,000 was recorded as a reduction to stockholders' equity as deferred compensation cost and is being amortized to operations, as earned, during the year ending December 31, 1997. At September 30, 1997, the balance of unearned compensation cost was $12,250.

               c. In July 1997, the Company issued 500 shares of common stock with an aggregate value of $17,438 to a consultant for services rendered, which was recorded as a charge to operations during the nine months ended September 30, 1997.

               d. Effective September 13, 1997, the Company entered into a letter of agreement with a public relations firm to provide corporate and investor relations. In conjunction therewith, the Company issued the public relations firm a three year stock option to purchase 2,778 shares of common stock with an exercise price of $22.50 per share, which was the fair market value on the date of grant. The imputed fair value of this stock option is $23,000, which will be amortized to operations, as earned, during the period from October 1997 through March 1998.

               Brighton Technologies Corporation and Subsidiaries
              Notes to Condensed Consolidated Financial Statements
                             (Unaudited) (continued)
                  Nine Months Ended September 30, 1996 and 1997



          4.   China National Project and Related Contractual Obligations

         The original turn-key contract with China National Chemical Construction Company ("China National") for the engineering design and implementation for a sodium bichromate production plant with an annual production capacity of 20,000 metric tons was expected to generate total revenues of $11,000,000 for the Company. Revenues under this contract for the years ended December 31, 1995 and 1996, and the nine months ended September 30, 1997, were approximately $2,855,000, $1,048,000 and $2,337,000, respectively, or
34%, 13% and 40% of the Company's total revenues, respectively. The Company has recorded cumulative aggregate revenues of $6,898,000 through September 30, 1997 under this contract (including revenues of $658,000 for the year ended December 31, 1994), or approximately 63% of the contract's total expected revenues.

         The Company has been advised by China National that they are currently negotiating with third party lenders for the necessary funds to complete the construction of the project. The Company is currently unable to predict the ultimate outcome of these discussions. In the event that China National is unsuccessful in its efforts to obtain such financing and construction efforts are suspended or terminated, the Company's anticipated revenues in the future with regard to this contract may be reduced or eliminated. Based on an assessment of discussions with China National and the timing involved in obtaining the necessary funds, management of the Company does not expect that any significant revenues will be earned from this contract during the year ending December 31, 1998. If China National is unable to complete the project, management does not expect that the ultimate resolution of this matter will have a material adverse impact on the Company's financial position or cash flows.

         As an accommodation to China National for excess funds held by the Company, the Company has periodically loaned funds to China National. These loans do not bear interest and do not stipulate repayment dates. As of September 30, 1997, the Company had loaned $1,132,169 to China National; such amount has been offset against customer deposits on the December 31, 1996 and September 30, 1997 consolidated balance sheets.

         Due to delays in the financing and construction of the China National project, the Company is in the process of renegotiating the terms of certain aspects of technological licensing arrangements that it entered into in conjunction with the China National contract. The contractual value of services currently under negotiation is approximately $450,000, and the settlement of such obligation is predicated on the resolution of the matter described above. The inability of the Company to fulfill contractual terms of long-term projects or to negotiate favorable arrangements on the use or distribution of licensed technology may have a material adverse effect on the Company's consolidated financial statements.


          5.   Deferred Offering Costs


         Deferred offering costs aggregating $237,093 at September 30, 1997 represent certain legal, accounting and underwriter costs incurred in connection with the contemplated public sale of the Company's securities (See Note 10). These costs have been capitalized and will be charged to stockholders' equity upon successful completion of the offering or charged to operations if the offering is not completed.


          6.   Consulting Fees


         Consulting fees aggregating $366,430 were charged to operations during the nine months ended September 30, 1997 for certain professional, consulting and other costs incurred in connection with the

               Brighton Technologies Corporation and Subsidiaries
              Notes to Condensed Consolidated Financial Statements
                             (Unaudited) (continued)
                  Nine Months Ended September 30, 1996 and 1997



Company's ongoing business development activities. Of such amount, $19,308 was paid to an affiliate of a director during the nine months ended September 30, 1997 and $175,000 was incurred pursuant to an agreement with a consulting firm (See Note 2).

          7.   Related Party Transactions

         During September 1997, the Company's founder and majority stockholder sold project equipment to the Company with a fair market value of $185,950, which is equivalent to the price that the Company would have had to pay to purchase such equipment in the open market, in exchange for an equivalent reduction in the amount due the Company from the stockholder.

          8.   Brighton STAQ Project

         The Company owns a 90% interest in the joint venture developing the STAQ On-line Network project, has already invested $1,600,000 in such project, and is obligated to provide additional funding of approximately $4,000,000 during the first quarter of 1998. The Company accounts for the joint venture on a consolidated basis.

         The Company currently expects to meet its funding obligation through the sale of its equity securities in the contemplated public offering (See Note
10), although there can be no assurances that the Company will be successful in this regard. To the extent that the Company is unable to timely fund its $4,000,000 commitment to fund the STAQ On-line Network project during the first quarter of 1998, the Company's interest in the project may be reduced or eliminated, which would adversely affect the potential future profitability of this project as it relates to the Company's consolidated results of operations. If the Company were to be unable to fund the continuing development of the Brighton-STAQ project, project equipment aggregating $1,517,538 at September 30, 1997 would be liquidated at net realizable value and the resulting loss, if any, would be charged to operations.

          9.   Recent Accounting Pronouncements


         In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share," which is effective for financial statements issued for periods ending after December 15, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods presented. Under the new requirements, the Company will be required to present "basic" earnings per share and "diluted" earnings per share. Basic earnings per share does not include the dilutive effect of stock options and warrants. The Company does not expect that adoption of this statement will have a material effect on reported earnings per share.

         In February 1997, the Financial Accounting Standards Board issued Statement No. 129, "Disclosure of Information about Capital Structure," which is effective for financial statements issued for periods ending after December 15, 1997. The new standard reinstates various disclosure requirements previously in effect under Accounting Principles Board Opinion No. 15, which has been superseded by this statement. The Company does not expect that adoption of this statement will have a material effect on its current disclosures and presentation.

         In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income," which is effective for financial statements issued for periods ending after December

               Brighton Technologies Corporation and Subsidiaries
              Notes to Condensed Consolidated Financial Statements
                             (Unaudited) (continued)
                  Nine Months Ended September 30, 1996 and 1997

15, 1997. Earlier application is permitted. This statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income consists of net income and other comprehensive income. Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net income. The Company does not expect that adoption of this statement will have a material effect on its current disclosures and presentation.

         In June 1997, the Financial Accounting Standards Board issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information," which is effective for financial statements issued for periods ending after December 15, 1997. This statement discusses how to report operating segments and certain information about a public company's products and services, the geographic areas in which it operates, and its major customers. The Company does not expect that adoption of this statement will have a material effect on its current disclosures and presentation.


         10.   Public Offering

               a. On May 7, 1997, the Company entered into a Letter of Intent agreement with an underwriter ("Representative"), as representative of certain underwriters ("Underwriters"), to act as managing underwriter in a firm commitment underwriting for a proposed offering ("Offering") and sale to the public of 1,000,000 units ("Units") of the Company's securities at an offering price ranging from $5.50 to $7.00 per Unit.

         Each Unit consists of one share of common stock and one redeemable common stock purchase warrant ("Warrant") of the Company. Each Warrant entitles the holder to purchase one share of common stock for 150% of the offering price per Unit, subject to adjustment in certain circumstances, at any time commencing __________, 1999 until _______________, unless earlier redeemed.

         The Company has granted to the Underwriters an option, exercisable for 45 days from the date of the Offering, to purchase up to 150,000 additional Units at the Unit offering price, less the underwriting discounts and the nonaccountable allowance, for the sole purpose of covering over-allotments, if any.

         In connection with the Offering, the Company has agreed to sell to the Representative and its designees, for a nominal consideration, an option ("Unit Purchase Option") to purchase up to 100,000 Units. The Unit Purchase Option is exercisable initially at 120% of the Offering price per Unit for a period of five years commencing on the effectiveness of the Offering.

         11.   Subsequent Events

               a. Effective October 1, 1997, the Company entered into a consulting agreement with a firm to provide certain business development services in exchange for 3,889 shares of common stock with a fair market value of approximately $29,000, which will be amortized to operations, as earned, during the period from October 1997 through June 1998. The shares were issued on November 3, 1997.

               b. During December 1997, in order for the Company to arrange the purchase of certain equipment for a customer. The wife of the Company's founder and majority stockholder, who is an officer and director of the Company, provided a short-term credit facility by depositing $500,000 into a short-term interest bearing account with a Hong Kong bank as security for the bank's letter of credit of approximately $2,145,000 issuable to a supplier. The Company will record a credit

               Brighton Technologies Corporation and Subsidiaries
              Notes to Condensed Consolidated Financial Statements
                             (Unaudited) (continued)
                  Nine Months Ended September 30, 1996 and 1997


to contributed capital and a charge to operations for the estimated imputed cost of such credit facility during the period for which it is outstanding.

            The Company maintains offices in the following cities in China -- Beijing, Hong Kong, Shanghai, Shenzhen and Wuhan.

No dealer, salesperson or other person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offer made by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to, or solicitation of, anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                          ----------------------------


                                TABLE OF CONTENTS

                                                                            Page
Prospectus Summary.........................................................
Risk Factors...............................................................
Use of Proceeds............................................................
Market Price for Common Stock..............................................
Dividend Policy............................................................
Dilution...................................................................
Capitalization.............................................................
Management's Discussion and Analysis
    or Plan of Operations..................................................
Industry Overview..........................................................
Business Development.......................................................
Business...................................................................
Management.................................................................
Certain Transactions.......................................................
Principal Stockholders.....................................................
Description of Securities..................................................
Shares Eligible for Future Sale............................................
Underwriting...............................................................
Legal Matters..............................................................
Experts....................................................................
Changes in Registrant's
    Certifying Accountants.................................................
Additional Information.....................................................
Index to Financial Statements..............................................


                              --------------------

Until __________, 1998 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities offered hereby, whether or not participating in the Offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                                1,000,000 UNITS


                                     [LOGO]

                                    BRIGHTON
                                  TECHNOLOGIES
                                  CORPORATION

                                     UNITS

                                   ----------
                                   PROSPECTUS
                                   ----------

                             ________________, 1998

                                     PART II

ITEM 24.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Restated Certificate of Incorporation includes provisions which limit the liability of its directors. As permitted by applicable provisions of the Delaware Law, directors will not be liable to the Company for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. This limitation does not affect liability for any breach of a director's duty to the Company or its stockholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the director believes to be contrary to the best interests of the Company or its stockholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his or her duty to the Company or its stockholders, or that show a reckless disregard for duty to the Company or its stockholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Company or its stockholders, or (iii) based on transactions between the Company and its directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of Delaware Law. This limitation of directors' liability also does not affect the available of equitable remedies, such as injunctive relief or rescission.

         The Company has been advised that it is the position of the Commission that insofar as the provision in the Company's Restated Certificate of Incorporation may be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.


ITEM 25.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses for the issuance and distribution of the Units registered hereby, other than underwriting commissions, fees and Representative's nonaccountable expense allowance are set forth in the following table:


ITEM                                                                             AMOUNT

SEC Registration Fee.......................................                   $6,556.38
NASD Filing Fee............................................                    2,231.21
Nasdaq SmallCap Market Filing Fee..........................                   10,000.00
Blue Sky Fees and Expenses.................................                   25,000.00
Transfer Agent Fees........................................                    2,500.00
Legal Fees.................................................                  200,000.00
Accounting Fees............................................                  220,000.00
Printing and Engraving Costs...............................                   70,000.00
Miscellaneous..............................................                   63,712.41
           Total...........................................                 $600,000.00
                                                                            ===========


ITEM 26.            RECENT SALES OF UNREGISTERED SECURITIES


           The following is information for all securities that the Company has sold within the past three years without registering the securities under the Securities Act (all share information reflect the 1 for 3 reverse stock split effective November 11, 1996, the 1 for

3 reverse stock split effective October 17, 1997 and the 1 for 3 reverse stock split authorized and approved by the Company's Board of Directors and stockholders on January 13, 1998 which will go into effect on January 26, 1998):

               1. On November 28, 1995, the Company issued an aggregate of 62,222 share of common stock to 24 investors. The offering was done as a private placement pursuant to Rule 505 of Regulation D.

               2. On November 30, 1995, the Company issued an aggregate of 5,556 shares of common stock to two investors, the offering was done pursuant to Rule 504 of Regulation D.

               3. On October 1, 1996, the Company issued an aggregate of 100,481 shares of common stock to eight investors. The offering was done pursuant to Rule 504 of Regulation D for a total offering price of $60,000.

               4. On October 22, 1996, the Company issued an aggregate of 944,444 shares of common stock to Mr. Kit Kung and 55,556 shares to Ms. Hong Yun in connection with the Reverse Acquisition. The shares were issued pursuant to
Section 4(2) of the Securities Act.

               5. On October 22, 1996, the Company issued an aggregate of 8,333 shares of common stock to a consultant for the Company in connection with the Reverse Acquisition. The Shares were issued pursuant to Section 4(2) of the Securities Act.

               6. On November 27, 1996, the Company issued an aggregate of 11,111 shares of common stock. The offering was done pursuant to Rule 504 of Regulation D for an aggregate offering price of $500,000.

               7. On March 5, 1997, the Company issued an aggregate of 3,141 shares of common stock to five consultants or employees of the Company for services rendered. The shares were issued pursuant to Section 4(2) of the Securities Act.

               8. From March 5 through April 28, 1997, the Company issued an aggregate of 8,002 shares of common stock to twelve investors for an aggregate purchase price of $352,948. The offering was done pursuant to Rule 504 of Regulation D.

               9. In July 1997, the Company issued 500 shares of common stock, with an aggregate value of $17,438 to a consultant for services rendered.

              10. On November 3, 1997, the Company issued 3,889 shares of common stock to a consultant for services to be rendered, of which 3,333 shares were issued pursuant to Rule 504 of the Securities Act and 556 shares were issued pursuant to Rule 701 of the Securities Act.

           The Company believes that the transactions described above were exempt from registration under Section 3(a)(9), 3(b) or 4(2) of the Securities Act because the Company was not subject to reporting under the Exchange Act and was not a development stage company, the aggregate amount of the subject securities was less than $1,000,000 and the subject securities were, respectively, either (i) issued pursuant to a compensatory benefit plan pursuant to Rule 701 under the Securities Act; or (ii) sold to a limited group of persons, each of whom was believed to have been a sophisticated investor or had a pre-existing business or personal relationship with the Company or its management and was purchasing for investment without a view to further distribution. Restrictive legends were placed on Stock Certificates evidencing the shares.

ITEM 27.            EXHIBITS

Exhibit
Number     Title
------     -----
1.1        Form of Underwriting Agreement
2.1        Acquisition Agreement with BIC, BECL, Kit Kung and Hung Yun* 3.1 Certificate of Incorporation as filed with the Delaware Secretary of State*
3.2        Certificate of Correction of Certificate of Incorporation, as filed with the Delaware Secretary of State on January 17, 1989*
3.3        Articles of Amendment to the Articles of Incorporation, as filed with the Delaware Secretary of State on November 1, 1995*
3.4        Certificate of Amendment to Certificate of Incorporation, as filed with the Delaware Secretary of State on October 31, 1996*
3.5        Certificate of Amendment to Certificate of Incorporation, as filed with the Delaware Secretary of State on October 10, 1997*
3.6        By-laws*
4.1        Form of Common Stock Certificate
4.2        Form of Representative's Warrant Agreement (including form of
           Representative's Warrants)
4.3        Form of Redeemable Warrant Agreement
5.1        Opinion of Loeb & Loeb, LLP
10.1       Lease Agreement (Allendale - The Company's and BIC's facilities)*
10.2       Lease Agreement (Hong Kong -- BECL's and its subsidiaries' facilities)*
10.3       Lease Agreement Summary (Beijing)*
10.4       Lease Agreement Summary (Beijing)*
10.5       Lease Agreement Summary (Shanghai)*
10.6       Lease Agreement Summary (Shenzhen)*
10.7       Lease Agreement Summary (Wuhan)*
10.8       Agreement with China National*
10.9       Agreement with AlliedSignal*
10.10      Agreement with Huazheng for establishment of Brighton-STAQ*
10.11      Form of Lock-Up Agreement
10.12      Lease Extension Summary (Shenzhen)
16.1       Letter of Tanner & Co., Independent Certified Accountants
16.2       Letter of Russo & Shapiro, Independent Certified Accountants
16.3       Letter of Francis S.L. Yan & Co., Independent Certified Accountants
21.1       Subsidiaries of Registrant*
23.1       Consent of BDO Seidman, LLP, Independent Certified Public Accountants
23.2       Consent of Russo & Shapiro, Independent Certified Public Accountants*
23.3       Consent of Francis S.L. Yan & Co., Independent Certified Public
           Accountants*
23.4       Consent of Loeb & Loeb, LLP (included in the opinion to be filed as
           Exhibit 5.1)
23.5       Consent of Zhong Xin Law Office
24.1       Power of Attorney (included on signature page)*
27.1       Financial Data Schedule

--------------------
* Previously filed.

ITEM 28. UNDERTAKINGS

  The undersigned Registrant hereby undertakes as follows:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events
which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

                          (iii) To include any material information with respect
to the plan of distribution not previously disclosed in the Registration Statement.

                  (2) To provide to the Underwriters at the closing specified in the Underwriting Agreement (filed herewith as Exhibit 1.1) certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                  (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 24, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  (4) For purposes of determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                  (5) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and the offering of such securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


           In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form SB-2 and authorized this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, in the City of Allendale, State of New Jersey, on the 16th day of January, 1998.



                                   BRIGHTON TECHNOLOGIES CORPORATION


                                   By:/s/ Kit Kung
                                      -----------------------------------------
                                      Kit Kung
                                      Chairman, President and Chief
                                      Executive Officer

                                POWER OF ATTORNEY



         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kit Kung, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Amendment No. 1 to this Registration Statement on Form SB-2 of Brighton Technologies Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the date stated.



Signature                                   Title                                                Date
---------                                   -----                                                ----
/s/ Kit Kung                                President, Chief Executive                  January 16, 1998
-------------------------------
Kit Kung                                    Officer and Chairman
                                            of the Board of Directors
                                            (Principal Executive Officer)


*                                           Chief Financial Officer                     January 16, 1998
-------------------------------
Robert N. Weingarten


*                                           Secretary and Chief                         January 16, 1998
-------------------------------
Warren Wang                                 Accounting Officer


*                                           Director                                    January 16, 1998
-------------------------------
Nils Ollquist


*                                           Director                                    January 16, 1998
-------------------------------
Hong Yun


*                                           Director                                    January 16, 1998
-------------------------------
Michael Muldavin
